4.1(d)** Amended and Restated Credit Agreement dated December 13, 2000 among the Registrant, Fleet Retail Financial Inc, and Bank of America, N.A. as agents and the lendors set forth therein.




                      AMENDED AND RESTATED CREDIT AGREEMENT

                                  $251,650,000

                                      Among

         WICKES INC. (formerly Wickes Lumber Company) (the "Borrower"), as Borrower

                       EACH OF THE FINANCIAL INSTITUTIONS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES
                  PURSUANT TO SECTION 11.6 HEREOF ("Lenders"),
                                   as Lenders

                            FLEET RETAIL FINANCE INC.
                      as Administrative Agent (the "Agent")

                               FLEET NATIONAL BANK
                                 as Issuing Bank

                                       and

               BANK OF AMERICA, N.A., (the "Documentation Agent")
                             as Documentation Agent




                          Dated as of December 13, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


ARTICLE 1...............................................................................................DEFINITIONS     1

         1.1      General Definitions.............................................................................1

         1.2      Accounting Terms and Determinations............................................................20

         1.3      Other Defined Terms............................................................................20


ARTICLE 2...........................................................................................REVOLVING LOANS     20

         2.1      Revolving Commitments..........................................................................20

         2.2      Borrowing of Revolving Loans...................................................................21

         2.3      Settlement of Lender Advances and Repayments...................................................23

         2.4      Periodic Settlement of Agent Advances and Repayments...........................................23

         2.5      Defaulting Lenders.............................................................................24

         2.6      Mandatory Payments; Reduction of Commitments...................................................25

         2.7      Maintenance of Loan Account; Statements of Account.............................................25

         2.8      Payment Procedures.............................................................................26

         2.9      Collection of Accounts.........................................................................26

         2.10     Application of Payments........................................................................26


ARTICLE 3.........................................................................................LETTERS OF CREDIT     27

         3.1      Issuance of Letters of Credit..................................................................27

         3.2      Terms of Letters of Credit.....................................................................28

         3.3      Revolving Lenders' Participation...............................................................28

         3.4      Notice of Issuance.............................................................................28

         3.5      Payment of Amounts Drawn Under Letters of Credit...............................................29

         3.6      Payment by Revolving Lenders...................................................................29

         3.7      Nature of Issuing Bank's Duties................................................................29

         3.8      Obligations Absolute...........................................................................30


ARTICLE 4............................................................................................The Term Loans     31

         4.1      Commitment to Make Term Loan...................................................................31
                  ----------------------------

         4.2      Term Notes.....................................................................................31
                  ----------

         4.3      Repayment of Term Loan.........................................................................31
                  ----------------------

         4.4      Mandatory Prepayments..........................................................................32
                  ---------------------

         4.5      Optional Prepayments of Term Loans.............................................................33


ARTICLE 5...............................................................................INTEREST, FEES AND EXPENSES     33

         5.1      Interest on Base Rate Loans....................................................................33

         5.2      Interest on Eurodollar Rate Loans..............................................................34

         5.3      Interest After Event of Default................................................................36

         5.4      Reimbursement of Expenses......................................................................36

         5.5      Unused Line Fee................................................................................36

         5.6      Letter of Credit Fees..........................................................................36

         5.7      Special Provisions Relating to Eurodollar Rate Loans...........................................37

         5.8      Indemnification in Certain Events..............................................................40

         5.9      Net Payments...................................................................................41

         5.10     Affected Lenders...............................................................................42

         5.11     Sharing of Payments............................................................................43

         5.12     Calculations...................................................................................43


ARTICLE 6......................................................................................CONDITIONS PRECEDENT     44

         6.1      Conditions Precedent to Effectiveness..........................................................44

         6.2      Conditions Precedent to Effectiveness and to Each Revolving Loan and Letter of Credit..........45


ARTICLE 7............................................................................REPRESENTATIONS AND WARRANTIES     46

         7.1      Organization and Qualification.................................................................46

         7.2      Authority......................................................................................46

         7.3      Enforceability.................................................................................46

         7.4      No Conflict....................................................................................46

         7.5      Consents and Filings...........................................................................47

         7.6      Financial Data.................................................................................47

         7.7      Subsidiaries...................................................................................47

         7.8      No Judgment or Litigation......................................................................47

         7.9      No Defaults....................................................................................48

         7.10     Labor Matters..................................................................................48

         7.11     Compliance with Law............................................................................48

         7.12     ERISA..........................................................................................48

         7.13     Compliance with Environmental Laws.............................................................49

         7.14     Intellectual Property..........................................................................49

         7.15     Licenses and Permits...........................................................................50

         7.16     Title to Property..............................................................................50

         7.17     Investment Company.............................................................................50

         7.18     Taxes and Tax Returns..........................................................................50

         7.19     Material Contracts.............................................................................51

         7.20     Affiliate Transactions.........................................................................51

         7.21     Accuracy and Completeness of Information.......................................................51

         7.22     Recording Taxes................................................................................52

         7.23     Solvency.......................................................................................52

         7.24     No Change......................................................................................52


ARTICLE 8.....................................................................................AFFIRMATIVE COVENANTS     52

         8.1      Financial Reporting............................................................................52

         8.2      Collateral Reporting...........................................................................54

         8.3      Notification Requirements......................................................................55

         8.4      Corporate Existence............................................................................57

         8.5      ERISA..........................................................................................58

         8.6      Environmental and Other Matters................................................................58

         8.7      Insurance; Casualty Loss.......................................................................58

         8.8      Taxes..........................................................................................59

         8.9      Compliance With Laws...........................................................................59

         8.10     Use of Proceeds................................................................................60

         8.11     Fiscal Year....................................................................................60

         8.12     Intellectual Property..........................................................................60

         8.13     Maintenance of Property........................................................................60

         8.14     Books and Records; Inspections; Field Audits...................................................60

         8.15     Further Assurances.............................................................................61

         8.16     Secured Interest Rate Agreements...............................................................61


ARTICLE 9........................................................................................NEGATIVE COVENANTS     62

         9.1      Unused Availability............................................................................62

         9.2      Minimum Consolidated Net Worth.................................................................62

         9.3      Capital Expenditures...........................................................................62

         9.4      Additional Indebtedness........................................................................63

         9.5      Liens..........................................................................................63

         9.6      Sale of Assets.................................................................................65

         9.7      Corporate Changes..............................................................................65

         9.8      Guaranties.....................................................................................65

         9.9      Restricted Payments............................................................................65

         9.10     Investments....................................................................................66

         9.11     Affiliate Transactions.........................................................................67

         9.12     Prohibited Transactions Under ERISA............................................................67

         9.13     Additional Bank Accounts.......................................................................68

         9.14     Excess Cash....................................................................................69

         9.15     Material Amendments of Material Contracts......................................................69

         9.16     Additional Negative Pledges....................................................................69

         9.17     Additional Subsidiaries; Acquisitions..........................................................69

         9.18     Hedging Transactions...........................................................................71

         9.19     Activities of Subsidiaries.....................................................................71


ARTICLE 10...........................................................................EVENTS OF DEFAULT AND REMEDIES     72

         10.1     Events of Default..............................................................................72

         10.2     Acceleration and Cash Collateralization........................................................73

         10.3     Rescission of Acceleration.....................................................................73

         10.4     Remedies.......................................................................................74

         10.5     Right of Setoff................................................................................74

         10.6     License for Use of Software and Other Intellectual Property....................................75

         10.7     Deficiencies; Remedies Cumulative..............................................................75


ARTICLE 11................................................................................................THE AGENT     75

         11.1     Appointment of Agent...........................................................................75

         11.2     Nature of Duties of Agent, Documentation Agent and Syndication Agent...........................75

         11.3     Lack of Reliance on Agent......................................................................76

         11.4     Certain Rights of the Agent....................................................................76

         11.5     Reliance by Agent..............................................................................76

         11.6     Indemnification of Agent.......................................................................77

         11.7     The Agent in its Individual Capacity...........................................................77

         11.8     Holders of Notes...............................................................................77

         11.9     Successor Agent................................................................................77

         11.10    Collateral Matters.............................................................................78

         11.11    Actions with Respect to Defaults...............................................................79

         11.12    Delivery of Information........................................................................79

         11.13    Syndication Agent..............................................................................80
                  -----------------

         11.14    No Liability for Interest Rate Agreements or Lumber Hedging Agreements.........................80


ARTICLE 12............................................................................................MISCELLANEOUS     80

         12.1     SUBMISSION TO JURISDICTION; WAIVERS............................................................80

         12.2     Designated Senior Debt.........................................................................81

         12.3     GOVERNING LAW..................................................................................81

         12.4     Delays; Partial Exercise of Remedies...........................................................81

         12.5     Notices........................................................................................81

         12.6     Assignability..................................................................................82

         12.7     Confidentiality................................................................................84

         12.8     Indemnification................................................................................85

         12.9     Entire Agreement; Successors and Assigns.......................................................85

         12.10    Amendments and Waivers.........................................................................85

         12.11    Nonliability of Agent and Lenders..............................................................86

         12.12    Independent Nature of Lenders' Rights..........................................................86

         12.13    Counterparts...................................................................................86

         12.14    Effectiveness..................................................................................87

         12.15    Severability...................................................................................87

         12.16    Headings Descriptive...........................................................................87

         12.17    Maximum Rate...................................................................................87

         12.18    JURY TRIAL.....................................................................................88


                          ANNEX, EXHIBITS AND SCHEDULES
                          -----------------------------

Annex I  Lenders and Commitment Amounts

Exhibit A         Form of Revolving Note
Exhibit B         Form of Term Note
Exhibit C         Form of Compliance Certificate
Exhibit D         Form of Borrowing Base Certificate
Exhibit E         Form of Collateral Access Agreement
Exhibit F         Form of Notice of Borrowing
Exhibit G         Form of Assignment and Assumption Agreement
Exhibit H         Form of Notice of Continuation
Exhibit I         Form of Notice of Conversion
Exhibit J         Authorized Officers
Exhibit K         Blocked Account Agreement
Exhibit L         Concentration Account Agreement

Schedule A        Closing Documents List
Schedule B        Disclosure Schedule

     THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement") is entered into as of December 13, 2000 among WICKES INC. (formerly Wickes Lumber Company), a Delaware corporation (and any permitted successor or assign, the "Borrower"), and each of those financial institutions identified as Lenders on Annex I hereto (together with each of their successors and assigns, referred to individually as a "Lender" and collectively as the "Lenders"), FLEET RETAIL FINANCE INC., acting as agent for the Lenders in the manner and to the extent described in Article 11 hereof (in such capacity, the "Agent"), BANK OF AMERICA, N.A. (f/k/a Nationsbank, N.A.), as Documentation Agent (the "Documentation Agent"), and FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), as issuer of letters of credit (in such capacity, the "Issuing Bank").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, on February 19, 1999, the Borrower, the Lenders, BankBoston, N.A., as Agent and Issuing Bank, BancBoston Robertson Stephens, Inc. and the Documentation Agent entered into a certain Credit Agreement (as amended and in effect, the "Existing Agreement"), pursuant to which, among other things, the Lenders agreed to make Revolving Loans to the Borrower and the Issuing Bank agreed to issue Letters of Credit for the account of the Borrower; and

     WHEREAS, Fleet Retail Finance Inc. is the successor to BankBoston, N.A., as Agent; and

     WHEREAS, the Borrower has requested that the Agent, the Documentation Agent, the Lenders, and the Issuing Bank amend the Existing Agreement in certain respects in order, among other things, to provide a term loan to the Borrower and the Agent, the Documentation Agent, the Lenders, and the Issuing Bank are willing to do so on the terms set forth herein; and

     WHEREAS, the parties hereto desire to amend and restate the Existing Agreement in its entirety.

     NOW,  THEREFORE,   the  Borrower,   the  Lenders,  the  Issuing  Bank,  the
Documentation Agent, and the Agent hereby agree as follows:

ARTICLE 1. DEFINITIONS
----------------------

     1.1 General Definitions.

     As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

     Accounts shall mean "Accounts" as defined in the Security Agreement.
     --------

     Acquisition  shall mean (a) the acquisition of all or substantially  all of
     -----------
the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person or
(c) a merger or consolidation or any other combination with another Person.

     Adjusted  Eurodollar  Rate shall mean, with respect to each Interest Period
     --------------------------
for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

     Adjusted Interest Expense shall mean Interest Expense,  excluding  interest
     -------------------------
which is paid in kind or is otherwise not paid or payable in cash.

     Affiliate shall mean, with respect to any Person, any Person which directly
     ---------
or indirectly controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person or any Person who is a director or officer of such Person or any Subsidiary of such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group. Notwithstanding the foregoing, neither the Agent, the Issuing Bank, nor any Lender shall be deemed to be an Affiliate of the Borrower by reason of the relationship created by the Credit Documents.

     Affiliate Transaction shall have the meaning given to such term in Section
     ---------------------
9.11 hereof.

     Agent shall mean FRF as provided in the  preamble to this Credit  Agreement
     -----
or any successor to FRF.

     Agent Advance shall mean a Revolving Loan made by the Agent to the Borrower
     -------------
pursuant to Section 2.2 hereof.

     Agent's Fee Letter shall mean that certain  letter dated  December 29, 1998
     ------------------
between BankBoston, N.A. and the Borrower providing for the payment of certain fees in connection with the Existing Agreement, as the Existing Credit Agreement has been amended by, and in connection with, this Credit Agreement.

     Amendment Fee Letter shall mean that certain letter dated November 13, 2000
     --------------------
between the Agent and the Borrower providing for the payment of certain fees in connection with the amendment and restatement of the Existing Agreement.

     Applicable  Lending  Office shall mean,  with respect to each Lender,  such
     ---------------------------
Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan, and such Lender's Domestic Lending Office in the case of a Base Rate Loan.

     Asset  Sale  shall  mean any sale,  lease,  conveyance,  transfer  or other
     -----------
disposition by the Borrower or or any of its Subsidiaries (including by way of merger, consolidation or a sale-leaseback transaction) in any transaction, or group of transactions that are part of a common plan, of any assets (other than sales and other dispositions permitted pursuant to Section 9.6 hereof).

     Assignment and Assumption Agreement shall mean an assignment and assumption
     -----------------------------------
agreement entered into by an assigning Lender and an assignee Lender, and accepted by the Agent, in accordance with Section 12.6, substantially in the form of Exhibit G.

     Auditors  shall mean a  nationally-recognized  firm of  independent  public
     --------
accountants selected by the Borrower and satisfactory to the Agent in its sole discretion. For purposes of this Credit Agreement, the Borrower's current firm of independent public accountants, Deloitte & Touche, LLP, shall be deemed to be satisfactory to the Agent.

     Base Rate shall mean the higher of (a) the rate which Fleet  announces from
     ---------
time to time at its head office in Boston, Massachusetts, as its "base rate", and (b) one-half of one percent (0.50%) above the Federal Funds Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Fleet and each of the Lenders may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

     Base Rate Loan shall mean a Revolving  Loan that bears interest as provided
     --------------
in Section 5.1 or a Term Loan that bears interest as provided in Section 5.7(c) hereof.

     Base Rate Spread  shall have the meaning  given to such term in Section 5.1
     ----------------
hereof.

     Benefit  Plan shall mean a defined  benefit plan as defined in Section 3(3)
     -------------
of ERISA (other than a Multiemployer Plan) for which the Borrower, any Subsidiary or any ERISA Affiliate is, or within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

     Blocked  Account  shall have the meaning  given to such term in Section 2.9
     ----------------
hereof.

     Blocked Account Agreement shall have the meaning given to such term in
     -------------------------
Section 2.9 hereof.

     Blocked  Account Bank shall have the meaning  given to such term in Section
     ---------------------
2.9 hereof.

     Borrower shall mean Wickes Inc., a Delaware  corporation  and any permitted
     --------
successor or assign.

     Borrowing shall mean a borrowing of Loans of the same Type on the same day.
     ---------

     Borrowing  Base shall have the  meaning  given to such term in Section  2.1
     ---------------
hereof.

     Borrowing  Base  Certificate  shall have the meaning  given to such term in
     ----------------------------
Section 8.2 hereof.

     Business Day shall mean any day on which  banking  institutions  in Boston,
     ------------
Massachusetts and Chicago, Illinois, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Capital  Expenditures  shall  mean,  for  any  period,  the  sum of (a) all
     ---------------------
expenditures   capitalized  for  financial   statement  purposes  plus,  without
                                                                  -----
duplication, (b) the entire principal amount of any debt (including obligations under capitalized leases) assumed or incurred in connection with any such expenditures; provided that "Capital Expenditures" shall in no event include any
              -------------
portion of the purchase price paid in connection with the acquisition of any Person (including through the purchase of a majority of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant or equipment. Notwithstanding the foregoing, "Capital Expenditures" shall not include insurance proceeds from a Casualty Loss applied to the repair or replacement of the property affected by such Casualty Loss.

     Cash Equivalents shall mean any of the following,  so long as the Agent has
     ----------------
a perfected security interest therein: (i) securities issued, guarantied or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $200,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Corporation and at least P-1 or the equivalent by Moody's Investors Services, Inc.; (iii) reverse repurchase agreements with terms of not more than seven (7) days from the date acquired, for securities of the type described in (i) above and entered into only with commercial banks having the qualifications described in (ii) above; (iv) commercial paper, other than commercial paper issued by the Borrower or any of its Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through
(iv) above.

     Casualty  Loss shall  have the  meaning  given to such term in Section  8.7
     --------------
hereof.

     Change of Control shall mean the occurrence of one or more of the following
     -----------------
events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or group of related Persons (a "Group") for purposes of
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with any Affiliates thereof, other than pursuant to a transaction the sole purpose and effect of which is to change the Borrower's jurisdiction of incorporation to another state within the United States; (ii) the approval by the holders of capital stock of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower; or (iii) the acquisition in one or more transactions of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any Person or Group (other than Riverside Group, Inc. or its Affiliates (collectively, "Riverside")) of any securities of the Borrower such that, as a result of such acquisition, such Person or Group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least thirty percent (30%) of the Borrower's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors or other equivalent governing body thereof, unless at such times Riverside beneficially owns an amount of voting securities greater than the amount so held by such Person or Group.

     Closing Date shall mean December 13, 2000.
     ------------

     Closing  Documents  List shall mean the  Closing  Documents  List  attached
     ------------------------
hereto as Schedule A.

     Code shall have the meaning given to such term in Section 1.3.
     ----

     Collateral  shall mean any and all assets and rights and interests in or to
     ----------
property  of the  Borrower  pledged  from  time  to  time  as  security  for the
Obligations whether now owned or hereafter acquired, including, without limitation, all of the Accounts, Inventory, and Intangibles of the Borrower and Real Estate owned by (but not leased to) the Borrower.

     Collateral  Access  Agreements shall mean any landlord  waivers,  mortgagee
     ------------------------------
waivers, bailee letters or any similar acknowledgment agreements of any warehouseman or processor in possession of Inventory, in each case similar in substance to Exhibit E, or as otherwise required by the Agent or the Majority Lenders.

     Collateral  Documents  shall  mean all  contracts,  instruments  and  other
     ---------------------
documents now or hereafter executed and delivered in connection with this Credit Agreement, pursuant to which mortgages, liens and/or security interests are granted to the Agent in the Collateral for the benefit of the Lenders and the Issuing Bank.

     Collections shall mean all cash, funds, checks, notes,  instruments and any
     -----------
other form of remittance tendered by account debtors in payment of Accounts.

     Commitment  of any  Lender  shall  mean  the  aggregate  of  such  Lender's
     ----------
Revolving Commitment and Term Loan Commitment.

     Commitment  Percentage of any Lender shall mean at any time the  percentage
     ----------------------
obtained by dividing its Commitment at such time by the Total Commitments at such time.

     Concentration  Account  Agreement shall have the meaning given to such term
     ---------------------------------
in Section 2.9 hereof.

     Consolidated  Entity shall mean the  Borrower and each of its  Subsidiaries
     --------------------
which would be consolidated with the Borrower for purposes of financial reporting.

     Consolidated  Net Income  shall mean for any  period the  consolidated  net
     ------------------------
income of the Consolidated Entity for such period.

     Consolidated Net Worth shall mean the excess of the consolidated  assets of
     ----------------------
the Consolidated Entity over the consolidated liabilities of the Consolidated Entity, minus any non-cash gains included in the calculation of Consolidated Net
        -----
Income in any fiscal year beginning with the fiscal year ending December 30, 2000, plus any non-cash losses included in the calculation of Consolidated Net
      ----
Income in any fiscal year beginning with the fiscal year ending December 30, 2000.

     Contingency  Account  shall have the meaning  given to such term in Section
     -------------------
9.13 hereof.

     Contingent  Obligation  of any Person  shall  mean any  direct or  indirect
     ----------------------
guaranty or other contractual obligation, contingent or otherwise, of such Person with respect to any Indebtedness or other obligation or liability of another, including any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including any contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

     Covered Taxes shall have the meaning  given to such term in Section  5.9(a)
     -------------
hereof.

     Credit  Agreement  shall  mean this  credit  agreement,  as the same may be
     -----------------
modified, amended, extended, restated or supplemented from time to time.

     Credit  Documents  shall mean,  collectively,  this Credit  Agreement,  the
     -----------------
Revolving Notes, the Term Notes, the Letters of Credit, each of the Collateral Documents and all other documents, agreements, instruments, opinions and certificates, now or hereafter executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

     Credit Parties shall mean, collectively, the Borrower and any other parties
     --------------
(other than the  Lenders,  the Agent,  the  Documentation  Agent and the Issuing
Bank) to the Credit Documents (other than the Collateral Access Agreements, the Blocked Account Agreements and the opinions).

     Default shall mean an event,  condition or default which with the giving of
     -------
notice,  the  passage of time or both would be an Event of  Default.

     Defaulting  Lender shall have the meaning given to such term in Section 2.5
     ------------------
hereof.

     Disbursement  Account  shall have the meaning given to such term in Section
     ---------------------
2.2(c) hereof.

     Disbursement  Account  Bank  shall have the  meaning  given to such term in
     ---------------------------
Section 2.2(c) hereof.

     Documentation  Agent shall mean Bank of America,  N.A.,  as provided in the
     --------------------
preamble to this Credit Agreement.

     DOL shall  mean the United  States  Department  of Labor and any  successor
     ---
department or agency.

     Dollars and the sign $ shall each mean freely  transferable lawful money of
     -------              -
the United States.

     Domestic Lending Office shall mean, with respect to any Lender,  the office
     -----------------------
of such Lender specified as its "Domestic Lending office" opposite its name on Annex I hereto, as such annex may be amended from time to time.

     EBITDA shall mean, in any fiscal period, the Consolidated Net Income (other
     ------
than extraordinary items of the Consolidated Entity for such period), (i) plus the amount of all Interest Expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles for such period, (ii) plus losses and minus gains (to the extent not duplicative) attributable to any fixed asset sales occurring during such period, (iii) plus all non-recurring and extraordinary expenses of the Consolidated Entity occurring during such period as reasonably determined by the Agent, and (iv) plus or minus (as the case may be) any other non-cash charges which have been subtracted or added, as the case may be, in calculating Consolidated Net Income for such period.

     Eligible Accounts Receivable shall mean Accounts of the Borrower payable in
     ----------------------------
Dollars and deemed by the Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, claims, credits, charges, or other allowances and by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Credit Agreement. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

     (a)  the Account arises out of a sale made by the Borrower to an Affiliate;
          or

     (b) the Account is unpaid more than thirty (30) days after the original payment due date; provided, however, that the aggregate amount of all
                            ---------  --------
          invoices providing for payment in the second or third month following the month of purchases relating to such invoices that may constitute Eligible Accounts Receivable shall not exceed twenty percent (20%) of total Eligible Accounts Receivable at any one time; provided, further,
                                                              --------- --------
          that any Account that is unpaid more than one hundred twenty (120) days following the date of purchase shall in no event be an Eligible Accounts Receivable; or

     (c) the Account is owing by an account debtor (or any Affiliate thereof) with respect to which twenty percent (20%) or more, in face amount, of all Accounts from such account debtor (or any Affiliate thereof) are unpaid more than sixty (60) days past the original payment due date; or

     (d) (i) the account debtor is also a creditor of the Borrower, (ii) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to the Borrower, which has not been resolved or (iii) the Account otherwise is or may become subject to any right of setoff by the account debtor; provided, that any Account
                                                      ---------
          deemed ineligible pursuant to this clause (d) shall only be ineligible to the extent of the amount owed by the Borrower to the account debtor, the amount of such dispute or claim, or the amount of such setoff, as applicable; or

     (e) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction over the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or the account debtor has filed a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up, or shall authorize or commence any action or proceeding for dissolution, winding-up or liquidation, or the account debtor has failed, suspended business, declared itself to be insolvent, is generally not paying its debts as they become due or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, unless the payment of Accounts from such account debtor is secured in a manner satisfactory to the Agent or, if the Account from such account debtor arises subsequent to a decree or order for relief with respect to such account debtor under the federal bankruptcy laws, as now or hereafter in effect, the Agent shall have determined that the timely payment and collection of such Account will not be impaired; or

     (f) the sale is to an account debtor outside of the continental United States or Canada (other than the Province of Quebec), unless the account debtor thereon has supplied the Borrower with an irrevocable letter of credit in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent and which has been duly transferred to the Agent (together with sufficient documentation to permit direct draws by the Agent); or

     (g) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

     (h) the Agent determines in its Permitted Discretion that collection of such Account is uncertain or that such Account may not be paid by reason of the account debtor's financial inability to pay; or

     (i) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C.ss. 3727 et seq.); or

     (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

     (k) the Account does not comply with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended; or

     (l) the Agent does not have a valid and perfected first priority security interest in such Account or the Account does not otherwise conform to the representations and warranties contained in the Credit Agreement or the other Credit Documents; or

     (m) the Account is subject to any security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

     (n) a portion of such Account is subject to any retainage or similar amount that the account debtor may hold back or retain pending approval of the Borrower's performance or any other contingency, but solely to the extent of such portion; or

     (o) a portion of such Account consists of finance or delinquency charges, but solely to the extent of such portion; or

     (p) the Account is subject to any reserve established by the Borrower, but solely to the extent of such reserve.

     Eligible  Inventory  shall mean items of Inventory of the Borrower held for
     -------------------
sale in the ordinary course (but not packing or shipping materials or maintenance supplies) deemed by the Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the amount of such Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrower's current and historical accounting practice or as otherwise acceptable to the Agent. Unless otherwise approved in writing by the Agent, Inventory shall not be deemed Eligible Inventory if:

     (a) it is not owned solely by the Borrower or the Borrower does not have good, valid and marketable title thereto; or

     (b) it is not located on property owned or leased by the Borrower or in a contract warehouse or other third party location, subject in each case to a Collateral Access Agreement executed by the lessor, the contract warehouseman or the other third party, as the case may be (together with any related filings or notices required by the Agent), and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

     (c) it is not subject to a perfected first priority Lien in favor of the Agent, except for Liens for unpaid rent or normal and customary warehousing and common carrier charges not more than thirty (30) days past due; or

     (d) it is not located in the continental United States or Canada (other than Quebec); or

     (e) it is goods returned or rejected by the Borrower's customers or goods in transit to third parties (other than to warehouse sites covered by Collateral Access Agreements); or

     (f) it is work in process to the extent that such work in process at any time exceeds $2,000,000; or

     (g) it is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Credit Documents; or

     (h)  it is held by the Borrower on consignment; or

     (i)  it  consists  of tools  or other  property  held for  rental  to other
          Persons.

     Eligible  Real Estate  shall mean Real Estate  owned by (but not leased to)
     ---------------------
the Borrower in fee simple title, but only to the extent that with respect to any specific parcel of Real Estate:

     (a) Mortgages are filed with respect to such parcel of Real Estate, the Agent's mortgage and security interests in such parcel of Real Estate have been perfected and the Agent has a perfected first-priority lien in such parcel of Real Estate for the benefit of the Lenders; and

     (b) Such parcel of Real Estate has been appraised by a third party appraiser acceptable to the Agent and title insurance, environmental studies, and other real estate requirements, as reasonably determined by the Agent, have been satisfied, including, but not limited to, those items required by FIRREA; and

     (c) The Borrower is in compliance with the representations, warranties and covenants set forth in the Mortgage relating to such parcel of Real Estate, unless the Agent, in its discretion, otherwise determines to waive this requirement in the determination of Eligible Real Estate; and

     (d) The fair market value of such parcel of Real Estate is greater than or equal to $750,000.00, provided that parcels of Real Estate (i) individually having a Fair Market Value less than $750,000.00 but greater than $500,000.00, and (ii) having an aggregate loan value (determined using 60% of such Fair Market Value) not to exceed $7,000,000.00, and (iii) which meet all of the other criteria for Eligible Real Estate shall be deemed Eligible Real Estate.

     Equipment  shall have the meaning  provided in the Code as in effect on the
     ---------
date hereof.

     ERISA shall mean the Employee  Retirement  Income  Security Act of 1974, as
     -----
amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder and published and generally applicable rulings entitled to precedential effect.

     ERISA  Affiliate  shall mean any entity required at any relevant time to be
     ----------------
aggregated with the Borrower or any Subsidiary under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

     Eurodollar  Business Day shall mean any  Business  Day on which  commercial
     ------------------------
banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar  Lending  Office  shall mean,  with  respect to any Lender,  the
     ---------------------------
office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Annex I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

     Eurodollar  Rate shall mean,  with respect to the Interest  Period for each
     ----------------
Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the Eurodollar market by Fleet for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. Boston time two (2) Eurodollar Business Days prior to the commencement of such Interest Period.

     Eurodollar  Rate Loan shall mean a Revolving Loan or a Term Loan that bears
     ---------------------
interest as provided in Section 5.2 hereof.

     Eurodollar Rate Spread shall have the meaning given to such term in Section
     ----------------------
5.2 hereof.

     Event(s) of Default  shall have the meaning  provided  for in Article 10 of
     -------------------
this Credit Agreement.

     Existing  Advances shall mean the loans,  investments and advances  between
     ------------------
the Borrower and its Subsidiaries in existence as of the Closing Date and described on Schedule B hereto.

     Existing Agreement shall have the meaning provided in the recitals hereto.
     ------------------

     Expenses  shall mean all  present  and future  expenses  incurred  by or on
     --------
behalf of the Agent and the Syndication Agent in connection with the Existing Agreement, the Credit Agreement, any other Credit Document or otherwise related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, the fees and expenses of attorneys (including the allocated cost of internal counsel) and paralegals, all costs and expenses incurred by the Agent in opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (whether pursuant to the automated clearing house or otherwise), and any charges imposed on the Agent due to insufficient funds of deposited checks and the Agent's standard fee relating thereto, collateral examination fees and expenses, fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Agent, fees and expenses incurred by the Agent and the Syndication Agent in connection with the assignments of or sales of participations in the Loans, fees and taxes relative to the filing of financing statements, costs of preparing and recording Collateral Documents, all expenses, costs and fees set forth in Article 5 of this Credit Agreement, all other fees and expenses required to be paid pursuant to the Agent's Fee Letter, the Amendment Fee Letter, and all fees and expenses incurred in connection with releasing Collateral and the amendment, enforcement or termination of any of the Credit Documents.

     Expiration Date shall mean June 30, 2005.
     ---------------

     FRF shall mean Fleet Retail Finance Inc., a Delaware corporation.
     ---

     Fair Market  Value  means,  as to any parcel of Real  Estate,  the price at
     ------------------
which a willing seller would sell and a willing buyer would buy such Real Estate in an arm's-length transaction, having reference to all relevant factors including but not limited to prices paid for comparable properties, cash flow, earnings, and prospects for future earnings and cash flow, as determined in accordance with an appraisal acceptable to the Agent, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months.

     Fairness  Conditions  shall have the meaning  given to such term in Section
     --------------------
9.11 hereof.

     Federal Funds Rate shall mean, for any period, a fluctuating  interest rate
     ------------------
per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

     Fees shall mean,  collectively,  the Unused Line Fee,  the Letter of Credit
     ----
Fees, the Issuing Bank Fees, fees charged from time to time by Fleet for maintaining the Fleet Account and other accounts for the Borrower, and the other fees provided for in the Agent's Fee Letter, the Amendment Fee Letter or otherwise payable to the Agent, the Syndication Agent, the Issuing Bank or the Lenders.

     Financial  Statements  shall  mean the  consolidated  (and,  if  requested,
     ---------------------
consolidating) balance sheets, statements of operations, statements of cash flows and statements of changes in stockholders' equity/deficit of the Borrower for the period specified.

     Fleet shall mean Fleet National  Bank, a bank  organized  under the laws of
     -----
the United States of America.

     Fleet  Account  shall have the  meaning  given to such term in Section  2.9
     --------------
hereof.

     Foreign  Lender  shall  mean  any  Lender  organized  under  the  laws of a
     ---------------
jurisdiction outside of the United States.

     Funding  Bank shall  have the  meaning  given to such term in  Section  5.8
     -------------
hereof.

     GAAP shall mean  generally  accepted  accounting  principles  in the United
     ----
States as in effect from time to time.

     GLC  shall  mean  GLC  Division,   Inc.,  a  Delaware   corporation  and  a
     ---
wholly-owned Subsidiary of the Borrower.


     Governing  Documents  shall mean,  as to any  Person,  the  certificate  or
     --------------------
articles of incorporation and by-laws or other organizational or governing documents of such Person.

     Governmental  Authority  shall mean any nation or government,  any state or
     -----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     Highest  Lawful  Rate  shall  mean,  at any  given  time  during  which any
     ---------------------
obligations shall be outstanding hereunder, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Credit Agreement, under the laws of the Commonwealth of Massachusetts (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

     Indebtedness  shall mean, with respect to any Person,  (a) all indebtedness
     ------------
of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of letters of credit, banker's acceptances or similar obligations issued or created for the account of such Person, (d) liabilities arising under Interest Rate Agreements and Lumber Hedging Agreements of such Person, (e) all Contingent Obligations of such Person and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     Indenture shall mean the Indenture with respect to the Senior  Subordinated
     ---------
Notes, dated as of October 15, 1993, between the Borrower and Marine Midland Bank, N.A., as trustee, as amended, supplemented or otherwise modified from time to time with the prior written consent of the Majority Lenders.

     Initial Closing Date shall mean February 19, 1999.
     --------------------

     Intangibles shall mean "Intangibles" as defined in the Security Agreement.
     -----------

     Interest  Coverage Ratio shall mean, with respect to any period,  the ratio
     ------------------------
of EBITDA for such period to Adjusted Interest Expense of the Consolidated Entity for such period.

     Interest  Expense  shall mean,  with respect to any Person,  the  aggregate
     -----------------
consolidated interest expense of such Person in respect of Indebtedness determined on a consolidated basis, including, without limitation, amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligations.

     Interest  Period  shall  mean  for any  Eurodollar  Rate  Loan  the  period
     ----------------
commencing on the date of such Borrowing and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or, with respect to the Term Loans only, twelve months, in each case as the Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; provided, however, that the Borrower may not select any
                      ---------  --------
Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last
                           --------
day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     Interest Rate Agreement shall mean any interest rate protection  agreement,
     -----------------------
interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower or any Subsidiary is a party or beneficiary.

     Internal  Revenue  Code shall mean the Internal  Revenue  Code of 1986,  as
     -----------------------
amended from time to time, and any successor statute thereto and all final or temporary rules and regulations promulgated thereunder and published, generally applicable rulings entitled to precedential effect to the extent such rules, regulations or rulings are effective and applicable hereto.

     Internal  Revenue  Service  or IRS shall mean the  United  States  Internal
     ----------------------------------
Revenue Service and any successor agency.

     Inventory  shall mean  "Inventory"  as defined in the  Security  Agreement.
     ---------

     Investment  shall mean all expenditures  made and all liabilities  incurred
     ----------
(contingently or otherwise) for or in connection with the acquisition of stock (or other equity interests) or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness) of obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guarantied and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (iv) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

     Issuing Bank shall mean Fleet or any Lender that is acceptable to the Agent
     ------------
which has agreed to issue a Letter of Credit for the account of the Borrower under this Credit Agreement.

     Issuing Bank Fees shall have the meaning  given to such term in Section 5.6
     -----------------
hereof.

     Lender and  Lenders  shall have the  respective  meanings  provided  in the
     ------      -------
preamble to this Credit Agreement and shall include Revolving Lenders and Term Lenders.

     Lender Advance shall mean a Revolving Loan made by the Revolving Lenders to
     --------------
the Borrower pursuant to Section 2.2 hereof.

     Letter of Credit Fee Percentage shall have the meaning given to such
     -------------------------------
term in Section 5.6 hereof.

     Letter of Credit  Fees  shall  mean the fees  payable  to the Agent for the
     ----------------------
benefit of the Agent and the Revolving Lenders by the Borrower under and pursuant to Section 5.6 hereof.

     Letter of Credit  Obligations  shall mean, at any time,  the sum of (i) the
     -----------------------------
aggregate undrawn amount of all Letters of Credit outstanding at such time, plus
                                                                            ----
(ii) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed, plus (iii) the aggregate
                                                      ----
amount of all payments made by each Revolving Lender to the Issuing Bank with respect to such Revolving Lender's participation in Letters of Credit as provided in Section 3.3 hereof for which the Borrower has not at such time reimbursed the Revolving Lenders, whether by way of a Revolving Loan or otherwise.

     Letter of  Credit  Request  shall  have the  meaning  given to such term in
     --------------------------
Section 3.4 hereof.

     Letters of Credit shall mean all letters of credit (whether  documentary or
     -----------------
stand-by and whether for the purchase of inventory, equipment or otherwise) issued for the account of the Borrower pursuant to Article 3 hereof and all amendments, renewals, extensions or replacements thereof.

     Lien(s) shall mean any lien, claim, charge, pledge, security interest, deed
     -------
of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing or other preferential arrangement of any other kind and shall include the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     Loan  Account  shall have the  meaning  given to such term in  Section  2.7
     -------------
hereof.

     Loans shall mean, collectively, the Revolving Loans and the Term Loans.
     -----

     LTC shall mean Lumber  Trademark  Company,  an Illinois  corporation  and a
     ---
wholly-owned Subsidiary of the Borrower.

     LTC  Sublicense  Agreement  shall mean that  certain  Amended and  Restated
     --------------------------
Trademark Sublicense Agreement, dated as of March 18, 1994, between the Borrower and LTC, together with the replacement license agreement referred to on Schedule
                                                                        --------
B, in each  case as such  agreement  may be  amended  from time to time with the
-
consent of the Agent.

     Lumber Hedging Account shall mean an account maintained by the Borrower and
     ----------------------
approved by the Agent at an appropriate financial institution in connection with the purchase by the Borrower of Lumber Hedging Agreements.

     Lumber Hedging  Agreement shall mean any lumber futures contract or similar
     -------------------------
agreement or arrangement entered into by the Borrower as traded on the Chicago Mercantile Exchange or any comparable exchanges, designed to protect the Borrower against fluctuations in the price of lumber actually used in the ordinary course of the Borrower's business.

     Maintenance Capital Expenditures shall mean, for any period, the sum of all
     --------------------------------
Capital Expenditures made by the Borrower for (i) the maintenance and repair of any property, facilities or equipment and (ii) the replacement of any obsolete property, facilities or equipment.

     Majority  Lenders shall mean,  at any time,  those Lenders (i) then owed or
     -----------------
holding in the aggregate at least fifty-one  percent (51%) of the Commitments or
(ii) if the Commitments are terminated, those Lenders then owed or holding in the aggregate at least fifty-one percent (51%) of the outstanding principal amount of the Loans (or if the Revolving Commitments are terminated and no Revolving Loans are outstanding, those Lenders then holding at least fifty-one percent (51%) of the aggregate participation interests in Letters of Credit then outstanding and (B) fifty-one percent (51%) of the outstanding principal amount of the Term Loans).

     Material  Adverse  Effect shall mean a material  adverse  effect on (i) the
     -------------------------
business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Credit Party, (ii) any Credit Party's ability to perform its obligations under the Credit Documents to which it is a party, or (iii) the rights and remedies of the Agent, the Issuing Bank or the Lenders under any Credit Document.

     Material Contract shall mean any contract  (including,  without limitation,
     -----------------
the Indenture, the LTC Sublicense Agreement or other arrangement (other than the Credit Documents), whether written or oral, to which the Borrower or any of the Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

     Mortgage(s)  means the  Mortgages,  Security  Agreements  and  Assignments,
     -----------
reasonably satisfactory in form and substance to the Agent between the Person owning the Real Estate encumbered thereby and the Agent for the benefit of the Lenders.

     Multiemployer Plan shall mean a "multiemployer  plan" as defined in Section
     ------------------
4001(a)(3)  of ERISA and (i) which is, or within the  immediately  preceding six
(6) years was, contributed to by the Borrower, any Subsidiary or any ERISA Affiliate or (ii) with respect to which the Borrower or any Subsidiary may incur any liability.

     Net Cash Proceeds shall mean, with respect to any sale or other disposition
     -----------------
of assets, the total cash proceeds received in connection therewith less all advisory fees, legal costs, closing costs, commissions and other out-of-pocket expenses reasonably incurred in connection therewith.

     Notes shall mean, collectively, the Revolving Notes and the Term Notes.
     -----

     Notice of  Borrowing  shall have the meaning  given to such term in Section
     --------------------
2.2 hereof.

     Notice of Continuation shall have the meaning given to such term in Section
     ----------------------
5.7(a) hereof.

     Notice of  Conversion  shall have the meaning given to such term in Section
     ---------------------
5.7(b) hereof.

     Obligations  shall mean the unpaid  principal of and interest on (including
     -----------
interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Loans, the Term Loans, any reimbursement obligation or indemnity of the Borrower on account of Letters of Credit (including obligations to Revolving Lenders as participants in the letter of credit exposure of the Issuing Bank under Section 3.3 hereof) or any accommodation extended with respect to applications for Letters of Credit, the Fees, the Expenses, any payment obligation of the Borrower to Fleet or any other Lender in connection with any Secured Interest Rate Agreement (whether such obligation arises under Section 8.16 hereof, the agreement governing such Secured Interest Rate Agreement or otherwise) and all other obligations and liabilities of the Borrower to the Agent, the Syndication Agent, the Issuing Bank or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, any other Credit Document and any other document made, delivered or given in connection herewith or therewith, and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now existing or
hereafter   incurred,   whether  on  account  of  principal,   interest,   fees,
indemnities, costs or expenses (including, without limitation, all fees and disbursements of counsel to the Agent, the Syndication Agent, the Issuing Bank or to the Lenders and all obligations incurred by the Agent or any of its Affiliates in connection with automated clearinghouse transfers) that are required to be paid by the Borrower to the Lenders, the Agent, the Syndication Agent or the Issuing Bank pursuant to the terms of the Credit Agreement or any of the other Credit Documents.

     Offer to Purchase  shall mean an offer by the  Borrower to purchase any and
     -----------------
all Senior Subordinated Notes on substantially the terms set forth in Attachment 1 to Schedule B.

     PBGC shall mean the Pension  Benefit  Guaranty  Corporation  and any Person
     ----
succeeding to the functions thereof.

     Permitted  Discretion  shall mean the Agent's  judgment  exercised  in good
     ---------------------
faith based upon its consideration of any factor which the Agent believes in good faith: (i) will or could materially adversely affect the value of any Collateral, the enforceability or priority of the Agent's Liens thereon or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Agent by any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower or any of its Subsidiaries or any of the Collateral, or (iv) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (i) the financial and business climate of the Borrower's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to the Accounts, (iii) changes in demand for, and pricing of, Inventory,
(iv) changes in any concentration of risk with respect to Accounts and Inventory, (v) changes in turnover statistics with respect to Inventory and/or Accounts, including actual versus historical and projected, and (vi) any other factors that change the credit risk of lending to the Borrower on the security of the Accounts and Inventory. The burden of establishing lack of good faith hereunder shall be on the Borrower.

     Person shall mean any individual, sole proprietorship, partnership, limited
     ------
liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

     Plan shall mean any employee benefit plan, program or arrangement,  whether
     ----
oral or written, maintained or contributed to by the Borrower or any Subsidiary, or with respect to which the Borrower or any Subsidiary may incur liability.

     Pledge Agreement shall mean that certain Pledge Agreement,  dated as of the
     ----------------
Initial Closing Date, pursuant to which the Borrower pledged to the Agent all of the issued and outstanding shares of capital stock of GLC, Wickes International Holding Corporation and LTC owned by the Borrower as security for the Obligations, as the same has been, or may be, amended, restated, supplemented or otherwise modified from time to time.

     Proportionate Share shall mean, with respect to any Revolving Lender, (i) a
     -------------------
fraction (expressed as a percentage), the numerator of which shall be the amount of such Revolving Lender's Revolving Commitment and the denominator of which shall be the Revolving Commitments of all Revolving Lenders or, (ii) if the Revolving Commitments are terminated, a fraction the numerator of which shall be the principal amount of such Revolving Lender's Revolving Loans outstanding and the denominator of which shall be the aggregate principal amount of all Revolving Loans of all Revolving Lenders then outstanding, or (iii) if the Revolving Commitments are terminated and no Revolving Loans are outstanding, a fraction the numerator of which shall be such Revolving Lender's aggregate participation interests, pursuant to Section 3.3, in the Letters of Credit then outstanding and the denominator of which shall be the Letter of Credit Obligations.

     Purchase  Money  Liens shall mean liens on any item of  Equipment  acquired
     ---------------
after the Initial  Closing Date,  provided that: (i) each such lien shall attach
                                  --------
only to the property to be acquired; (ii) a description is furnished to the Agent for any property so acquired, the purchase price of which is greater than $250,000; and (iii) the debt incurred in connection with such acquisitions shall not exceed the amount of the purchase price of such items of Equipment then being financed.

     Real Estate shall mean all real  property  owned or leased by the Borrower,
     -----------
together with all fixtures, improvements and other structures thereon.

     Reduced  Rate shall have the meaning  given to such term in Section  5.9(b)
     -------------
hereof, relating to backup withholding tax.

     Register  shall  have the  meaning  given to such term in  Section  12.6(e)
     --------
hereof.

     Regulation  D shall  mean  Regulation  D of the Board of  Governors  of the
     -------------
Federal Reserve System as from time to time in effect and any successor thereto.

     Reportable Event shall mean any of the events described in Section 4043
     ----------------
of ERISA and the regulations thereunder.

     Required  Available Amount means (a) $15,000,000 at any time the sum of the
     --------------------------
amount of Revolving Loans plus Letter of Credit Obligations is equal to or less than $160,000,000, and (b) $20,000,000 at any time the sum of the amount of Revolving Loans plus Letter of Credit Obligations is greater than $160,000,000.

     Requirement of Law shall mean, as to any Person, the Governing Documents of
     ------------------
such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     Retiree  Health Plan shall mean an "employee  welfare  benefit plan" within
     --------------------
the meaning of Section 3(l) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

     Revolving  Commitment"  shall mean, with respect to each Revolving  Lender,
     ---------------------
the commitment of such Revolving Lender hereunder set forth as its Revolving Commitment opposite its name on Annex I hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.6.

     "Revolving Lender" shall mean each Lender having a Revolving  Commitment as
     ------------------
set forth on Annex I hereto or in the Assignment and Acceptance by which it becomes a Lender.

     Revolving  Loans shall have the  meaning  given to such term in Section 2.1
     ----------------
hereof, any of which Revolving Loans may be a Eurodollar Rate Loan or a Base Rate Loan.

     Revolving Note shall mean a promissory note of the Borrower payable to
     --------------
the order of any Revolving Lender, in the form of Exhibit A, evidencing the aggregate Indebtedness of the Borrower to such Revolving Lender resulting from the Revolving Loans made by such Revolving Lender or acquired by such Revolving Lender pursuant to Section 12.6 hereof, as the same may from time to time be amended, restated, supplemented or otherwise modified.

     Security  Agreement  shall mean the Security  Agreement,  dated the Initial
     -------------------
Closing Date, between the Agent and the Borrower, as such agreement has been, or may be, amended, restated, supplemented or otherwise modified from time to time.

     Secured  Interest Rate Agreement  shall mean an Interest Rate Agreement (i)
     --------------------------------
between the Borrower and (A) any Lender or (B) any Affiliate of any Lender; provided, that, in the case of this clause (B), each Lender has agreed to indemnify its Affiliates from any losses incurred due to the failure of the Borrower to pay any amounts owed to such Affiliate in connection with such Interest Rate Agreement, and (ii) that, in the Permitted Discretion of the Agent, is intended to protect the Borrower from fluctuations in interest rates and is otherwise satisfactory to the Agent.

     Senior   Subordinated  Notes  shall  mean  the  Borrower's  11-5/8%  Senior
     ----------------------------
Subordinated Notes due 2003, issued pursuant to the Indenture, as amended, supplemented or otherwise modified from time to time as permitted hereby or with the prior written consent of the Majority Lenders.

     Settlement  Date shall have the  meaning  given to such term in Section 2.4
     ----------------
hereof.

     Subsidiary shall mean as to any Person, a corporation, partnership or other
     ----------
entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     Supplemental  Indenture shall have the meaning given such term in the Offer
     -----------------------
to Purchase.

     Syndication Agent shall mean Fleet Securities, Inc.
     -----------------

     Term  Loan  Commitment  shall  mean,  with  respect  to  each  Lender,  the
     ----------------------
commitment of such Lender hereunder set forth as its Term Loan Commitment opposite its name on Annex I hereto or as may subsequently be set forth in a register maintained by the Agent from time to time.

     Term Loan  Commitment  Percentage  shall mean at any time,  with respect to
     ---------------------------------
each Lender, the percentage obtained by dividing its Term Loan Commitment at such time by all Term Loan Commitments at such time.

     Term Lender  shall mean each Lender  having a Term Loan  Commitment  as set
     -----------
forth on Annex I hereto or in the Assignment and Acceptance by which it becomes a Lender.

     Term  Loans  shall  mean  all  loans at any  time  made by any Term  Lender
     -----------
pursuant to Section 4.1 hereof.

     Term Note shall mean a promissory note of the Borrower payable to the order
     ---------
of any Term Lender, in the form of Exhibit B, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender or acquired by such Lender pursuant to Section 12.6 hereof, as the same may from time to time be amended, restated, supplemented or otherwise modified.

     Termination  Event shall mean (i) a  Reportable  Event with  respect to any
     ------------------
Benefit Plan or Multiemployer Plan; (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan.

     Total Commitments shall mean the Commitments of all the Lenders.
     -----------------

     Type shall  mean,  in  reference  to a  Revolving  Loan or a Term Loan,  as
     ----
applicable, that it is a Eurodollar Rate Loan or a Base Rate Loan.

     Unused  Availability  shall mean, on any date, the Borrowing Base, less the
     --------------------
sum of (i) the Letter of Credit Obligations on such date and (ii) the aggregate outstanding principal balance of the Revolving Loans on such date.

     Unused  Line Fee shall have the  meaning  given to such term in Section 5.5
     ----------------
hereof.

     1.2 Accounting Terms and Determinations.

     Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with Sections 9.1, 9.2 and
9.3 hereof shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The
Financial Statements required to be delivered hereunder from and after the Effective Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section 8.1 demonstrating compliance with the covenants contained herein shall, at the election of the Borrower or upon the request of the Majority Lenders, include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

     1.3 Other Defined Terms.

         Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts (the "Code") shall have the meanings given them in the Code. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and references to Article, Section, Annex, Schedule, Exhibit and like references are references to this Credit Agreement unless otherwise specified.

ARTICLE 2. REVOLVING LOANS
--------------------------

     2.1 Revolving Commitments.

     Subject to the terms and conditions set forth in this Credit Agreement, on and after the Closing Date and to and excluding the Expiration Date, each Revolving Lender severally agrees to make loans and advances to the Borrower ("Revolving Loans") in an amount not to exceed at any time its Proportionate Share of the lesser of the Revolving Commitments of all Revolving Lenders and the Borrowing Base minus, in each case, the then outstanding Letter of Credit Obligations. "Borrowing Base" shall mean the sum of:

        (A)      eighty-five percent (85%) of Eligible Accounts Receivable, plus
                                                                            ----

        (B)      sixty percent (60%) of Eligible Inventory, minus
                                                            -----

        (C) the aggregate amount of reserves, if any, established by the Agent;

provided that until the earlier of payment in full of all obligations  under the
-------------
Indenture and the Senior Subordinated Notes or the amendment of the Indenture by the Supplemental Indenture, the sum of the outstanding principal balance of the Loans and the outstanding Letter of Credit Obligations shall not exceed the aggregate of (i) an amount equal to ninety-five percent (95%) of the net book value of the Borrower's Accounts and seventy-five percent (75%) of the net book value of the Borrower's Inventory, plus (ii) $10,000,000.00.

The Agent, in the exercise of its Permitted Discretion, may (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory, (ii) reduce the advance rates provided for in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Credit Agreement, and (iii) impose additional restrictions (or eliminate such additional restrictions) to the standards of eligibility set forth in the definitions of "Eligible Accounts Receivable" and "Eligible Inventory." The reserves against Eligible Accounts Receivable and Eligible Inventory will be adjusted monthly, or at more frequent intervals as determined by the Agent. Revolving Loans may be repaid and reborrowed. Without limiting the foregoing, the reserves established by the Agent as of the Closing Date are an environmental reserve and a sales tax reserve.

     2.2 Borrowing of Revolving Loans.

     It is contemplated that Revolving Loans will be made available to the Borrower by the Revolving Lenders ("Lender Advances") and, in the circumstances described in Section 2.2(b), from the Agent acting on behalf of the Revolving Lenders ("Agent Advances"). The Borrower hereby agrees to execute and deliver to each Revolving Lender a Revolving Note in the form of Exhibit A to evidence the Revolving Loans made to the Borrower by such Revolving Lender.

     (a)  Lender Advances of Revolving  Loans.  Subject to the  determination by
          ------------------------------------
          the Agent and the Revolving Lenders that the conditions for Borrowing contained in Section 6.2 are satisfied, upon notice from the Borrower to the Agent ("Notice of Borrowing"), Lender Advances of Revolving
          Loans shall be made to the extent of each Revolving Lender's Proportionate Share of the requested Borrowing; provided that in no event will any Revolving Lender be obligated to have Revolving Loans outstanding in excess of such Revolving Lender's Commitment less such Revolving Lender's Proportionate Share of outstanding Letter of Credit Obligations. The Notice of Borrowing shall specify whether the requested Borrowing is of Base Rate Loans or Eurodollar Rate Loans.

     (b)  Agent  Advances of Revolving  Loans.  The Agent is  authorized  by the
          ------------------------------------
          Revolving Lenders, but is not obligated, to make AgentAdvances consisting only of Base Rate Loans (i) upon a Notice of Borrowing received by the Agent, or (ii) upon advice received by the Agent on a Business Day from the Disbursement Account Bank of the face amount of checks drawn on the Disbursement Account, which have been or will be presented for payment on that day minus the amount of funds then
                                                -----
          available in the Disbursement Account,  pursuant to Section 2.2(c), or
          (iii) to fund the Borrower's wire transfer requirements. Agent Advances (together with all other Revolving Loans and all Letter of Credit Obligations outstanding) may not at any time exceed the amount available for borrowing under Section 2.1. Agent Advances shall be subject to periodic settlement, which shall be no less frequently than weekly, with the Revolving Lenders under Section 2.4. Agent Advances of Base Rate Loans may be made only in the following circumstances:

          (i) For administrative convenience, the Agent may, but is not obligated to, make Agent Advances in reliance upon the Borrower's actual or deemed representations under Section 6.2 that the conditions for borrowing are satisfied.

          (ii) If the conditions for borrowing under Section 6.2 cannot be fulfilled, the Borrower shall in its Notice of Borrowing or otherwise give immediate notice thereof to the Agent, with a copy to each of the Revolving Lenders, and the Agent may, but is not obligated to, continue to make Agent Advances for fifteen (15) Business Days from the date the Agent first receives such notice, or until sooner instructed by the Majority Lenders to cease; provided that the Agent provides the Revolving Lenders promptly
               --------
               with a copy of such Notice of Borrowing or other notice delivered by the Borrower to the Agent of the Borrower's failure to satisfy the conditions for borrowing under Section 6.2.

     (c)  Disbursement  of Revolving  Loans.  Revolving  Loans,  whether made as
          ----------------------------------
          Lender Advances or Agent Advances, subject to the terms and conditions of this Credit Agreement, will be made as follows:

          (i) The Borrower has informed the Agent that it has decided to open an account (the "Disbursement Account") with Fleet (the "Disbursement Account Bank") for the purpose of paying trade payables and other operating expenses. The Agent is authorized to transmit proceeds of Revolving Loans upon advice received by the Agent from the Disbursement Account Bank, as described in Section 2.2(b), directly to the Disbursement Account. In the absence of contrary instructions from the Borrower, such advice from the Disbursement Account Bank will be deemed a sufficient Notice of Borrowing for an Agent Advance of Base Rate Loans.

          (ii) It is contemplated that Revolving Loans be made available to fund the Borrower's Letter of Credit Obligations, as described in
               Section 3.5, and such Revolving Loans may be made available by the Agent directly to the Issuing Bank upon notice from the Issuing Bank of unfunded Letter of Credit Obligations.

          (iii)The Agent will make requested Revolving Loans available as instructed in a Notice of Borrowing, and in the absence of such instructions, shall transmit the proceeds of such requested Revolving Loans directly to the Disbursement Account.

     (d)  Notices of  Borrowing;  Minimum  Amounts.  Notice of Borrowing for (i)
          -----------------------------------------
          Lender Advances of Base Rate Loans shall be given not later than Noon Boston time on the same Business Day of the proposed Borrowing and
          (ii) Agent Advances of Base Rate Loans shall be given not later than 3:00 P.M. Boston time on the same Business Day of the proposed
          Borrowing. Notice of Borrowing for Eurodollar Rate Loans shall be given not later than 5:00 P.M. Boston time on the third Business Day prior to the proposed Borrowing.

          (i) Notices of Borrowing may be given under this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed in writing substantially in the form of Exhibit F. Once given, a Notice of Borrowing is irrevocable by and binding on the Borrower.

          (ii) The Borrower shall specify in each Notice of Borrowing whether the conditions for the requested Borrowing are satisfied and whether the requested Borrowing is of Base Rate Loans or Eurodollar Rate Loans. The Borrower may request one or more Borrowings on the same Business Day. Each such Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of Eurodollar Rate Loans, shall be in an aggregate amount for all Revolving Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. The right of the Borrower to choose Eurodollar Rate Loans is subject to the provisions of Section 5.7.

          (iii)On or prior to the Closing Date, the Borrower will provide to the Agent a list, with specimen signatures, of officers authorized to request Revolving Loans, substantially in the form attached as Exhibit J to this Credit Agreement. The Agent is entitled to rely upon such list until it is replaced by the Borrower. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or other writing delivered hereunder and, with respect to an oral request for Revolving Loans, the Agent shall have no duty to verify the identity of any individual representing himself as one of the officers authorized to make such request on behalf of the Borrower. Neither the Agent nor any of the Revolving Lenders shall incur any liability to the Borrower as a result of acting upon any telephonic notice the Agent believes in good faith to have been given by a duly authorized officer or other individual authorized to request Revolving Loans on behalf of the Borrower or for otherwise acting in good faith.

     2.3 Settlement of Lender Advances and Repayments.

     The Agent shall give each Revolving Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that requests Lender Advances of Revolving Loans. No later than 3:00 P.M. Boston time on the date designated for the Borrowing, each Revolving Lender, for the account of its Applicable Lending Office, shall make available to the Agent at the Agent's address its Proportionate Share of such Borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to the date of any such Borrowing of Revolving Loans, it is entitled to assume that each Revolving Lender will make available its Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of the Revolving Lender.

     2.4 Periodic Settlement of Agent Advances and Repayments.

     (a)  The Settlement  Date. The amount of Revolving  Loans and the amount of
          ---------------------
          each Revolving Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Agent Advances) and repayments of Revolving Loans received by the Agent as of 5:00 P.M. Boston time on the last Business Day of the period specified by the Agent (such date, the "Settlement Date").

     (b)  Summary  Statements;  Settlements.  The Agent shall deliver to each of
          ----------------------------------
          the Revolving Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Agent Advances) for the period and the amount of repayments received for the period. As reflected on the summary statement: (i) the Agent shall transfer to each Revolving Lender its allocated share of interest and Unused Line Fee and its Proportionate Share of repayments; and (ii) each Revolving Lender shall transfer to the Agent (as provided below), or the Agent shall promptly transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Revolving Lender shall be equal to such Revolving Lender's Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Revolving Lenders and is received prior to 12:00 Noon Boston time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. Boston time that day; and, if received after 12:00 Noon Boston time, then no later than 3:00 P.M. Boston time on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

     (c)  Distribution  of  Interest  and  Unused  Line  Fees.  Interest  on the
          ----------------------------------------------------
          Revolving Loans (including Agent Advances) together with the amount of the Unused Line Fee, shall be allocated by the Agent to each Revolving Lender in accordance with the Proportionate Share of Revolving Loans actually funded by and repaid to each Revolving Lender, and shall accrue from and including the date such Revolving Loans are so advanced and to but excluding the date such Revolving Loans are either repaid by the Borrower or actually settled under this Section. Promptly after the end of each month (or, with respect to interest on Eurodollar Rate Loans, promptly after such interest is received by the Agent), the Agent shall distribute to each Revolving Lender its allocated share of the interest and the Unused Line Fee accrued during that month.

     2.5 Defaulting Lenders.

     (a) A Revolving Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Advances) made available by the Agent on such Revolving Lender's behalf, or who fails to pay any other amount owing by it to the Agent, is a "Defaulting Lender." The Agent may recover all such amounts owing by a Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrower and the Borrower shall pay such amounts within five (5) Business Days. In addition, the Defaulting Lender or the Borrower shall pay the Agent interest on such amount for each day from the date it was made available by the Agent to the Borrower to the date it is recovered by the Agent at a rate per annum equal to (x) the overnight Federal Funds

          Rate, if paid by the Defaulting Lender, or (y) the then applicable rate of interest calculated under Section 5.1 for Revolving Loans, if paid by the Borrower; plus, in each case, the Expenses and losses, if
                                 -----
          any, incurred as a result of the Defaulting Lender's failure to perform its obligations.

     (b) The failure of any Revolving Lender to fund its Proportionate Share of any Revolving Loan (including Agent Advances) shall not relieve any other Revolving Lender of its obligation to fund its Proportionate Share of such Revolving Loan. Conversely, no Revolving Lender shall be responsible for the failure of another Revolving Lender to fund its Proportionate Share of a Revolving Loan.

     (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent (including, without limitation, with respect to the Revolving Loans and the Term Loans) for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Credit Documents, such Defaulting Lender shall be deemed not to be a "Revolving Lender" and such Revolving Lender's Commitment shall be deemed to be zero (0). The operation of this Section shall not be construed to increase or otherwise affect the Revolving Commitment of any Revolving Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

     2.6 Mandatory Payments; Reduction of Commitments.

     (a) The aggregate balance of Revolving Loans and all Letter of Credit Obligations outstanding at any time in excess of the lesser of the
                                                              --------------
          aggregate of the Revolving Commitments of all Revolving Lenders and the Borrowing Base shall be immediately due and payable without the necessity of any demand.

     (b) On the Expiration Date, the Revolving Commitment of each Revolving Lender shall automatically reduce to zero and may not be reinstated. Upon seven (7) days' notice to the Agent and each Revolving Lender, the Borrower may reduce or terminate the unused portion of the Revolving Commitments at any time and from time to time in whole or in part. Each such reduction of the Revolving Commitments must be in an amount not less than $1,000,000 (and in increments of $500,000 thereafter) and shall reduce the Revolving Commitment of each Revolving Lender by each such Revolving Lender's Proportionate Share of the reduction. Once reduced, no portion of the Revolving Commitments may be reinstated.

     2.7 Maintenance of Loan Account; Statements of Account.

     The Agent shall maintain an account on its books in the name of the Borrower (the "Loan Account") in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Revolving Loans, and all Letter of Credit Obligations, the Fees, the Expenses and any other Obligations (other than the Term Loans). The Loan Account will be credited with all amounts received by the Agent from the Borrower or from others for the Borrower's account, including all amounts received in the Fleet Account from the Blocked Account Banks. After the end of each month, the Agent shall send the Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Agent, the Lenders and the Borrower during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrower.

     2.8 Payment Procedures.

     Payments of interest, Fees and Expenses shall be made not later than 2:00 P.M. Boston time on the day when due, in immediately available Dollars, to the Agent at its address set forth in Section 12.5 hereof. The Borrower hereby authorizes the Agent to charge the Loan Account with the amount of all payments to be made hereunder and under the other Credit Documents, including all Fees and Expenses and payments on account of the Term Loans, as and when such payments become due. The Borrower's obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section or by charging the Loan Account.

     2.9 Collection of Accounts.

     (a) All Collections and other amounts received by the Borrower from any account debtor, in addition to all other cash received from any other source (including, without limitation, upon sales of Collateral or other property permitted hereunder (unless remitted directly to the Agent)), shall upon receipt be deposited into an account (each, a "Blocked Account") opened by the Borrower at a financial institution selected by the Borrower and acceptable to the Agent (each, a "Blocked Account Bank"). The Borrower shall use its best efforts to cause each Blocked Account Bank to enter into an agreement with the Borrower and the Agent substantially in the form of Exhibit K to this Credit Agreement (each, a "Blocked Account Agreement"), provided that, with
                                                             --------
          respect to any Blocked Account not subject to a Blocked Account Agreement, the Agent may require the Borrower to close such Blocked Account and have all funds therein transferred to the Fleet Account and all future Collections which would otherwise be deposited in such Blocked Account deposited in another Blocked Account which is subject to a Blocked Account Agreement. Deposits in each Blocked Account shall be transferred via the automated clearing house system each Business Day into an account (the "Fleet Account") maintained by the Agent at Fleet and established pursuant to a concentration account agreement entered into among the Borrower, the Agent and Fleet substantially in the form of Exhibit L to the this Credit Agreement (the "Concentration Account Agreement"). Where applicable, such transfers shall be subject to the terms and conditions of the relevant Blocked Account Agreement. The Borrower shall accurately report all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above.

     (b) The Borrower may request that the Agent close Blocked Accounts and/or open new Blocked Accounts (or, in either case, permit the Borrower to do so), subject to the execution and delivery to the Agent of appropriate Blocked Account Agreements (unless expressly waived by the Agent) consistent with the provisions of this Section 2.9 and otherwise satisfactory to the Agent.

     2.10 Application of Payments.

     All amounts received in the Fleet Account from the Blocked Account Banks shall be credited to the Loan Account. If an Event of Default has occurred and is continuing, all amounts received by the Agent in the Fleet Account or otherwise shall be applied in the following order: first, to the payment of any
                                                    -----
Fees, Expenses or other Obligations (exclusive of principal and interest) due and payable to the Agent under any of the Credit Documents or otherwise, including amounts advanced by the Agent on behalf of the Lenders pursuant to
Section  2.4(b);  second,  to  the  payment  of  any  Fees,  Expenses  or  other
                  ------
Obligations due and payable to the Issuing Bank under any of the Credit Documents; third, to the ratable payment of any Fees, Expenses or other
            -----
Obligations due and payable to the Syndication Agent or the Lenders under any of the Credit Documents other than those obligations specifically referred to in this Section 2.10; fourth, to the ratable payment of interest due on the Loans;
                    ------
fifth,  to the ratable payment of all principal due on the Loans and Obligations
-----
in an amount not exceeding $5,000,000 owing under or in connection with the Secured Interest Rate Agreements; and sixth, the payment of Obligations owing
                                        -----
under or in connection with the Secured Interest Rate Agreements in an amount in excess of $5,000,000. Any payment received hereunder as a distribution in any proceeding referred to in Section 10.1(f) shall, unless paid with respect to amounts specifically owing to the Agent, the Syndication Agent or the Issuing Bank, be distributed and applied to the payment of the amounts due hereunder and under the Notes ratably in accordance with such amounts (or, if a court of competent jurisdiction shall otherwise specify, as specified by such court).

ARTICLE 3. LETTERS OF CREDIT
----------------------------

     3.1 Issuance of Letters of Credit.

     Subject to the terms and conditions of this Credit Agreement, on and after the Initial Closing Date and to and including the thirtieth (30th) day prior to the Expiration Date, the Issuing Bank shall issue Letters of Credit hereunder at the request of the Borrower and for its account, as more specifically described below. The Issuing Bank shall not issue any Letter of Credit for the account of the Borrower if at the time of such requested issuance:

     (a) The face amount of such requested Letter of Credit, when added to the Letter of Credit Obligations then outstanding, would cause the Letter of Credit Obligations to exceed (i) $30,000,000 or, (ii) when added to the aggregate amount of Revolving Loans and all Letter of Credit Obligations then outstanding would cause the sum of the aggregate amount of Revolving Loans and Letter of Credit obligations then outstanding to exceed the lesser of (x) the aggregate Revolving Commitments of all Revolving Lenders and (y) the Borrowing Base then in effect;

     (b) Any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to the Agent or the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Agent or the Issuing Bank shall prohibit, or request that the Agent or the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Agent or the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Agent or the Issuing Bank is not otherwise compensated) not in effect as of the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Agent or the Issuing Bank as of the Closing Date and which the Agent or the Issuing Bank deems in good faith to be material to it; or

     (c) A default of any Lender's obligations to fund under Section 3.5 exists, or any Lender is a Defaulting Lender under Section 2.5, unless the Agent and the Issuing Bank have entered into satisfactory arrangements with the Borrower to eliminate the Agent's and the Issuing Bank's risk with respect to such Lender, including cash collateralization of such Lender's Proportionate Share of the Letter of Credit Obligations.

     3.2 Terms of Letters of Credit.

     The Letters of Credit shall be in a form customarily issued by the Issuing Bank or in such other form as has been approved by the Issuing Bank. At the time of issuance, the amount and the terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. In no event may the term of any standby Letter of Credit issued hereunder exceed 360 days nor the term of any documentary Letter of Credit exceed 120 days, and all Letters of Credit issued hereunder shall expire no later than the date that is five (5) Business Days prior to the Expiration Date. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall expire no later than the date that is five (5) days prior to the Expiration Date.

     3.3 Revolving Lenders' Participation.

     Immediately upon issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in Section 3.1, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Lender's Proportionate Share (based upon its Revolving Commitment) in the liability with respect to such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to the Issuing Bank consisting of Issuing Bank Fees) and any security therefor or guaranty pertaining thereto.

     3.4 Notice of Issuance.

     Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Agent a written notice no later than 1:00 P.M. Boston time at least five (5) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance, which written notice shall be in such form as may be required from time to time by the Agent and the Issuing Bank (a "Letter of Credit Request"). The transmittal by the Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of
Section 3.1. Prior to the date of issuance of each Letter of Credit, the Borrower shall provide to the Agent a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which if presented by such beneficiary on or prior to the expiration date of the Letter of Credit would require the Issuing Bank to make payment under the Letter of Credit. The Issuing Bank, in its reasonable judgment, may require changes in any such documents and certificates. No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second Business Day (under the laws of the jurisdiction of the Issuing Bank) after the date on which such draft is presented, together with all documents and/or certificates required to be presented in connection therewith under the terms of the applicable Letter of Credit. A Letter of Credit Request may be given in writing or electronically and, if requested by the Agent, with prompt confirmation in writing. Any electronic Letter of Credit Request shall be deemed to have been prepared by, or under the supervision of the chief financial officer of the Borrower. The Agent shall promptly provide the aforementioned Letter of Credit Request, document description and proposed text of certification to the Issuing Bank.

     3.5 Payment of Amounts Drawn Under Letters of Credit.

     In the event of any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Agent, which shall notify the Borrower of such draw, not later than 11:00 A.M. Boston time on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. The Borrower will be deemed to have concurrently given a Notice of Borrowing to the Agent for Revolving Loans in the amount of and at the time of such drawing. Subject to satisfaction or waiver of the applicable conditions specified in Article 6 hereof and the other terms and conditions of Borrowings contained herein, the Revolving Lenders shall be obligated to, on the date of such drawing, make Revolving Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing or payment. If for any reason, proceeds of such Revolving Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrower shall be obligated to and shall reimburse the Issuing Bank, on the Business Day (under the laws of the jurisdiction of the Issuing Bank) immediately following the date of such drawing, in an amount in immediately available funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in
Section 5.1 hereof.

     3.6 Payment by Revolving Lenders.

     To the extent that Revolving Loans are not made in an amount sufficient to reimburse the Issuing Bank in full for the amount of any draw, the Agent shall promptly notify each Revolving Lender of the unreimbursed amount of such drawing and of such Revolving Lender's respective participation therein. Each Revolving Lender shall make available to the Agent for the benefit of the Issuing Bank an amount equal to such Revolving Lender's respective participation in immediately available funds, not later than 1:00 P.M. Boston time on the Business Day (under the laws of the jurisdiction of the Issuing Bank) after the date notified by the Agent. In the event that any Revolving Lender fails to make available to the Agent the amount of such Revolving Lender's participation in such Letter of Credit as provided in this Section 3.6, the Issuing Bank shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Federal Funds Rate for the first three (3) Business Days while such amount remains unpaid and thereafter at the Base Rate. The Agent shall distribute to each other Revolving Lender which has paid all amounts payable by it under this Section 3.6 with respect to any Letter of Credit issued by the Issuing Bank such other Revolving Lender's Proportionate Share of all payments subsequently received by the Agent from the Borrower in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

     3.7 Nature of Issuing Bank's Duties.

     In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. As between the Borrower, the Issuing Bank and each other Lender, the Borrower assumes all risks of the acts and omissions of the Issuing Bank (except to the extent that it is finally judicially determined that such acts or omissions were the result of the Issuing Bank's gross negligence or willful misconduct), or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank, the Agent nor any of the other Lenders shall be responsible (i) for the validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letters of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to strictly comply with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing honored under such Letter of Credit, and (viii) for any consequences arising from causes beyond the control of the Issuing Bank, the Agent or the other Lenders. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any liability to the Borrower, the Agent or any Lender.

     3.8 Obligations Absolute.

     The obligations of the Borrower to reimburse the Issuing Bank for drawings honored under the Letters of Credit and the obligations of the Revolving Lenders under Section 3.6 hereof shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, the following circumstances:

     (a)  any lack of validity or enforceability of any Letter of Credit;

     (b) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated herein or any unrelated transaction;

     (c) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

     (e) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

     (f) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or

     (g) the fact that a Default or an Event of Default shall have occurred and be continuing;

provided,  however,  that the Borrower shall have no obligation to reimburse the
--------   -------
Issuing Bank, and the Revolving  Lenders shall have no obligation  under Section
3.6 hereof, in the event of the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit.

ARTICLE 4. The Term Loans
-------------------------

     4.1  Commitment to Make Term Loan.
          -----------------------------

     Subject to the terms and conditions set forth in this Agreement, the Borrower shall borrow on the Closing Date a sum equal to $51,650,000 (the "Term Loan"). Each of the Term Loan Lenders severally (and not jointly) agrees to lend to the Borrower that Lender's Term Loan Commitment Percentage of the Term Loan.

     4.2 Term Notes.
         -----------

     The Term Loans shall be evidenced by separate Term Notes of the Borrower, dated as of the Closing Date and completed with appropriate insertions. Each Term Loan Lender shall receive a Term Note in the principal amount equal to such Term Loan Lender's Term Loan Commitment.

     4.3 Repayment of Term Loan.
         -----------------------

     The outstanding principal balance of the Term Loan shall be payable in consecutive quarterly installments the first of which shall be due on the 31st day of March, 2001, and the subsequent of which shall be due on the last day of each June, September, December, and March thereafter. The quarterly installments shall be in the following amounts for the following periods:



Payment Dates                                 Quarterly Principal Payment
-------------                                 ---------------------------



March 31, 2001 through and including          $2,113,000
December 31, 2001



March 31, 2002 through and including          $2,348,000
December 31, 2002



March 31, 2003 through and including          $3,052,000
December 31, 2003



March 31, 2004 through and including          $3,052,000
December 31, 2004


March 31, 2005                                $4,695,000


In all events and under all circumstances, unless sooner paid or accelerated, the then unpaid principal balance of the Term Loan and all accrued and unpaid interest thereon shall be due and payable on the Expiration Date.

     4.4 Mandatory Prepayments.
         ----------------------

     In addition to the principal reductions required pursuant to Sections 2.6 and 4.3 hereof, the Borrower shall pay, and there shall become due and payable, as a prepayment in respect of the Obligations the following:

     (a) If the Borrower or any of its Subsidiaries receives after the Initial Closing Date any proceeds from the issuance of common stock (other than stock issued to the Borrower or any of its Subsidiaries), preferred stock, partnership or other similar interests or equity or securities convertible into equity, the Borrower shall pay to the Agent, as and when received by the Borrower or such Subsidiary and as a mandatory prepayment a sum equal to fifty percent (50%) of the Net Cash Proceeds thereof. The mandatory prepayment contained in this clause (a) shall not constitute a consent by the Lenders to the issuance of any securities otherwise prohibited by this Agreement.

     (b) If the Borrower or any of its Subsidiaries receives after the Initial Closing Date any proceeds from any Asset Sale (other than as set forth in Section 9.6(i), (ii), (iii) and (iv) hereof), the Borrower shall pay to the Agent, as and when received by the Borrower or such Subsidiary and as a mandatory prepayment a sum equal to one hundred percent (100%) of the Net Cash Proceeds thereof. The mandatory prepayment contained in this clause (b) shall not constitute a consent by the Lenders to any Asset Sale otherwise prohibited by this Agreement.

     (c) If the Borrower or any of its Subsidiaries receives after the Initial Closing Date any proceeds from any Casualty Loss which the Agent requires be utilized to repay the Obligations in accordance with the provisions of Section 8.7 hereof, the Borrower shall pay to the Agent, as and when received by the Borrower or such Subsidiary and as a mandatory prepayment a sum equal to one hundred percent (100%) of the proceeds thereof,

     (d) If the Borrower or any of its Subsidiaries receives after the Initial Closing Date any proceeds from the incurrence of any Indebtedness for borrowed money other than as permitted by Section 9.4, the Borrower shall pay to the Agent, as and when received by the Borrower or such Subsidiary and as a mandatory prepayment a sum equal to one hundred percent (100%) of the Net Cash Proceeds thereof. The mandatory prepayment contained in this clause (d) shall not constitute a consent by the Lenders to the incurrence of any Indebtedness otherwise prohibited by this Agreement.

     (e) The outstanding principal balance of the Term Loans shall at no time exceed sixty per cent (60%) of the Fair Market Value of Eligible Real Estate. If the principal balance of the Term Loans exceeds such percentage, the Borrower, within three (3) days after notice from the Agent, shall repay the Term Loans in such amount as may be necessary so that such percentage is not exceeded.

     (f) The amounts so prepaid pursuant to this Section 4.4 shall be applied FIRST, to the principal balance of the Term Loans, in inverse order of
          -----
          maturity,  until  Term Loans  have been paid in full;  SECOND,  to the
                                                                 ------
          Revolving Loans (with a like reduction in the Revolving Commitments) until the Revolving Loans have been paid in full, and THIRD, to all other Obligations in such order and manner as the Agent shall determine in its discretion. Each such prepayment shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans (together with any amounts due under Section 5.7(d) hereof). To the extent that no Event of Default is then occurring, any prepayment to be applied to any Eurodollar Rate Loans which would require the payment of any additional amounts pursuant to Section 5.7(d) hereof, the Agent shall hold such funds in a depository account with the Agent as cash collateral, to be applied to the applicable Loan on the last day of the applicable Interest Period. Any portion of the Obligations which is prepaid may not be reborrowed. Any prepayment shall not postpone the time for, or reduce the amount of, any subsequent payment on account of the Obligations. The acceptance by the Lenders of any prepayments required hereunder shall not be deemed to constitute a waiver of any Default or Event of Default arising from the consummation of any transaction which is otherwise prohibited hereunder.

     4.5 Optional Prepayments of Term Loans.

     Subject to the provisions of Section 5.7(d), the Borrower shall have the right, at its election, to repay the outstanding amount of the Term Loans, as a whole or in part, at any time without penalty or premium; provided that the full
                                                          --------
or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days' prior written notice of any proposed repayment pursuant to this Section 4.5 of Eurodollar Loans, specifying the proposed date of payment of such Loans and the principal amount to be paid. Each such partial prepayment of any of the Term Loans shall be in the minimum amount of $1,000,000.00, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans in inverse order of maturity. No prepayment hereunder shall postpone the date for, or reduce the amount of, any subsequent payment under the Term Loans. Any Term Loans which are prepaid may not be reborrowed.

ARTICLE 5. INTEREST, FEES AND EXPENSES
--------------------------------------

     5.1  Interest on Base Rate Loans.

Subject to the provisions of Section 5.3 hereof, interest on Base Rate Loans which are Revolving Loans shall be payable monthly on the last day of each month at an interest rate per annum equal to the Base Rate plus the Base Rate Spread. The "Base Rate Spread" shall be equal to the percentage per annum set forth below in that Level in which both (a) the Interest Coverage Ratio maintained by the Consolidated Entity for the Consolidated Entity's most recently ended four full fiscal quarters for which Financial Statements of the Consolidated Entity have been delivered to the Agent pursuant to Section 8.1(a) or 8.1(c), as applicable, is attained, and (b) average Unused Availability for the most recent three month period based upon Borrowing Base Certificates which have been delivered to the Agent pursuant to Section 8.2(a) is attained:



Level      Unused Availability         Ratio               Base Rate Spread
-----      -------------------         -----               ----------------



I            $35,000,000.00          2.25 to 1.00                     0%




II           $30,000,000.00          1.75 to 1.00                  0.25%



III          Not Applicable          1.50 to 1.00                  0.50%



IV           Not Applicable         _1.50 to 1.00                  0.75%


The Base Rate Spread shall be that level in which both performance criteria are met; if only one of the tests in any Level is met, the Base Rate Spread shall be that set forth in the next higher level in which such criteria are satisfied (with Level IV being the highest level and Level I the lowest). In the event of any change in the Base Rate, the rate hereunder shall change, effective as of the day the Base Rate changes. In the event of any change in the Interest Coverage Ratio of the Consolidated Entity or average Unused Availability as a result of which the Base Rate Spread will change, such change shall be effective, (x) if the change is the result of a change in the Interest Coverage Ratio, as of the first day of the first calendar month beginning after the date on which the most recent Financial Statements of the Consolidated Entity were delivered to the Agent pursuant to Section 8.1(a) or 8.1(c), as applicable, or if such Financial Statements were not delivered on a timely basis, on the day following the ultimate delivery thereof, or (y) if the change is the result of a change in average Unused Availability, as of the first day of the week beginning after the date on which a Borrowing Base Certificate has been delivered to the Agent pursuant to Section 8.2(a), or if such Borrowing Base Certificate was not delivered on a timely basis, on the day following the ultimate delivery thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary herein contained, the Base Rate Spread shall be initially established at 0.50% and shall remain at that rate through December 31, 2001, except that if the Interest Coverage Ratio is ever less than 1.50 to
1.00 during such time, the Base Rate Spread shall increase to 0.75% until the date that such Interest Coverage Ratio exceeds 1.50 to 1.00 (at which time the Base Rate Spread shall revert to 0.50%).

     5.2  Interest on Eurodollar Rate Loans.

     (a) Subject to the provisions of Section 5.3 hereof, interest on Eurodollar Rate Loans shall be payable monthly on the last day of each month and on the last day of each Interest Period with respect to each Eurodollar Rate Loan, at the date of conversion of such Eurodollar Rate Loan (or a portion thereof) to a Base Rate Loan and at maturity of such Eurodollar Rate Loan.

     (b) Interest on Eurodollar Rate Loans which constitute Revolving Loans shall accrue and be paid at an interest rate per annum during the

          Interest Period for such Eurodollar Rate Loan equal to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loan plus the Eurodollar Rate Spread. The "Eurodollar Rate Spread" shall be equal to the percentage per annum set forth below in that Level in which both (a) the Interest Coverage Ratio maintained by the Consolidated Entity for the Consolidated Entity's most recently ended four full fiscal quarters for which Financial Statements of the Consolidated Entity have been delivered to the Agent pursuant to
          Section 8.1(a) or 8.1(c), as applicable, is attained, and (b) average Unused Availability for the most recent three month period based upon Borrowing Base Certificates which have been delivered to the Agent pursuant to Section 8.2(a) is attained, as calculated on the date two
          (2) Business Days prior to the commencement of the applicable Interest
          Period:



Level      Unused Availability            Ratio      Eurodollar Rate Spread
-----      -------------------            -----      ----------------------



I            $35,000,000.00           2.25 to 1.00             2.00%



II           $30,000,000.00           1.75 to 1.00             2.25%




III          Not Applicable           1.50 to 1.00            2.50%



IV           Not Applicable          _1.50 to 1.00            2.75%


The Eurodollar Rate Spread shall be that level in which both performance criteria are met; if only one of the tests in any Level is met, the Eurodollar Rate Spread shall be that set forth in the next higher level in which such criteria are satisfied (with Level IV being the highest level and Level I the lowest) After maturity of any Eurodollar Rate Loan (whether by acceleration or otherwise), interest with respect to such Eurodollar Rate Loan shall be payable upon demand. In the event of any change in the Interest Coverage Ratio of the Consolidated Entity or average Unused Availability as a result of which the Base Rate Spread will change, such change shall be effective, (x) if the change is the result of a change in the Interest Coverage Ratio, as of the first day of the first calendar month beginning after the date on which the most recent Financial Statements of the Consolidated Entity were delivered to the Agent pursuant to Section 8.1(a) or 8.1(c), as applicable, or if such Financial Statements were not delivered on a timely basis, on the day following the ultimate delivery thereof, or (y) if the change is the result of a change in average Unused Availability, as of the first day of the week beginning after the date on which the most recent Borrowing Base Certificate has been delivered to the Agent pursuant to Section 8.2(a), or if such Borrowing Base Certificate was not delivered on a timely basis, on the day following the ultimate delivery thereof. The Agent upon determining the Adjusted Eurodollar Rate for any Interest Period shall promptly notify the Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary herein contained, the Eurodollar Rate Spread shall be initially established at 2.50% and shall remain at that rate through December 31, 2001, except that if the Interest Coverage Ratio is ever less than 1.50 to 1.00 during such time, the Eurodollar Rate Spread shall increase to 2.75% until the date that such Interest Coverage Ratio exceeds 1.50 to 1.00 (at which time the Eurodollar Rate Spread shall revert to 2.50%).

     (c) Interest on Eurodollar Rate Loans which constitute Term Loans shall accrue and be paid at an interest rate per annum during the Interest Period for such Eurodollar Rate Loan equal to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loan plus three percent (3%).
          ----

     5.3 Interest After Event of Default.

     Following the occurrence and during the continuance of an Event of Default interest on the Loans shall be payable on demand and interest shall accrue at a rate per annum equal to the rate at which the Loans are bearing interest pursuant to Sections 5.1 and 5.2, above or, if applicable with respect to the Term Loans, Section 5.7(c) below, plus two percent (2.00%) per annum. In the event of any change in said applicable interest rate, the rate hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain two percent (2.00%) per annum above the then applicable interest rate.

     5.4 Reimbursement of Expenses.

     (a) The Borrower shall promptly reimburse the Agent and the Syndication Agent for all Expenses of the Agent and the Syndication Agent as the same are incurred by the Agent and the Syndication Agent and upon receipt of invoices therefor and, if requested by the Borrower, such reasonable backup materials and information as the Borrower shall reasonably request.

     (b) After the occurrence and during the continuance of a Default, the Borrower shall promptly reimburse the Agent and the Lenders for all costs, fees and expenses incurred by each of them in connection with any workout, restructuring, renegotiation or refinancing of the Loans and the other Obligations under the Credit Agreement and the other Credit Documents.

     5.5 Unused Line Fee.

     Promptly following the last Business Day of each calendar month hereafter and on the Expiration Date, the Borrower shall pay to the Agent for the pro rata benefit of each of the Revolving Lenders a non-refundable fee equal to the weighted average amount during such month by which the aggregate Revolving Commitments of all Revolving Lenders exceed the sum of (a) the aggregate face amount of outstanding Letters of Credit and (b) the aggregate outstanding principal balance of the Revolving Loans, multiplied by three-eighths of one percent (0.375%) per annum (the "Unused Line Fee").

     5.6 Letter of Credit Fees.

     (a) Promptly following the last Business Day of each calendar quarter hereafter and on the Expiration Date, the Borrower shall pay to the Agent for the pro rata benefit of the Revolving Lenders a non-refundable fee (the "Letter of Credit Fee"), in an amount equal to the Letter of Credit Fee Percentage of the daily weighted average amount of outstanding Letter of Credit Obligations during the immediately preceding quarter. The "Letter of Credit Fee Percentage" shall be equal to the percentage per annum set forth below in that Level in which both (a) the Interest Coverage Ratio maintained by the Consolidated Entity for the Consolidated Entity's most recently ended four full fiscal quarters for which Financial Statements of the Consolidated Entity have been delivered to the Agent pursuant to
          Section 8.1(a) or 8.1(c), as applicable, is attained, and (b) average Unused Availability for the most recent three month period based upon

          Borrowing Base Certificates which have been delivered to the Agent pursuant to Section 8.2(a) is attained:



Level    Unused Availability      Ratio        Letter of Credit Fee Percentage
-----    -------------------      -----        -------------------------------



I        $35,000,000.00          2.25 to 1.00                          2.00%



II       $30,000,000.00          1.75 to 1.00                          2.25%




III      Not Applicable         _1.50 to 1.00
                                                                       2.50%



IV       Not Applicable          1.50 to 1.00                          2.75%


The Letter of Credit Fee Percentage shall be that level in which both performance criteria are met; if only one of the tests in any Level is met, the Letter of Credit Fee Percentage shall be that set forth in the next higher level in which such criteria are satisfied (with Level IV being the highest level and Level I the lowest). In the event of any change in the Interest Coverage Ratio of the Consolidated Entity or average Unused Availability as a result of which the Letter of Credit Fee Percentage will change, such change shall be effective,
(x) if the change is the result of a change in the Interest Coverage Ratio, as of the first day of the first calendar month beginning after the date on which the most recent Financial Statements of the Consolidated Entity were delivered to the Agent pursuant to Section 8.1(a) or 8.1(c), as applicable, or if such Financial Statements were not delivered on a timely basis, on the day following the ultimate delivery thereof, or (y) if the change is the result of a change in average Unused Availability, as of the first day of the week beginning after the date on which a Borrowing Base Certificate has been delivered to the Agent pursuant to Section 8.2(a), or if such Borrowing Base Certificate was not delivered on a timely basis, on the day following the ultimate delivery thereof. In addition, prior to the issuance of each Letter of Credit, the Borrower will pay to the Issuing Bank a fronting fee (the "Issuing Bank Fee") equal to one-quarter of one percent (0.25%) times the maximum amount that may be drawn under such Letter of Credit (calculated on a per annum basis for the term of such Letter of Credit). Each determination by the Agent of Letter of Credit Fees and Issuing Bank Fees hereunder shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary herein contained, the Letter of Credit Fee Percentage shall be initially established at 2.50% and shall remain at that rate through December 31, 2001, except that if the Interest Coverage Ratio is ever less than 1.50 to 1.00 during such time, the Letter of Credit Fee Percentage shall increase to 2.75% until the date that such Interest Coverage Ratio exceeds 1.50 to 1.00 (at which time the Letter of Credit Fee Percentage shall revert to 2.50%).

     (b) Letter of Credit Fees on Letter of Credit Obligations outstanding as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full or (ii) such Event of Default shall no longer be continuing, shall be payable on demand at a rate equal to the rate at which the Letter of Credit Fees are charged pursuant to
          Section 5.6(a) above, plus two percent (2.00%).

     5.7 Special Provisions Relating to Eurodollar Rate Loans.

     (a)  Continuation.  With respect to any Borrowing  consisting of Eurodollar
          ------------
          Rate Loans, the Borrower may (so long as no Default or Event of

          Default has occurred and is continuing),  subject to the provisions of
          Section  5.7(c),  elect to  maintain  such  Borrowing  or any  portion thereof as consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than 12:00 P.M. Boston time on the third Business Day prior to the date of any such continuation relating to Eurodollar Rate Loans, by the Borrower to the Agent. Such notice by the Borrower of a continuation (a "Notice of Continuation") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing substantially in the form of Exhibit H, in each case specifying (i) the date of such continuation, (ii) the Type of Loans subject to such continuation, (iii) the aggregate amount of Loans subject to such continuation and (iv) the duration of the selected Interest Period. The Borrower may elect to maintain more than one Borrowing consisting of Eurodollar Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 5.7(a); provided, however, that each of the
                                            --------   -------
          Borrowings so combined shall consist of Loans having Interest Periods ending on the same date. If the Borrower shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 5.7(a), such Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Loans in the case of Revolving Loans or into Eurodollar Rate Loans with a one month Interest Period in the case of Term Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

     (b)  Conversion.  The  Borrower  may on any  Business  Day  (so  long as no
          ----------
          Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given to the Agent, and subject to the provisions of Section 5.7(c), convert the entire amount of or a portion of all Loans of one Type comprising the same Borrowing into Loans of another Type; provided, however, that any
                                                     --------  -------
          conversion of any Eurodollar Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans; and provided further that Term Loans may
                                           ----------------------
          not be converted into Base Rate Loans except pursuant to Section 5.7(c)(iv). Each such Notice of Conversion shall be given not later than 12:00 P.M. Boston time on the Business Day prior to the date of any proposed conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing substantially in the form of
          Exhibit I, in each case specifying (i) the requested date of such conversion, (ii) the Type of Loans to be converted, (iii) the portion of such Type of Revolving Loan or Term Loan to be converted, (iv) the Type of Revolving Loan or Term Loan such Loans are to be converted into and (v) if such conversion is into Eurodollar Rate Loans, the duration of the Interest Period of such Revolving Loan or Term Loan. Each conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. The Borrower may elect to convert the entire amount of or a portion of all Loans of one Type comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing consisting of Loans of another Type; provided, however, that if the Borrowings so combined consist of
          --------   -------
          Eurodollar Rate Loans, such Loans shall have Interest Periods ending on the same date.

     (c)  Certain  Limitations  on  Eurodollar  Rate  Loans.  The  right  of the
          -------------------------------------------------
          Borrower to maintain, select, continue or convert Eurodollar Rate Loans shall be limited as follows:

          (i) If the Agent determines that adequate and fair means do not exist for ascertaining the Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrower to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan and Term Loan comprising such Borrowing shall be made as a Base Rate Loan.

          (ii) If the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the Eurodollar Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan or Term Loan comprising such Borrowing shall be made as a Base Rate Loan.

          (iii)If at any time any Lender determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Revolving Loan or Term Loan as a Eurodollar Rate Loan has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination in writing, to the Borrower and the Agent and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrower to select Eurodollar Rate Loans from that Lender shall be suspended and each Eurodollar Rate Loan outstanding from that Lender shall automatically and immediately convert to a Base Rate Loan.

          (iv) In the event that any of the circumstances described in Sections 5.7(c)(i) through (iii) apply or the Borrower is otherwise not entitled to select Eurodollar Rate Loans hereunder, the Term Loans shall bear interest at the per annum rate equal to the Base Rate plus one percent (1%).

          (v) The Borrower may not select an Interest Period for a Term Loan which is a Eurodollar Rate Loan, which Interest Period extends beyond any date established for a quarterly principal payment of the Term Loan pursuant to Section 4.3 hereof, unless other Term Loan Borrowings in an amount at least equal to the required payment have Interest Periods which expire prior to the date established for each such quarterly principal payment of the Term Loan.

          (vi) There shall not be outstanding at any one time more than an aggregate of twelve (12) Revolving Loans or three (3) Term Loans which consist of Eurodollar Rate Loans.

     (d)  Compensation.
          -------------

          (i) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 6, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Revolving Loan or Term Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

          (ii) If any payment of principal of, or conversion or continuation of, any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Notes pursuant to Article 10 hereof or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

          (iii)Calculation  of  all  amounts  payable  to a  Lender  under  this
               Section 5.7(d) shall be made as though such Lender elected to fund all Eurodollar Rate Loans by purchasing U.S. dollar deposits in its Eurodollar Lending Office's interbank eurodollar market.

     5.8 Indemnification in Certain Events.

     If after the  Initial  Closing  Date,  either  (i) any  change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to the Agent, any of the Lenders or any banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "Funding Bank"), or (ii) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority or (iii) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or any applicable Funding Bank's or Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost to the Agent, the Issuing Bank or any of the Lenders of (A) funding or maintaining the Total Commitments or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent, the Issuing Bank or any Lender, then the Borrower shall upon demand by the Agent, pay to the Agent, for the account of each applicable Lender or, as applicable, the Issuing Bank or a Funding Bank, additional amounts sufficient to indemnify the Lenders against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrower by the Agent, or the applicable Lender, Issuing Bank or Funding Bank, and shall be conclusive absent manifest error.

     5.9 Net Payments.

     (a) All payments by the Borrower hereunder to or for the benefit of any Lender, the Issuing Bank, the Syndication Agent or the Agent shall be made without setoff, counterclaim or other defense. Except as provided in Section 5.9(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of the Lender, the Issuing Bank, the Syndication Agent or the Agent, as the case may be, pursuant to the laws of the jurisdictions in which any of them is domiciled) together with all interest, penalties or similar liabilities with respect thereto (collectively, "Covered Taxes"). If the Borrower shall be required by law to deduct any Covered Taxes from any sum payable hereunder to any Lender, the Issuing Bank, the Syndication Agent or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 5.9) such Lender, the Issuing Bank, the Syndication Agent or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall furnish to the Agent within forty-five (45) days after the date the payment of any Covered Taxes is due certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless the Lender, the Issuing Bank, the Syndication Agent and the Agent and reimburse each of them, as the case may be, for the amount of any Covered Taxes so levied or imposed and paid by them.

     (b) Each Foreign Lender shall deliver to the Agent and the Borrower (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Credit Agreement, the Revolving Notes or the Term Notes payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "Reduced Rate"), and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Agent and the Borrower two further copies of said Form 1001 or 4224 and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Credit Agreement, the Revolving Notes or the Term Notes payable to it without deduction or withholding of any United States federal income taxes, unless in any such case any change in a tax treaty to which the United States is a party, or any change in law or regulation of the United States or official interpretation thereof has occurred after the Initial Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding at the Reduced Rate, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     5.10 Affected Lenders.

     If the Borrower is obligated to pay to any Lender any amount under Sections
5.8 or 5.9 hereof or if any Lender is a Defaulting Lender, the Borrower may, if no Default or Event of Default then exists, replace such Lender with another lender acceptable to the Agent, and such Lender hereby agrees to be so replaced subject to the following:

     (a) The obligations of the Borrower hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrower of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

     (b) The replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused the Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Agent such documentation satisfactory to the Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of Section 12.6 hereof, with a Commitment equal to that of the Lender being replaced and shall make Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loans of the Lender being replaced (or that would be outstanding if such Lender were not a Defaulting Lender);

     (c) Upon such execution of such documents referred to in clause (b) and repayment of the amounts referred to in clause (a), the replacement lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Lender;

     (d) The Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section 5.10, but at no time shall the Agent be obligated to initiate any such replacement;

     (e) Any Lender replaced under this Section 5.10 shall be replaced at the Borrower's sole cost and expense and at no cost or expense to the Agent or any of the Lenders; and

     (f)  If Borrower  proposes to replace any Lender  pursuant to this  Section
          5.10 because the Lender seeks reimbursement under either Section 5.8 or 5.9, then it must also replace any other Lender who seeks similar levels of reimbursement (as a percentage of such Lender's Commitment) under such Sections.

     5.11 Sharing of Payments.

     If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it or its participation in the Letter of Credit obligations in excess of its Commitment Percentage of payments on account of the Loans, or Letter of Credit Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is
       --------   -------
thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.11 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     5.12 Calculations.

     All calculations of (a) interest hereunder and (b) fees, including, without limitation, Unused Line Fees, Letter of Credit Fees and Issuing Bank Fees shall be made by the Agent, on the basis of a year of 360 days, except (i) in the case of Base Rate Loans and (ii) if such computation would cause the interest and fees chargeable hereunder to exceed the Highest Lawful Rate, in which cases calculations shall be made by the Agent on the basis of a year of 365/366 days, in each case to the extent applicable for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

ARTICLE 6. CONDITIONS PRECEDENT
-------------------------------

     6.1 Conditions Precedent to Effectiveness.

     This Credit Agreement shall be effective upon the satisfaction of the following conditions precedent and the conditions set forth in Section 6.2:

     (a)  Closing  Documents  List. The Agent,  on behalf of the Lenders,  shall
          ------------------------
          have received duly executed originals of each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the Closing Documents List attached hereto as Schedule A.

     (b)  Material  Adverse  Change.  (i)  No  change,   occurrence,   event  or
          -------------------------
          development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect shall have occurred and be continuing, (ii) there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect the transactions contemplated hereby, in each case as determined by the Agent and each Lender in its sole discretion, and (iii) there shall not have occurred a change in any law or regulation (or the implementation of any law or regulation) affecting any of the Lenders that is reasonably likely to materially increase the cost and expense to such Lender of acting as a Lender hereunder.

     (c)  Fees and  Expenses.  The  Agent  and each of the  Lenders  shall  have
          ------------------
          received payment in full (or an irrevocable authorization to pay such Fees or Expenses and other fees and expenses out of the proceeds of the Revolving Loans) of (i) those Fees and Expenses referred to in the Agent's Fee Letter, in the Amendment Fee Letter and in Article 5 hereof payable to them on or before the Closing Date, and (ii) an amendment fee payable to each Revolving Lender in an amount equal to one eighth of one percent (0.125%) of their respective Revolving Commitments.

     (d)  Unused Availability.  The Borrowing Base Certificate  delivered at the
          -------------------
          time of closing shall demonstrate that Unused Availability on the Closing Date, after giving effect to any Revolving Loans then outstanding or to be made and Letters of Credit then outstanding or to be issued on such date, shall be at least equal to the Required Available Amount.

     (e)  Consents  and  Approvals.   Except  for  (i)  the  filing  of  Uniform
          ------------------------
          Commercial  Code financing  statements  and  recordation of Mortgages,
          (ii) consents or authorizations which have been obtained or filings which have been made, and which in either case are in full force and effect or (iii) consents or authorizations the failure to obtain or filings the failure to make could not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, permit from, filing with or other act by or in respect of, any Governmental Authority or any other Person shall be required in connection with the borrowings hereunder, the grant of the Liens pursuant to the Credit Documents, or the continuing operations of the Borrower, the enforcement of the Agent's or the Lenders' rights under the Credit Documents, or with the execution, delivery, performance, validity or enforceability of this Credit Agreement, the Revolving Notes, the Term Notes, the other Credit Documents, the Indenture or any other documents executed in connection herewith or therewith.

     (f)  Material Litigation. No material litigation shall have been instituted
          -------------------
          against the Borrower, and no material litigation shall have been instituted by any Person (including, but not limited to, the Borrower) relating to the transactions contemplated by the Credit Agreement.

     (g)  Existing  Indebtedness.  The terms and conditions of any  Indebtedness
          ----------------------
          (including, without limitation, maturities, interest rates, prepayment and redemption requirements, covenants, defaults, remedies, security provisions and subordination provisions) of the Borrower to remain outstanding after the Closing Date shall be satisfactory to the Lenders in all respects, and the Lenders shall be satisfied that the Borrower is not subject to any material contractual obligations or other restrictions that would be violated by the transactions contemplated by this Credit Agreement, the other Credit Documents or the Indenture.

     (h)  Validity of Liens.  The  Collateral  Documents  shall be  effective to
          -----------------
          create in favor of the Agent for the benefit of the Lenders legal, valid and enforceable first (except for Liens permitted under Section
          9.5 hereof which are entitled to priority under applicable law) security and mortgage interests in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security and mortgage interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     (i)  Additional  Documents.  The Borrower shall have executed and delivered
          ---------------------
          to the Agent and the Lenders all documents which the Agent or any Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

     6.2 Conditions Precedent to Effectiveness and to Each Revolving Loan and Letter of Credit.

     The occurrence of the Closing Date and the obligation to make any Revolving Loan or Term Loan or to issue any Letter of Credit on any date, shall be subject to the condition precedent that, both before and after giving effect thereto and, in the case of Revolving Loans, to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of the Agent (and each request for a borrowing of a Revolving Loan or Term Loan or request for a Letter of Credit, and the acceptance by the Borrower of the proceeds of such Revolving Loan or Term Loan or issuance of such Letter of

Credit, shall constitute a representation and warranty by the Borrower to the Lenders that on the date of such Revolving Loan or Term Loan or issuance of such Letter of Credit before and after giving effect thereto and to the application of the proceeds therefrom such statements are true):

     (a) All representations and warranties contained in this Credit Agreement and the other Credit Documents shall be true and correct in all material respects on and as of the date of such Notice of Borrowing or Letter of Credit Request as if then made, other than representations and warranties that relate solely to an earlier date;

     (b) No Default or Event of Default shall have occurred and be continuing, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit; and

     (c) No event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES
-----------------------------------------

     To induce the Agent, the Lenders and the Issuing Bank to enter into this Credit Agreement and to make available the credit facilities contemplated hereby, the Borrower, with respect to itself and each of its Subsidiaries, hereby represents and warrants to the Agent, the Lenders and the Issuing Bank as follows:

     7.1 Organization and Qualification.

     The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business and where the failure to be so qualified and authorized could have a Material Adverse Effect. Schedule B lists all jurisdictions in
                                         ----------
which the Borrower and its Subsidiaries are qualified to do business as foreign corporations as of the Closing Date.

     7.2 Authority.

     The Borrower and each of its Subsidiaries has the requisite corporate power and authority to execute, deliver and perform each of the Credit Documents to which it is a party. All corporate action necessary for the execution, delivery and performance of any of the Credit Documents by the Borrower and its Subsidiaries has been taken.

     7.3 Enforceability.

     This Credit Agreement and each Credit Document is the legal, valid and binding obligation of the Borrower or of any Subsidiary of the Borrower which is a party thereto, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by general principles of equity.

     7.4 No Conflict.

     The execution, delivery and performance of each Credit Document by the Borrower or any of its Subsidiaries are not in contravention of any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound and will not, except as contemplated herein, result in the imposition of any Liens upon any of their respective properties.

     7.5 Consents and Filings.

     No consent, authorization, permit or filing is required in connection with the execution, delivery and performance of this Credit Agreement or any Credit Document by the Borrower and its Subsidiaries, or the continuing operations of the Borrower and its Subsidiaries, except (i) those that have been obtained or made and (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral.

     7.6 Financial Data.

     The Borrower has furnished to the Lenders the following Financial Statements, which have been prepared in accordance with GAAP (except, in the case of (ii) below, with respect to footnotes) consistently applied throughout the periods involved: (i) balance sheets as of, and statements of operations, shareholder's equity and cash flows for the fiscal year ended December 25, 1999 audited by independent certified public accountants, and accompanied by an unqualified opinion thereof and (ii) unaudited balance sheets as of, and unaudited statements of operations, shareholder's equity and cash flows for the nine month period ending September 30, 2000. Since the date of these Financial Statements, there have been no adverse changes in the condition, financial or otherwise, of the Borrower as shown on the balance sheet of the Borrower described above, other than changes in the ordinary course of business. In addition, the Borrower has furnished to the Lenders certain financial data which include projections. The assumptions upon which the projections were based were reasonable at the time such projections were prepared and are reasonable as of the Closing Date, and such projections were prepared by the Borrower in good faith.

     7.7 Subsidiaries.

     The only direct or indirect Subsidiaries of the Borrower as of the Closing Date are those listed on Schedule B. The Borrower is the record and beneficial
                         ----------
owner of all of the shares of capital stock of each of the Subsidiaries listed on Schedule B. There are no proxies, irrevocable or otherwise, with respect to
   ----------
such shares, and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by the Borrower are owned by it free and clear of any Liens.

     7.8 No Judgment or Litigation.

     Except as set forth on Schedule B, no judgments,  orders,  writs or decrees
                            ----------
are outstanding against the Borrower or any of the Subsidiaries nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower or any of the Subsidiaries, in any case which could have a Material Adverse Effect.

     7.9 No Defaults.

     Neither the Borrower nor any of the Subsidiaries is in default under any term of any Material Contract. The Borrower knows of no dispute regarding any Material Contract.

     7.10 Labor Matters.

     (a) There are no controversies pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened between the Borrower or any of the Subsidiaries and any of their respective employees which, in any case, could have a Material Adverse Effect.

     (b) Neither the Borrower nor any of the Subsidiaries is engaged in any unfair labor practice which could have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of the Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against the Borrower or any of the Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against either of the Borrower or any of the Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them and (iii) no union representation question with respect to the employees of the Borrower or any Subsidiaries and no union organizing activities.

     7.11 Compliance with Law.

     Neither the Borrower nor any of the Subsidiaries has violated or failed to comply with any Requirement of Law or any requirement of any self regulatory organization which could reasonably be expected to have a Material Adverse Effect.

     7.12 ERISA.

     None of the Borrower, any Subsidiary and any ERISA Affiliate maintains or contributes to any Plan other than those listed on Schedule B. Each Plan has
                                                      -----------
been and is being maintained and funded in accordance with its terms and in compliance with all provisions of ERISA and the Code applicable thereto. The Borrower, each of the Subsidiaries and each ERISA Affiliate have fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Plan, are in compliance with the currently applicable provisions of ERISA and of the Internal Revenue Code and have not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred nor has any other event occurred that may result in a Termination Event. No event or events have occurred in connection with which the Borrower, any of the Subsidiaries, any ERISA Affiliate, any fiduciary of a Plan or any Plan, directly or indirectly, could be subject to any liability, individually or in the aggregate, under ERISA, the Internal Revenue Code or any other Requirement of Law or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order. The Borrower has delivered or caused to be delivered to the Agent: (i) a copy of each Plan (or, where any such plan is not in writing, a complete description thereof) (and, if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or the Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to the Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of the Borrower or any ERISA Affiliate under any Retiree Health Plan.

     7.13 Compliance with Environmental Laws.

     (i) The operations of the Borrower and each of the Subsidiaries are not in violation of any applicable federal, state or local environmental, health and safety statutes, regulations, directions, ordinances, criteria and guidelines; (ii) the Borrower has not received notice that any of the operations of the Borrower or any of the Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guideline; (iii) none of the operations of the Borrower or any of the Subsidiaries is the subject of any federal, state or local investigation involving allegations or potential allegations that the Borrower or any of the Subsidiaries disposed of any hazardous or toxic waste, substance or constituent or other pollutant, contaminant or substance (including, without limitation, petroleum) at any site that may require remedial action, or any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous or toxic waste, substance or constituent, or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment; (iv) neither the Borrower nor any of the Subsidiaries have filed any notice under any federal, state or local law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release or threatened release of a hazardous or toxic waste, substance or constituent, or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment; and (v) neither the Borrower nor any of the Subsidiaries has any contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any release or threatened release of any hazardous or toxic waste, substance or constituent, or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment, nor has the Borrower or any of the Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment which, in any such case referred to in this Section 7.13 or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     7.14 Intellectual Property.

     The Borrower possesses or has the legal right to use such assets, licenses, patents, patent applications, copyrights, service marks, trademarks (including, without limitation, the "'W' and design") and trade names as are necessary or advisable to continue to conduct its present and proposed business activities and such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names are valid and in full force and effect. The Borrower does not own any federally registered patents, copyrights, service marks, trademarks or tradenames, other than as set forth in Schedule B hereto.
                                                            ----------

     7.15 Licenses and Permits.

     The Borrower and each of the Subsidiaries have obtained and hold in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its businesses as presently conducted and as proposed to be conducted, except those with respect to which the failure to so obtain and hold would not have a Material Adverse Effect. Neither of the Borrower nor any of the Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval.

     7.16 Title to Property.

     All Real Estate is  identified  on Schedule  B. The  Borrower  has good and
                                        -----------
marketable title in fee simple to, or a valid leasehold interest in, all its Real Estate, and good title to all its other property, and none of such property is subject to any Lien except as permitted by Section 9.5.

     7.17 Investment Company.

     Neither the Borrower nor any of the Subsidiaries is (i) an investment company (nor as of the Closing Date is the Borrower or any of its Subsidiaries controlled by an investment company) within the meaning of the Investment Company Act of 1940, as amended, (ii) a holding company or a Subsidiary company of a holding company, or an Affiliate of a holding company or of a Subsidiary company of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

     7.18 Taxes and Tax Returns.

     (a)  Except as set forth on Schedule B, the Borrower  and the  Subsidiaries
                                 ----------
          (and any affiliated group of which the Borrower or any of the Subsidiaries are now or have been members) has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including, without limitation, information returns) in respect of taxes required to be filed through the Closing Date and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the Closing Date. The information filed is complete and accurate in all material respects. All deductions taken by the Borrower as reflected in such income tax returns have been taken in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP. Except as specified in Schedule B,
                                                                     ----------
          neither the Borrower nor any of the Subsidiaries, nor any group of which the Borrower or any of the Subsidiaries are now or were members, have requested any extension of time within which to file returns (including without limitation information returns) in respect of any taxes.

     (b) All taxes, assessments, fees and other governmental charges in respect of periods beginning prior to the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in Schedule B or in the Financial Statements,
                                     ----------
          and neither the Borrower nor any of the Subsidiaries has any liability for taxes in excess of the amounts so paid or reserves so established.

     (c)  Except as set forth in Schedule B, no deficiencies for taxes have been
                                 ----------
          claimed, proposed or assessed by any taxing or other Governmental Authority against the Borrower or any of their Subsidiaries and no tax liens have been filed. Except as set forth in Schedule B, there are no
                                                        ----------
          pending or, to the best of the Borrower's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of taxes, and there are no matters under discussion with any governmental authorities with respect to taxes which are likely to result in a material additional liability for taxes. Either the federal income tax returns of the Borrower have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension, for all years up to and including the fiscal year ended 1992. Except as set forth in Schedule B, no extension of a statute of limitations relating to
          -----------
          taxes, assessments, fees or other governmental charges is in effect with respect to the Borrower or the Subsidiaries.

     (d)  Except as set forth on Schedule B, neither the Borrower nor any of its
                                 ----------
          Subsidiaries has any obligation under any written or oral tax sharing agreement or agreement regarding payments in lieu of taxes.

     7.19 Material Contracts.

     Schedule B contains a true,  correct and complete  list of all the Material
     ----------
Contracts currently in effect on the Closing Date. None of the Material Contracts (other than the Credit Documents) contains any burdensome restrictions on the Borrower or any of its Subsidiaries or any of their respective properties. All of the Material Contracts are in full force and effect, and no defaults currently exist thereunder.

     7.20 Affiliate Transactions.

     Except as set forth on Schedule B, neither the Borrower nor any  Subsidiary
                            ----------
is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or any Subsidiary is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and (ii) upon fair and reasonable terms no less favorable to the Borrower and such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

     7.21 Accuracy and Completeness of Information.

     All factual information furnished by or on behalf of the Borrower or any of the Subsidiaries in writing to the Agent, any Lender or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

     7.22 Recording Taxes.

     All mortgage recording taxes, recording fees and other charges payable in connection with the filing and recording of the Credit Documents have either been paid in full by the Borrower or arrangements for the payment of such amounts satisfactory to the Agent shall have been made.

     7.23 Solvency.

     The fair saleable value of the assets of the Borrower exceeds all its probable liabilities, including those incurred or to be incurred pursuant to this Credit Agreement, the other Credit Documents, the Senior Subordinated Notes and the Indenture. The Borrower (i) does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged and (ii) has not incurred, and does not believe that it will incur, after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay as such debts become due.

     7.24 No Change.

     There has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

ARTICLE 8. AFFIRMATIVE COVENANTS
--------------------------------

     Until termination of this Credit Agreement and payment and satisfaction of all obligations due hereunder:

     8.1 Financial Reporting.

     The Borrower shall timely deliver to each Lender the following information:

     (a)  Annual Financial Statements.  As soon as available, but not later than
          ---------------------------
          ninety (90) days after each fiscal year end: (i) the annual audited Financial Statements of the Consolidated Entity; (ii) a comparison in reasonable detail to the prior year audited Financial Statements;
          (iii) the Auditors' unqualified opinion, "Management Letter" and statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit;
          (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal year, prepared by the chief financial officer of the Borrower; and (v) a compliance certificate substantially in the form of Exhibit C with an attached schedule of calculations (A) demonstrating compliance with the financial covenants set forth in Sections 9.1, 9.2 and 9.3 and (B) setting forth the Interest Coverage Ratio of the Consolidated Entity for the most recently completed four full fiscal quarters of the Consolidated Entity. To the extent that the Borrower's annual report on Form 10-K contains any of the foregoing items, the Lenders will accept the Borrower's Form 10-K in lieu of such items.

     (b)  Projections.  Not later than  forty-five  (45) days after each  fiscal
          -----------
          year end, monthly projections of Borrower's financial condition and results of operations for the next succeeding fiscal year, together with annual projections for the next two succeeding fiscal years, in each case containing projected consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholders equity, together with a statement in reasonable detail setting forth the assumptions upon which such projections are based.

     (c)  Quarterly Financial  Statements.  As soon as available,  but not later
          -------------------------------
          than forty-five (45) days after the end of each of the first three fiscal quarters: (i) Financial Statements of the Consolidated Entity as of the fiscal quarter then ended, and for the fiscal year to date;
          (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior fiscal year; (iii) the certification of the chief executive officer or chief financial officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP (other than with respect to footnotes and subject to year-end audit adjustments); (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal quarter and fiscal year to date, prepared by the chief financial officer of the Borrower; and (v) a compliance certificate substantially in the form of Exhibit C with an attached schedule of calculations (A) demonstrating compliance with the financial covenants set forth in Sections 9.1, 9.2 and 9.3 and (B) setting forth the Interest Coverage Ratio of the Consolidated Entity for the most recently completed four full fiscal quarters of the Consolidated Entity. To the extent that the Borrower's quarterly report on Form 10-Q contains any of the foregoing items, the Lenders will accept the Borrower's Form 10-Q in lieu of such items.

     (d)  Monthly Financial Statements. As soon as available, but not later than
          ----------------------------
          thirty (30) days after the end of each of the fiscal months of January, February, April, May, July, August, October and November and within forty-five (45) days after the end of each of the fiscal months of March, June, September and December: (i) a balance sheet for the Consolidated Entity as at the end of such month and for the fiscal year to date and statements of operations and cash flows for such month and for the fiscal year to date; (ii) a comparison to the balance sheet, statement of operations and statement of cash flows for the same periods in the prior year; (iii) a certification by the chief executive officer or chief financial officer of the Borrower that such balance sheet, statement of operations and statement of cash flows have been prepared in accordance with GAAP (other than with respect to footnotes and subject to year-end audit adjustments); and (iv) a compliance certificate substantially in the form of Exhibit C with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in Sections 9.1, 9.2 and 9.3.

     (e)  Monthly Comparison to Prior Projections. As soon as available, but not
          ---------------------------------------
          later than thirty (30) days after the end of each of the fiscal months of January, February, April, May, July, August, October and November and within forty-five (45) days after the end of each of the fiscal months of March, June, September and December, a comparison of actual results of operations, cash flow and capital expenditures for the Borrower for such month and for the period from the beginning of the current fiscal year through the end of such month with amounts previously projected for those periods (see Section 8.1(b)) and with actual results for corresponding periods in the previous fiscal year.

     (f)  Tax Returns. A copy of the state and federal income tax returns of the
          -----------
          Borrower and each of its Subsidiaries within thirty (30) days after they are filed with the appropriate taxing authorities, if and when requested by any Lender.

     (g)  Public  Filings.  Promptly  upon the  earlier of the mailing or filing
          ---------------
          thereof, copies of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by the Borrower to holders of its publicly traded securities or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

     8.2 Collateral Reporting.

     The Borrower shall timely deliver to the Agent (and each Lender in the case of Borrowing Base Certificates required to be delivered pursuant to clause
(a)(i)(1) below) the following certificates and reports:

     (a)  Weekly Borrowing Base Certificates.
          ----------------------------------


          (i) Weekly, before 12:00 noon Boston time on the second Business Day of each week, and at any other time requested by the Agent, (1) a borrowing base certificate (the "Borrowing Base Certificate"), which shall be: (A) completed substantially in the form of Exhibit D, detailing the Borrower's Eligible Accounts Receivable and Eligible Inventory as of each Friday of the immediately preceding week (or as of such other date as the Agent may request), (B) prepared by or under the supervision of the Borrower's chief executive officer or chief financial officer and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory and
               (C) attached to such additional schedules and other information as the Agent may request; and (2) (X) an Accounts Receivable reconciliation report (beginning balance plus sales minus collections minus credits plus or minus adjustments), (Y) a report detailing Inventory balances by category and (Z) an accounts payable balance and book overdraft report, in each case as of Saturday of the immediately preceding week. The Agent may, but shall not be obligated to, rely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Accounts and Inventory.

          (ii) Monthly, before 12:00 noon Boston time on the ninth Business Day of each fiscal month, and at any other time requested by the Agent, (1) a Borrowing Base Certificate which shall be: (A) completed substantially in the form of Exhibit D, detailing (x) the Borrower's Eligible Accounts Receivable and Eligible

               Inventory as of the last day of the immediately preceding fiscal month (the "Monthly Report") and (y) the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the last day of the immediately preceding fiscal month, (B) prepared by or under the supervision of the Borrower's chief executive officer or chief financial officer and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory, and (C) attached to such additional schedules and other information as the Agent may request (including, without limitation, an accounts receivable agings report for the prior fiscal month); and (2) (W) an Accounts Receivable summary agings report by location, (X) an Accounts
               Receivable summary agings report for the Borrower's top twenty customer accounts, (Y) a report of Inventory balances by location (including third party locations) and (Z) an accounts payable agings report (when available from the Borrower's computerized recordkeeping system), in each case as of the last day of the immediately preceding fiscal month. The Agent may, but shall not be obligated to, rely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Accounts and Inventory.

     (b)  Further  Assurances.  When  requested  by the  Agent  (or by a  Lender
          -------------------
          through the Agent), any further information regarding the Collateral, business affairs and financial condition of the Borrower or any of its Subsidiaries.

     8.3 Notification Requirements.

     The Borrower shall timely give the Agent and each of the Lenders the following notices:

     (a)  Notice of Defaults. Promptly, and in any event within two (2) Business
          ------------------
          Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail.

     (b)  Proceedings or Adverse Changes. Promptly, and in any event within five
          ------------------------------
          (5) Business Days after the Borrower becomes aware of (i) any proceeding being instituted or threatened to be instituted by or against the Borrower or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) any order, judgment or decree in excess of $1,000,000 being entered against the Borrower or any of its Subsidiaries or any of their respective properties or assets or (iii) any actual or prospective change, development or event which, in any such case, has had or could reasonably be expected to have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by the Borrower or any such Subsidiary.

     (c)  ERISA Notices.
          -------------

          (i) within ten (10) days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that a Termination

               Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or other such entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

          (ii) within ten (10) days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or other such entities have taken, are taking or propose to take with respect thereto;

          (iii)within thirty (30) days after the filing thereof with the DOL, Internal Revenue Service or PBGC, copies of each annual report (form 5500 series), including Schedule 3 thereto, filed with respect to each Benefit Plan;

          (iv) within thirty (30) days after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

          (v) within three (3) days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower, any Subsidiary or any ERISA Affiliate with respect to such request;

          (vi) within ten (10) days upon the occurrence thereof, notification of any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower, any Subsidiary or any ERISA Affiliate was not previously contributing;

          (vii)within three (3) days after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

         (viii) within ten (10) days after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

          (ix) within  ten  (10)  days  after  receipt  by  the  Borrower,   any
               Subsidiary or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability, copies of each such notice;

          (x) within ten (10) days after the Borrower, any Subsidiary or any ERISA Affiliate fail to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

          (xi) within three (3) days after the Borrower, any Subsidiary or any ERISA Affiliate knows (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or
               (c) the PBGC has instituted or will institute  proceedings  under
               Section 4042 of ERISA to terminate a Multiemployer Plan, a written statement setting forth any such event or information.

     For purposes of this Section 8.3(c),  the Borrower,  any Subsidiary and any
     ERISA   Affiliate   shall  be  deemed  to  know  all  facts  known  by  the
     administrator of any Plan of which such entity is the plan sponsor.

     (d)  Environmental  and  Health  and  Safety  Notices;  Violations  of Law.
          ---------------------------------------------------------------------
          Promptly, and in any event within ten (10) Business Days after receipt by the Borrower or any of its Subsidiaries of any formal or informal notice, complaint or order alleging actual or prospective violation of any environmental, health or safety Requirement of Law or any other Requirement of Law which could have a Material Adverse Effect, or alleging responsibility for a cleanup, a copy of such notice, complaint, or order and a written statement describing any action being taken with respect thereto by the Borrower or any such Subsidiary.

     (e) Material Contracts. Promptly, and in any event within ten (10) Business Days after any Material Contract of the Borrower or any of its Subsidiaries is terminated or amended or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

     (f)  Interest Rate Agreements and Lumber Hedging  Agreements.  The Borrower
          -------------------------------------------------------
          shall provide the Agent,  (i)  promptly,  and in any event within five
          (5) Business Days after a default by any party under any Interest Rate Agreement or Lumber Hedging Agreement, with a written statement describing such default and an explanation of any actions being taken with respect thereto, and (ii) with such other information regarding any Interest Rate Agreements or Lumber Hedging Agreements as the Agent may reasonably request.

     8.4 Corporate Existence.

     The Borrower shall, and shall cause each of the Subsidiaries to, (i) maintain its corporate existence (except that Subsidiaries may merge with each other and with the Borrower (provided that the Borrower is the surviving entity)) with the prior written consent of the Agent, maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary or advisable to the profitable conduct of their businesses, (ii) continue in, and limit their operations to, the same general lines of business as presently conducted by it and (iii) comply with all Requirements of Law, except those Requirements of Law the failure to so comply with would not have a Material Adverse Effect.

     8.5 ERISA.

     The Borrower shall establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, Internal Revenue Code, and all other Requirements of Law, other than to the extent that Borrower is in good faith contesting by appropriate proceedings the validity or application of any such provision, law, rule, regulation or interpretation.

     8.6 Environmental and Other Matters.

     (a) The Borrower and its Subsidiaries will conduct their businesses so as to comply in all material respects with all applicable federal, state or local environmental laws, regulations, directions, ordinances, criteria and guidelines, including, without limitation, environmental, land use, occupational safety or health laws, regulations, directions, ordinances, criteria, guidelines, requirements or permits in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that the Borrower or any of the Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; provided,
                                                                       --------
          further,  that the Borrower and each of the Subsidiaries  shall comply
          -------
          with the order of any court or other Governmental Authority relating to such laws unless the Borrower or the Subsidiaries shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution postponing enforcement or execution pending such appeal or proceedings for review. The Borrower shall promptly take all actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. At the request of the Agent, and at the sole cost and expense of the Borrower, the Borrower shall provide the Agent with any additional information or reports relating to environmental matters and any potential related liability resulting therefrom as the Agent may reasonably request. In addition, the Borrower shall provide the Agent, at the Borrower's sole cost and expense, with copies of any environmental audits, surveys or reports conducted in connection with the purchase or sale by the Borrower of any real property.

     (b) On or before December 13, 2001, the Borrower shall implement an environmental management system program reasonably acceptable to the Agent. Such program shall include, without limitation, procedures reasonably acceptable to the Agent for the handling and control of asbestos, above ground storage tanks, and drums containing oil, gasoline and other hazardous substances. The Borrower shall, from time to time, execute such agreements, documents and certifications with respect to such program as the Agent may reasonably require.

     8.7 Insurance; Casualty Loss.

     The Borrower agrees to maintain, and to cause each of the Subsidiaries to maintain, public liability insurance, third party property damage insurance and casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All liability policies of the Borrower and its Subsidiaries are to name the Agent as an additional insured and all casualty policies covering the Collateral are to name the Agent as the loss payee in case of loss and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. The Borrower shall provide written notice to the Lenders of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned or used by the Borrower or any of the Subsidiaries is (i) damaged or destroyed, or suffers any other loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value in excess of $1,000,000 (or with respect to Eligible Real Estate, as set forth in the applicable Mortgage relating thereto) (collectively, a "Casualty Loss"; provided, however, that for purposes of the definition of
                     --------   -------
Capital Expenditures only, "Casualty Loss" shall mean any of the foregoing regardless of the amount of the damage, destruction, loss or diminution in value). The Borrower shall diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, the Borrower shall pay to the Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by the Borrower or any of the Subsidiaries on account of damage, destruction, loss, condemnation or eminent domain proceedings. The Agent may, at its election and in its sole discretion, either (a) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal under the Loans in accordance with the provisions of Section 4.4 hereo, or if an Event of Default then exists, in such order and manner as the Agent may determine, or (b) pay such proceeds to the Borrower to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Majority Lenders and (ii) the Agent may participate in any such proceedings and the Borrower shall deliver to the Agent such documents as may be requested by the Agent to permit such participation and shall consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. The Borrower hereby irrevocably authorizes and appoints the Agent its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the Borrower shall, upon demand of the Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

     8.8 Taxes.

     The Borrower agrees to pay, when due, and to cause each of the Subsidiaries to pay when due, all taxes lawfully levied or assessed against the Borrower, any Subsidiary or any of the Collateral before any penalty or interest accrues thereon; provided, however, that, unless such taxes have become a federal tax or
         --------  -------
ERISA Lien on any of the assets of the Borrower or any Subsidiary, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

     8.9 Compliance With Laws.

     The Borrower agrees to comply, and to cause each of the Subsidiaries to comply, with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business, unless (a) the Borrower contests any such Requirements of Law in a reasonable manner and in good faith or (b) any such non-compliance would not have a Material Adverse Effect.

     8.10 Use of Proceeds.

     The Loans made to the Borrower hereunder shall be used by the Borrower solely (i) to repay outstanding Indebtedness of the Borrower on account of the Senior Subordinated Notes pursuant to the Offer to Purchase, (ii) for working capital, general business and capital expenditure requirements of the Borrower, including, without limitation, payment of Letter of Credit Obligations, (iii) to the limited extent contemplated by Section 9.17 hereof, (iv) to pay Fees and Expenses, and (v) to fund up to $10,000,000.00 of repurchases of the Borrower's common stock. The Borrower shall not use any portion of the proceeds of any such Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulations T and U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said
Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

     8.11 Fiscal Year.

     The Borrower agrees to maintain its fiscal year as a year ending on the last Saturday in December unless required by law, in which case the Borrower will give the Agent at least thirty (30) days prior written notice thereof.

     8.12 Intellectual Property.

     The Borrower shall do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of patents, copyrights, trademarks, service marks and other marks, trade names or other trade rights that are necessary for the operation of the business of the Borrower (including, without limitation, the "'W' and design" and "Wickes" trademarks).

     8.13 Maintenance of Property.

     The Borrower agrees to keep, and to cause each of the Subsidiaries to keep, all property useful and necessary to its respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of its properties.

     8.14 Books and Records; Inspections; Field Audits; Appraisals; Physical Inventories.

     (a) The Borrower shall maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect the Lenders' interest in its Accounts. The Agent or its agents may (or, if requested by the Majority Lenders, shall) enter upon the premises of the Borrower at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence of an Event of Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at the Borrower's expense) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of the Borrower with any officers, employees and directors of the Borrower or with the Auditors. Without limiting the foregoing, the Agent (or its agents) may enter upon the premises of the Borrower (and representatives of the Lenders shall be permitted to accompany the Agent or its agents), during normal business hours and upon reasonable notice under the circumstances, no less frequently than (x) three times per year, for the purposes of conducting field examinations of the Collateral (provided that the Agent, in its reasonable discretion, if any Event of Default exists, may cause such additional field examinations to be taken as the Agent reasonably determines (each, at the expense of the Borrower)), and (y) one time per year, for the purposes of conducting appraisals of the Borrower's Inventory (provided that the Agent, in its reasonable discretion, if any Event of Default exists, may cause such additional such appraisals to be taken as the Agent reasonably determines (each, at the expense of the Borrower)), and (z) at such reasonable intervals as the Agent may determined to conduct appraisals of the other Collateral.

     (b) The Agent, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower. The Borrower, at its own expense, shall cause not less than one (1) physical inventory to be undertaken in each twelve (12) month period during which this Credit Agreement is in effect conducted by such inventory takers as may be reasonably satisfactory to the Agent and following such procedures as may be reasonably satisfactory to the Agent. The Borrower shall provide the Agent with a copy of the preliminary results of each such physical inventory within ten (10) days following the completion of such inventory. The Borrower, within thirty (30) days following the completion of such physical inventory, shall provide the Agent with a reconciliation of the results of each such physical inventory and shall post such results to the Borrower's stock ledger and, as applicable to the Borrower's other financial books and records. The Agent, in its reasonable discretion, if any Event of Default exists, may cause such additional inventories to be taken as the Agent reasonably determines (each, at the expense of the Borrower).

     8.15 Further Assurances.

     The Borrower shall take, and shall cause each of the Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent on the Collateral.

     8.16 Secured Interest Rate Agreements.

     To the extent any Lender reimburses any of its Affiliates for the failure of the Borrower to pay any amounts owed to such Affiliate in connection with any Secured Interest Rate Agreement, the Borrower shall promptly pay such Lender such reimbursed amount and such reimbursed amount shall be an Obligation of the Borrower hereunder until paid in full.

ARTICLE 9. NEGATIVE COVENANTS
-----------------------------

     Until termination of the Credit Agreement and payment and satisfaction of all Obligations due hereunder, the Borrower agrees that:

     9.1 Unused Availability.

     The Borrower shall not permit Unused Availability (as reflected in the Borrowing Base Certificate most recently delivered from time to time hereunder) to be less than the Required Available Amount at any time that the most recently delivered quarterly Financial Statements show the Interest Coverage Ratio was greater than or equal to 1.25 to 1.00 for the four consecutive fiscal quarters ended on the date of such Financial Statements, and the Borrower shall not permit Unused Availability (as reflected on the Borrowing Base Certificate most recently delivered from time to time hereunder) to be less than $25,000,000 at any time that the most recently delivered quarterly Financial Statements show the Interest Coverage Ratio was less than 1.25 to 1.00 for the four consecutive fiscal quarters ended on the date of such Financial Statements.

     9.2 Minimum Consolidated Net Worth.

     The Borrower shall not permit Consolidated Net Worth to be less than the following amounts as of the end of each applicable fiscal quarter set forth below:



Fiscal Quarter Ending On or About                 Minimum Consolidated Net Worth
---------------------------------                 ------------------------------



December 31, 2000                                  $25,100,000



March 31, 2001                                     $23,200,000



June 30, 2001                                      $25,500,000



September 30, 2001                                 $28,400,000



December 31, 2001                                  $27,800,000



March 31, 2002                                     $26,500,000



June 30, 2002                                      $29,600,000



September 30, 2002                                 $33,500,000



December 31, 2002                                  $33,700,000


March 31, 2003 and each quarter end thereafter     The sum of (x) $33,700,000, plus (y) the Borrower's
                                                   Consolidated Net Income (calculated on a cumulative
                                                   basis) for each quarter ending after December 31,
                                                   2002, but in no event less than zero


     9.3 Capital Expenditures.

     The Borrower shall not make payments for Capital Expenditures in excess of $9,000,000 during any fiscal year. To the extent that the Borrower does not use all or any portion of the amounts allowed for payments for Capital Expenditures under this Section 9.3 during any fiscal year, it may be carried forward to the immediately following fiscal year and used for Capital Expenditures during such immediately following fiscal year. The Borrower shall not make any Capital Expenditures that are not reasonably related to the businesses conducted on the Closing Date by the Borrower.

     9.4 Additional Indebtedness.

     The Borrower  shall not, and shall not permit any of its  Subsidiaries  to,
directly  or  indirectly,   incur,  create,   assume  or  suffer  to  exist  any
Indebtedness other than:

     (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

     (b)  Indebtedness under the Senior Subordinated Notes and the Indenture;

     (c)  Indebtedness   under  Interest  Rate  Agreements  and  Lumber  Hedging
          Agreements, in each case the terms and conditions of which are satisfactory to the Agent, including, with respect to each Lumber Hedging Agreement, the matching of term and notional amount thereof with an actual written price/purchase commitment entered into between Borrower and one of its customers; provided that the number of Lumber
                                              --------
          Hedging Agreements outstanding at any one time shall not exceed 160;

     (d)  Indebtedness  described  on  Schedule  B and any  refinancing  of such
                                       -----------
          Indebtedness;  provided  that the aggregate  principal  amount of such
                         --------
          Indebtedness is not increased and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced;

     (e) Indebtedness incurred or assumed in connection with Acquisitions permitted by Section 9.17 in amounts and on terms acceptable to the Agent; and

     (f)  other   Indebtedness  not  to  exceed   $7,500,000  in  the  aggregate
          outstanding at any one time, such Indebtedness to be from parties and to have terms and conditions satisfactory to the Agent.

     9.5 Liens.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, mortgage, assign, pledge, transfer, create, incur, assume, suffer to exist or otherwise permit any Lien or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its property, assets, revenues or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for:

     (a) Liens granted to the Agent by the Borrower pursuant to any Credit Document;

     (b)  Liens listed on Schedule B;
                          ----------


     (c)  Purchase Money Liens;

     (d) Pre-existing Liens on fixed assets acquired pursuant to Section 9.17 hereof, so long as such Liens attach only to the specific assets so acquired;

     (e) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, landlords and other similar Liens arising by operation of law or otherwise for amounts that are not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings;

     (f) Attachment or judgment Liens individually or in the aggregate not in excess of $1,000,000 (exclusive of (i) any amounts that are duly bonded to the reasonable satisfaction of the Agent or (ii) any amount adequately covered by insurance as to which the insurance company has not disclaimed or disputed in writing its obligations for coverage);

     (g) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings, provided that in any such
                                                      --------
          case an adequate reserve is being maintained by the Borrower for the payment of same;

     (h) Deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance not to exceed an aggregate of $1,000,000 outstanding at any one time;

     (i) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, utility payments and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $2,000,000 outstanding at any one time;

     (j) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

     (k) Liens on cash or securities maintained in any Lumber Hedging Account in favor of the financial institution at which such account is maintained; provided that the amount of such cash and the market value
                      --------
          of such securities are acceptable to the Agent;

     (l)  Extensions  and renewals of the foregoing  permitted  Liens;  provided
                                                                        --------
          that the aggregate amount secured by such extended or renewed Liens is not increased and such extended or renewed Liens are on terms and conditions no more restrictive than the terms and conditions of the Liens being extended or renewed; and

     9.6  Sale of Assets.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, without the prior consent of the Agent, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) Inventory in the ordinary course of business, (ii) individual items of property with a fair market value of less than $500,000 in the aggregate during any fiscal year,
(iii) obsolete or worn out property disposed of in the ordinary course of business, and (iv) real property (other than Eligible Real Estate) which is no longer needed in the Borrower's business, so long as, with respect to subsections (ii), (iii) and (iv) above, (a) all such dispositions are for fair value, (b) all cash received for all such dispositions is used to repay the Loans, and (c) the aggregate consideration for such dispositions is paid in full in cash at the time of disposition; provided that, with respect to any such
                                      --------
disposition of assets otherwise permitted hereunder, the Borrower may receive a promissory note from the purchaser thereof in an amount equal to no greater than twenty percent (20%) of the aggregate consideration for such disposition so long as (x) such promissory note has a final maturity date no greater than two years from the date of such disposition, (y) each such promissory note is pledged to the Agent as additional security for the repayment of the Obligations, and (z) the outstanding aggregate principal amount of all such promissory notes received by the Borrower pursuant to this Section 9.6 does not at any time exceed $1,000,000.

     9.7 Corporate Changes.

     The Borrower, shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, merge, consolidate or otherwise alter or modify the Borrower's or any Subsidiary's Governing Documents (unless such alteration or modification would not have a Material Adverse Effect), corporate names, mailing addresses, principal places of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Borrower or Subsidiary; provided that, with the
                                                         --------
consent of the Agent (who shall notify each Lender), any Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any wholly-owned Subsidiary.

     9.8 Guaranties.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, incur any Contingent Obligations or, without limiting the foregoing, directly or indirectly, assume, guaranty, endorse, or otherwise become liable upon the obligations of any other Person, including, without limitation, any Subsidiary or Affiliate of the Borrower, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) by the giving of indemnities in connection with the sale of Inventory or other asset dispositions permitted hereunder and (iii) in connection with the incurrence of Indebtedness permitted to be incurred pursuant to Section 9.4 hereof.

     9.9 Restricted Payments.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Borrower or any of its Subsidiaries or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries except that any Subsidiary may declare and pay dividends to the Borrower or any other wholly-owned Subsidiary; or (b) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than Indebtedness pursuant to this Credit Agreement or, as long as no Default exists or would arise after giving effect to such payment or repurchase, the Senior Subordinated Notes); provided that any Subsidiary may
                                                --------
make payments on account of Indebtedness owing to the Borrower or any other Subsidiary; or (c) during the continuance of any Event of Default, make any payment to an Affiliate (other than salary, other employment compensation or wages owing to such Affiliate) with respect to management, consulting or other like fees. Notwithstanding the foregoing, the Borrower

     (x) may make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of the Senior Subordinated Notes as long as (1) no Default or Event of Default then exists or would arise after giving effect to such payment, prepayment or redemption, and (2) prior to and after giving effect to such payment, prepayment or redemption, Unused Availability is at least (A) $25,000,000 at any time the sum of the amount of Revolving Loans plus Letter of Credit Obligations is equal to or less than $160,000,000, and (B) $30,000,000 at any time the sum of the amount of Revolving Loans plus Letter of Credit Obligations is greater than $160,000,000; and

     (y) subject to the first proviso hereto, shall repay the Senior Subordinated Notes on or before June 30, 2003 on terms set forth in the Offer to Purchase or otherwise acceptable to the Agent, provided that if a Default or Event of Default then exists or would arise after giving effect to such repayment or if prior to and after giving effect to such repayment, Unused Availability is not at least (A) $25,000,000 at any time the sum of the amount of Revolving Loans plus Letter of Credit Obligations is equal to or less than $160,000,000, and (b) $30,000,000 at any time the sum of the amount of Revolving Loans plus Letter of Credit Obligations is greater than $160,000,000, the Borrower may not so repay such Senior Subordinated Notes, provided further that the failure of the Borrower to repay the Senior Subordinated Notes by June 30, 2003 shall constitute an Event of Default notwithstanding that such failure may be due to the Borrower's inability to satisfy the terms of the first proviso hereto.

     9.10 Investments.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of the Borrower, other than:

     (a) Advances or loans made in the ordinary course of business to employees of the Borrower or its Subsidiaries for travel, entertainment, relocation and similar expenses not to exceed $750,000 in the aggregate outstanding at any one time;

     (b)  Existing Advances;

     (c)  Cash Equivalents;

     (d) Interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided,
                                                                       --------
          however,  that  the  Borrower  may,  in  the  ordinary  course  of its
          -------
          business, maintain in its disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits;

     (e)  Promissory notes received by the Borrower as provided in Section 9.6;

     (f) Such other Investments not to exceed $2,500,000 in the aggregate at any time outstanding as the Agent may approve in writing in its sole discretion;

     (g)  To the extent permitted under Section 9.17(c) hereof; and

     (h) Charged-back Accounts pertaining to goods returned or rejected by a customer, which Accounts are acquired by the Borrower to the extent required by the Borrower's Credit Card Plan Agreement with National City Bank, Columbus or any other credit card agreements.

     9.11 Affiliate Transactions.

     (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction not described on Schedule B with (including, without limitation, the purchase, sale or exchange of property or the rendering of any service to) any Subsidiary or Affiliate of the Borrower ("Affiliate Transaction") except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than could be obtained in a comparable arm's-length transaction with an unaffiliated Person (the "Fairness Conditions").

     (b) Notwithstanding Section 9.11(a) above, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into Affiliate Transactions with aggregate consideration in excess of $250,000 in any fiscal year unless a majority of the members of the Board of Directors of the Borrower who are not officers, employees or Affiliates of the Borrower or any of its Subsidiaries shall have determined, prior to the time the Borrower or such Subsidiary, as the case may be, enters into such Affiliate Transactions, that such Affiliate Transactions satisfy the Fairness Conditions and such determination is evidenced by a resolution of the Board of Directors or a committee thereof; provided that, the Borrower shall not, and shall not permit any of its
          --------
          Subsidiaries to, enter into Affiliate Transactions with aggregate consideration in excess of $500,000 in any fiscal year unless, in addition to the requirements set forth above, the Borrower delivers to the Agent, at least thirty (30) days prior to the time the Borrower or such Subsidiary enters into such Affiliate Transactions, a detailed summary of all material terms, provisions and conditions thereof.

     9.12 Prohibited Transactions Under ERISA.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     (a) Engage, or permit any ERISA Affiliate to engage in any prohibited transaction which could result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

     (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

     (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

     (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan where such event would result in any liability of the Borrower, any Subsidiary or any ERISA Affiliate under Title IV of ERISA;

     (e) fail, or permit any ERISA Affiliate to fail, to make any required contribution or payment to any Multiemployer Plan;

     (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

     (g) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that either of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

     (h) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal may result in any liability of any such entity under Title IV of ERISA; or

     (i) allow any representation made in Section 7.12 to be untrue at any time during the term of this Credit Agreement.

     9.13 Additional Bank Accounts.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Disbursement Account, Lumber Hedging Accounts and the Blocked Accounts and other accounts set forth on Schedule B. Notwithstanding the foregoing, until
                                ----------
such time as the Agent otherwise directs, the Borrower may open and maintain an additional bank account (the "Contingency Account") to be used exclusively for funding the emergency cash needs of its facilities; provided that (i) no single
                                                     --------
facility receive in excess of $1,000 from the Contingency Account in any given month and (ii) no group of facilities receive in excess of $10,000 in the aggregate from the Contingency Account in any given month.

     9.14 Excess Cash.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, maintain in the aggregate in all of the checking, savings or other accounts (other than the Disbursement Account, the Blocked Accounts, the Fleet Account, Lumber Hedging Accounts and the payroll accounts) of the Borrower or elsewhere, total cash balances and Investments permitted by
Section 9.10 hereof in excess of $150,000 at any time during which any Loans are outstanding hereunder, of which amount no more than $5,000 may be maintained in the Contingency Account at any time.

     9.15 Material Amendments of Material Contracts.

     Except for the Supplemental Indenture pursuant to the Offer to Purchase, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of the Majority Lenders, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of, the Indenture, the Senior Subordinated Notes, or any other Material Contract, unless, with respect to such other Material Contracts only, such amendment, modification, cancellation or termination would not have a Material Adverse Effect.

     9.16 Additional Negative Pledges.

     Except to the extent contained in documentation governing Indebtedness assumed in connection with an Acquisition permitted hereby, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or permit any of the Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon any assets of the Borrower or the Subsidiaries or (ii) any contractual obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

     9.17 Additional Subsidiaries; Acquisitions.

     (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, form or acquire any new Subsidiaries.

     (b) The Borrower shall not, and shall not permit any of its Subsidiaries to make any Acquisitions except as permitted by Section 9.17(c) hereof.

     (c) Notwithstanding Section 9.17(a) and 9.17(b) hereof, but subject to all of the other provisions of this Credit Agreement and the other Credit Documents, the Borrower may from time to time make Acquisitions if:

          (i) The Agent shall have received (A) such duly executed and delivered agreements, instruments and documents as the Agent shall request in order to create in favor of the Agent a security interest in the types of property in which a security interest has been granted to the Agent under the Security Agreement so acquired to secure the Obligations, and (B) such lien searches relating to the property being acquired as the Agent shall request;

          (ii) If such Acquisition is an Acquisition of stock or other equity interests in a Person, (A) the Borrower acquires one hundred percent (100%) of the stock and other equity interests of such Person and (B) such Person is merged with and into the Borrower or liquidated immediately upon the consummation of such Acquisition with the Borrower being the sole surviving Person;

          (iii)At the time of such Acquisition, no Default and no Event of Default exists, or would exist upon the consummation thereof;

          (iv) The Borrower has demonstrated in writing to the satisfaction of the Agent that the business to be acquired has had positive EBITDA (adjusted to give effect for the Borrower's business plan for such business as reasonably approved by the Agent) for the period of four (4) fiscal quarters then most recently ended;

          (v) The Borrower has demonstrated in writing to the satisfaction of the Agent that following the consummation of the Acquisition the Borrower will be in pro forma compliance with Sections 9.1 and 9.2;

          (vi) The Borrower has completed its due diligence review of the business to be acquired;

          (vii)The Borrower shall have received the Majority Lenders' prior written consent if the Total Consideration for such Acquisition or series of related Acquisitions is or could be in excess of $15,000,000;

          (viii)  The   Revolving   Loans  made  for  the   purpose  of  funding
               Acquisitions in the then current calendar year will not exceed $30,000,000 after giving effect to such Acquisition;

          (ix) The board of directors or shareholders, or in the case of a Person that is not a corporation, a corresponding governing body, of the Person whose stock or assets are being acquired has approved the Acquisition.

          (x) The structure of the Acquisition, including any seller notes and all other assumed debt is on terms acceptable to the Agent;

          (xi) The assets so acquired are located in the United States or Canada (other than the Province of Quebec) or, if such acquisition is structured as a purchase of stock, the Person so acquired is organized under the laws of a state in the United States, and the assets owned by such Person are located in the United States or Canada (other than the Province of Quebec);

          (xii)The Borrower updates the schedules hereto and to each of the other Loan Documents, as applicable, provided, in no event may
                                                      --------
               any schedule be updated in a manner that would reflect or evidence a Default or Event of Default;

          (xiii) The target of the Acquisition is engaged in a line of business that is reasonably related to the Borrower's line of business as presently conducted by the Borrower; and

          (xiv)such other conditions as the Agent reasonably requests are satisfied.

     "Total Consideration" means the total consideration paid with respect to any Acquisition, including without limitation, (v) all payments made in cash and property, (w) the amount paid or to be paid pursuant to non-compete agreements, so-called earn-out agreements and consulting agreements, (x) the amount of debt and other liabilities assumed and/or incurred (including in the case of an acquisition of stock or other equity interests, the amount of debt and other liabilities of the Person to be acquired), (y) anticipated capital expenditures related to an Acquisition and identified to the Agent prior to the consummation of such Acquisition and (z) the amount of all transaction fees.

     To the extent that assets acquired by the Borrower pursuant to this Section 9.17(c) would otherwise consist of or include Eligible Accounts or Eligible Inventory, the dollar amount of such Eligible Accounts and Eligible Inventory (after application of applicable advance rates) will be included in calculating the Borrowing Base only following the satisfactory completion of an examination by the Agent.

     9.18 Hedging Transactions.

     The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any speculative hedging or similar transactions (other than Interest Rate Agreements and Lumber Hedging Agreements, to the extent otherwise permitted hereunder).

     9.19 Activities of Subsidiaries.

     (a)  LTC.  The  Borrower  shall not permit LTC to engage in any business or
          ---
          activity (including, without limitation, the incurrence of Indebtedness or trade liabilities) with any Person (other than the Borrower in connection with the LTC Sublicense Agreement). Notwithstanding Section 9.10(f), Borrower shall not make any Investment on or after the Initial Closing Date in LTC.

     (b)  GLC.  The  Borrower  shall not permit GLC to engage in any business or
          ---
          activity  (including,   without  limitation,  the  incurrence  of  any
          Indebtedness or trade liabilities) other than the ownership and operation of building material supply centers (and activities reasonably related thereto). Notwithstanding Section 9.10(f), Borrower shall not make any Investment on or after the Initial Closing Date in GLC.

     (c)  Wickes   International.   The   Borrower   shall  not  permit   Wickes
          ----------------------
          International  Holding  Corporation  to  engage  in  any  business  or activity (including, without limitation, the incurrence of Indebtedness or trade liabilities) with any Person (other than the ownership of the Investment in Riverside International Corporation that is outstanding on the Initial Closing Date). Notwithstanding
          Section 9.10(f), Borrower shall not make any Investment on or after the Initial Closing Date in Wickes International Holding Corporation or any Person that is now or hereafter becomes a Subsidiary of Wickes International Holding Corporation.

ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES
------------------------------------------

     10.1 Events of Default.

     The occurrence of any of the following events shall constitute an Event of Default hereunder:

     (a) failure of the Borrower to pay (i) any interest, Fees, Expenses or other Obligations (other than principal) within three (3) Business Days of when due, in each case whether at stated maturity, by acceleration, or otherwise, or (ii) any principal when due, whether at stated maturity, by acceleration or otherwise;

     (b) failure of the Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in the Pledge Agreement, the Security Agreement, in any other Collateral Documents, or in Sections 8.1(a), 8.1(c), 8.1(d), 8.2(a), 8.3, 8.4, 8.7 or 8.10
          or Article 9 hereof;

     (c) any representation or warranty made or deemed to be made by the Borrower in this Credit Agreement or in any other Credit Document (and in any statement or certificate given in writing under this Credit Agreement or any other Credit Document), shall be false or misleading in any material respect when made or deemed to be made;

     (d) failure of the Borrower to comply with any provisions contained in this Credit Agreement or any other Credit Document, other than as set forth in Section 10.1(a), 10.1(b) and 10.1(c) hereof, and such failure shall continue without cure for a period of thirty (30) consecutive days after notice thereof is given to the Borrower by the Agent or the Majority Lenders;

     (e) dissolution, liquidation, winding up or cessation of the Borrower's businesses, or the failure of the Borrower to meet its debts as they mature, or the calling of one or more meetings of the Borrower's major creditors for purposes of obtaining a moratorium on payment or a compromise of the Borrower's debts;

     (f) the insolvency of any Credit Party or the commencement by or against any Credit Party of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law and, in the event any such proceeding is commenced against a Credit Party, such proceeding is not dismissed within thirty
          (30) days;

     (g)  the occurrence of a Change of Control;

     (h) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) which permits, or could permit, the acceleration of the maturity of any note, agreement or instrument evidencing any other Indebtedness of the Borrower or any of the Subsidiaries, and the aggregate principal amount of all such Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is permitted to be accelerated, exceeds $2,500,000; or

     (i) any material covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agent, the Syndication Agent or the Lenders) to any Credit Document shall deny or disaffirm, its obligations under any of the Credit Documents, or any Credit Document shall be cancelled, terminated, revoked or rescinded without the express prior written consent of the Agent, or any action or proceeding shall have been commenced by any Person (other than the Agent, the Syndication Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Credit Document are illegal, invalid or unenforceable.

     10.2 Acceleration and Cash Collateralization.

     Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower:

     (a)  Acceleration. Upon the written request of the Majority Lenders, and by
          ------------
          delivery of written notice to the Borrower from the Agent, all Obligations shall be declared to be immediately due and payable
          (except  with  respect  to any Event of  Default  set forth in Section
          10.1(f) hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Majority Lenders or notice or other demand to the Borrower) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

     (b)  Termination of  Commitments.  Upon the written request of the Majority
          ---------------------------
          Lenders, and by delivery of written notice to the Borrower from the Agent, the Commitments of all the Lenders shall be immediately terminated.

     (c)  Cash Collateralization. On demand of the Agent or the Majority Lenders
          ----------------------
          the Borrower shall immediately deposit with the Agent for each Letter of Credit then outstanding, cash or Cash Equivalents in an amount equal to one hundred ten percent (110%) of the greatest amount drawable thereunder.

     10.3 Rescission of Acceleration.

     After acceleration of the maturity of the Loans, if the Borrower pays all accrued interest and all principal due (other than by reason of the acceleration) and all Defaults and Events of Default are otherwise waived in accordance with Section 12.10, the Majority Lenders may elect in their sole discretion, to rescind the acceleration and return any cash collateral. (This
Section is intended only to bind all of the Lenders to a decision of the Majority Lenders and not to confer any right on the Borrower, even if the described conditions for the Majority Lenders' election may be met.)

     10.4 Remedies.

     Upon the occurrence and during the continuance of an Event of Default, the Agent may do any or all of the following:

     (a) remove all documents, instruments, files and records (including the copying of any computer records) relating to the Accounts or use (at the expense of the Borrower) such supplies or space of the Borrower at the Borrower's place of business necessary to properly administer and collect the Accounts thereon;

     (b) accelerate or extend the time of payment, compromise, issue credits, or bring suit on the Accounts (in the name of the Borrower or the Lenders) and otherwise administer and collect the Accounts;

     (c) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise; and

     (d) foreclose the security interests created pursuant to the Credit Documents by any available judicial or non-judicial procedure, and take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

Any Lender may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by the Borrower. If notice of intended disposition of any Collateral is required by law, it is agreed that five (5) Business Days notice shall constitute reasonable notification. The Borrower will assemble the Collateral and make it available to the Agent at such locations as the Agent may specify, whether at the premises of the Borrower or elsewhere, and will make available to the Agent the premises and facilities of the Borrower for the purpose of the Agent's taking possession of, removing or putting the Collateral in saleable form.

     10.5 Right of Setoff.

     In addition to and not in limitation of all rights of offset that any Lender or the Issuing Bank may have under applicable law, upon the occurrence of any Event of Default, and whether or not any Lender or the Issuing Bank has made any demand or the obligations of any Credit Party have matured, each Lender and the Issuing Bank shall have the right to appropriate and apply to the payment of the Obligations of such Credit Party all deposits and other obligations then or thereafter owing by such Lender or the Issuing Bank to such Credit Party. Each Lender or the Issuing Bank exercising such rights shall notify the Agent thereof and any amount received as a result of the exercise of such rights shall be shared in accordance with Section 5.11.

     10.6 License for Use of Software and Other Intellectual Property.

     Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by the Borrower in connection with its businesses or in connection with the Collateral. The Agent agrees not to use any such license prior to the occurrence of an Event of Default without giving the Borrower prior notice.

     10.7 Deficiencies; Remedies Cumulative.

     The cash proceeds resulting from the Agent's exercise of any of the foregoing rights shall be applied by the Agent and the Lenders in accordance with Section 2.10. The Borrower shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrower or its successors or assigns, any surplus resulting therefrom. The foregoing remedies are not intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under the Credit Agreement, under any other Credit Document, at equity or at law.

ARTICLE 11. THE AGENT
---------------------

     11.1 Appointment of Agent.

     (a) Each Lender hereby designates FRF as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Note or Term Note or participation in any Letter of Credit by the acceptance of a Revolving Note, a Term Note, or participation shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Credit Agreement, the Revolving Notes and the Term Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the benefit of the Lenders to be distributed as provided herein. The Agent may perform any of its duties hereunder by or through its agents or employees.

     (b) The provisions of this Article 11 are solely for the benefit of the Agent and the Lenders, and none of the Credit Parties shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 11.9). In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

     11.2 Nature of Duties of Agent, Documentation Agent and Syndication Agent.

     (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement or the other Credit Documents a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement or the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement or the other Credit Documents except as expressly set forth herein or therein.

     (b) Neither the Documentation Agent nor the Syndication Agent will have any duties, obligations, rights or remedies under this Credit Agreement or any of the other Credit Documents by virtue of its being named as documentation agent or syndication agent hereunder.

     11.3 Lack of Reliance on Agent.

     (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

     (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement, the Revolving Notes or the Term Notes or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement, the Revolving Notes, the Term Notes or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

     11.4 Certain Rights of the Agent.

     The Agent shall have the right to request instructions from the Majority Lenders at any time. If the Agent shall request instructions from the Majority Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders.

     11.5 Reliance by Agent.

     The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower), independent public accountants (including the Borrower's independent public accountants) and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of, or information provided by, such counsel, accountants or experts.

     11.6 Indemnification of Agent.

     To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement, provided that, no Lender shall be
                                               --------
liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

     11.7 The Agent in its Individual Capacity.

     With respect to its obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, and its participation in Letters of Credit issued hereunder, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note, Term Note, or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Majority Lenders," "holders of Revolving Notes," "holders of Term Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

     11.8 Holders of Notes.

     The Agent may deem and treat the payee of any Revolving Note or Term Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note or Term Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or Term Note or of any Revolving Note or Term Note issued in exchange therefor.

     11.9 Successor Agent.

     (a) The Agent may, upon five (5) Business Days' written notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 11.9). Such resignation of the Agent shall also operate as a resignation of Fleet as Issuing Bank. Upon any such resignation, the Majority Lenders shall have the right, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld), to appoint a successor Agent which shall also serve as successor Issuing Bank. If no successor Agent (i) shall have been so appointed by the Majority Lenders, and (ii) shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall also serve as successor Issuing Bank.

     (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

     (c) In the event of a material breach by the Agent of its duties hereunder, the Agent may be removed by the Majority Lenders (other than the Agent in its individual capacity and without giving effect to any Loans or Commitments made by the Agent in its individual capacity) for cause and the provisions of this Section 11.9 shall apply to the appointment of a successor Agent. Removal of FRF as Agent shall also operate as a removal of Fleet as Issuing Bank.

     11.10 Collateral Matters.

     (a) Each Lender authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Revolving Note and Term Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Majority Lenders in accordance with the provisions of this Credit Agreement or the Collateral Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

     (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments of all Lenders and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.6 hereof (and the Agent may rely conclusively on any such certificate, without further inquiry) or
          (iii) if approved, authorized or ratified in writing by the Majority Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 11.10.

     (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Majority Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Agent shall not be required to
                        --------
          execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

     (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any Subsidiary or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities  and  powers  granted  or  available  to the Agent in this
          Section 11.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

     11.11 Actions with Respect to Defaults.

     In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement and the other Credit Documents, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders; provided that until the Agent shall have
                                      --------
received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

     11.12 Delivery of Information.

     The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrower, any Subsidiary, the

Majority Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

     11.13 Syndication Agent.
           -----------------

     The Borrower, the Agent, the Issuing Bank and each Lender acknowledge that the Syndication Agent has no obligations hereunder and shall not be responsible for or accountable to any other party hereto for any action or failure to act hereunder.

     11.14  No  Liability  for  Interest  Rate   Agreements  or  Lumber  Hedging
            Agreements.

     In no event shall the Agent have any liability to the Borrower or any Lender for any losses incurred under or in connection with any Interest Rate Agreement or Lumber Hedging Agreement.

ARTICLE 12. MISCELLANEOUS
-------------------------

     12.1 SUBMISSION TO JURISDICTION; WAIVERS.

     THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

     (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF MASSACHUSETTS AND APPELLATE COURTS FROM ANY THEREOF;

     (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BEING BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 12.5 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

     (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

     (e) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND

     (f) WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.

     12.2 Designated Senior Debt.

     For purposes of the Indenture, the Obligations are hereby designated by the Borrower as "Designated Senior Debt".

     12.3 GOVERNING LAW.

     THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     12.4 Delays; Partial Exercise of Remedies.

     No delay or omission of the Agent, the Issuing Bank or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent, the Issuing Bank or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

     12.5 Notices.

     Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent or the Issuing Bank, then to Fleet Retail Finance Inc., 40 Broad Street, Boston, Massachusetts 02109, Attention: Timothy Tobin, if to any Lender, then to such Lender's address for notice set forth on Annex I, and if to the Borrower, then to the Borrower at 706 N. Deerpath Drive, Vernon Hills, Illinois 60061, Attention: Chief Financial Officer, with a copy to Schwartz Cooper Greenberger & Krauss, Attention: Mark B. Butterman or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, the or the Issuing Bank, at (617) 434-4339, if to any Lender, then to such Lender's facsimile number set forth on Annex I, and if to the Borrower at (847) 367-3750, with a copy to Schwartz Cooper Greenberger & Krauss at (312) 782-8416,
Attention: Mark B. Butterman, or, in any such case, to another location designated in accordance with this Section 12.5. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail or by overnight delivery service, when received at the above stated addresses or when delivery is refused and (ii) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

     12.6 Assignability.

     (a) The Borrower shall not have the right to assign or delegate this Credit Agreement or any interest therein except with the prior written consent of the Agent and each Lender.

     (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

     (c) A Lender may, with the consent of the Agent and, prior to the occurrence of an Event of Default, with the consent of the Borrower (which may not be unreasonably withheld), assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement and the Notes; provided that
                                                                   --------
          (i) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption Agreement, together with the Notes subject to such assignment and a processing and recordation fee of $3,500, (ii) no such assignment shall be for less than $10,000,000 of a Lender's Commitment or, if less, the entire amount of such Lender's Commitment and (iii) any assignment must assign the same percentage of both the Lender's Revolving Commitment and Term Loan Commitment, and (iv) the consent of the Agent and the Borrower shall not be required in connection with an assignment to an Affiliate. Upon execution and delivery of the Assignment and Assumption Agreement to the Agent, from and after the date specified as the effective date in the Assignment and Assumption Agreement, (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such assignee shall have the rights and obligations of a Lender hereunder and (y)
          the  assignor   thereunder  shall,  to  the  extent  that  rights  and
          obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to Section 12.8 hereof which will survive) and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

     (d) By executing and delivering an Assignment and Assumption Agreement, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Revolving Notes, the Term Notes, or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Credit Parties or the performance or observance by the Borrower or any other Credit Parties of any of its obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the Financial Statements referred to in Section 8.1 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

     (e) The Agent shall maintain at its address referred to in Section 11.5 hereof a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Commitment and Term Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Assumption shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender, together with the Revolving Note or Term Note subject to such assignment, the Agent shall, if such Assignment and Assumption Agreement has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Revolving Note or Term Note a new Revolving Note and Term Note to the order of the assignee in an amount equal to the Revolving Credit Commitment and Term Loan Commitment assumed by it pursuant to such Assignment and Assumption Agreement and, if the assigning Lender has retained a Revolving Commitment or Term Loan Commitment hereunder, a new Revolving Note and Term Note to the order of the assigning Lender in an amount equal to the Revolving Commitment or Term Loan Commitment retained by it hereunder. Such new Revolving Note or Term Note shall re-evidence the Indebtedness outstanding under the old Revolving Note or Term Note and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Term Note, and shall otherwise be in substantially the form of the Revolving Note or Term Note subject to such assignments.

     (g) Each Lender may sell participations (without the consent of the Agent, the Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Revolving Commitment, Term Loan Commitment, the Loans owing to it and the Revolving Note or Term Note held by it); provided that (i) such
                                                       --------
          Lender's obligations under this Credit Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Revolving Note and Term Note for all purposes of this Credit Agreement, (iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans, or Letter of Credit reimbursement obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans, or Letter of Credit reimbursement obligations in which such participant is participating, (C) reduce the interest rate applicable to the Loans, or Letter of Credit reimbursement obligations in which such participant is participating, or (D) reduce any Fees payable hereunder.

     (h) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Revolving Loan, Revolving Note, Term Loan, Term Note, or other obligation under the securities laws of the United States of America or of any jurisdiction.

     (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrower and its Subsidiaries.

     12.7 Confidentiality.

     Each Lender agrees that it will use its reasonable best efforts not to disclose without the prior consent of the Borrower (other than to its Affiliates, employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries, which is furnished pursuant to this Credit Agreement and which is designated by the Borrower to the Lenders in writing as confidential, provided,
                                                                       --------
that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any Requirement of Law, and (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes, the Revolving Commitment or the Term Loan Commitment or any interest therein by such Lender.

     12.8 Indemnification.

     The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, the Syndication Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated hereby,
(ii) the issuance of the Letters of Credit, (iii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by the Borrower of the proceeds of the Revolving Loans or the Term Loans, or (v) the Agent's, the Issuing Bank's or the Lenders', entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by the Borrower or any of the Lenders in connection with compliance by the Borrower or any of the Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. The Borrower's Obligations hereunder shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement. In addition, the Borrower shall, upon demand, pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith (provided, that such indemnification shall not apply if the Agent and the Lenders are determined to have acted in gross negligence or with willful misconduct), (ii) in collecting the Revolving Loans, (iii) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

     12.9 Entire Agreement; Successors and Assigns.

     This Credit Agreement and the other Credit Documents constitute the entire agreement among the Borrower, the Agent, the Syndication Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrower and the Lenders and their respective successors and permitted assigns.

     12.10 Amendments and Waivers.

     No amendment or waiver of any provision of this Credit Agreement, any part of Schedule B, or any other Credit Document shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf), except that:

     (a) the consent of all the Lenders is required to (i) increase the Total Commitments, the Commitment of any Lender or the advance rates set forth in Section 2.1, (ii) reduce the principal of, or interest on, the Revolving Notes, the Term Notes, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent or the Issuing Bank),
          (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Revolving Notes, the Term Notes, any Letter of Credit reimbursement obligations or any Fees hereunder, (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (v) amend or waive this Section 12.11(a), or change the definitions of Majority Lenders, (vi) amend the "Unused Availability" levels set forth in Section 9.1 or Section 9.9, or (vii) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Borrower permitted under this Credit Agreement, release any Liens in favor of the Lenders on a substantial portion of the Collateral (which for purposes hereof shall mean Collateral having a book value of more than $5,000,000); and

     (b) the consent of the Agent or the Issuing Bank, as the case may be, shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document, in addition to the consent of the Lenders otherwise required by this section.

     Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 11 (other than Section 11.9). The Borrower and the Lenders hereby authorize the Agent to modify (i) this Credit Agreement by unilaterally amending or supplementing Annex I to reflect assignments of the Commitments and
(ii) any of the Collateral Documents by unilaterally amending or supplementing any of the schedules thereto to reflect any addition to, or change in the status of, any of the collateral expressly permitted thereunder. If the Agent seeks the consent of a Lender under this Section 12.10 or any consent or approval of any Lender under any other provision hereof or of any other Credit Document and such Lender does not respond within ten (10) days, such failure to respond shall constitute such Lender's consent or approval.

     12.11 Nonliability of Agent and Lenders.

     The relationship between the Borrower and the Lenders, and the Agent shall be solely that of borrower and lender. Neither the Agent or any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     12.12 Independent Nature of Lenders' Rights.

     The amounts payable at any time hereunder to each Lender under such Lender's Revolving Note or Notes and Term Note or Notes shall be a separate and independent debt.

     12.13 Counterparts.

     This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     12.14 Effectiveness.

     This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

     12.15 Severability.

     In case any provision in or obligation under this Credit Agreement or the Revolving Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     12.16 Headings Descriptive.

     The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     12.17 Maximum Rate.

     Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the obligations and other Indebtedness of the Borrower to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrower, the Agent and the Lenders.

     12.18 JURY TRIAL.

     THE BORROWER,  THE AGENT,  THE SYNDICATION  AGENT, THE ISSUING BANK AND THE
     ---------------------------------------------------------------------------
LENDERS  EACH  HEREBY  WAIVE  ANY  RIGHT  TO A TRIAL  BY JURY IN ANY  ACTION  OR
--------------------------------------------------------------------------------
PROCEEDING  ARISING OUT OF THIS CREDIT  AGREEMENT,  THE CREDIT  DOCUMENTS OR ANY
--------------------------------------------------------------------------------
OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.
-----------------------------------------------------------


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                    BORROWER:
                                    ---------

                                    WICKES INC., a Delaware corporation


                                    By _________________________________

                                    Its ________________________________


                                     AGENT:
                                     ------

                                     FLEET RETAIL FINANCE INC., as Agent


                                     By _________________________________

                                     Its ________________________________


                                     DOCUMENTATION AGENT:
                                     --------------------

                                     BANK OF AMERICA, N.A., as
                                     Documentation Agent


                                     By _________________________________

                                     Its ________________________________


                                     ISSUING BANK:
                                     -------------

                                     FLEET NATIONAL BANK


                                     By _________________________________

                                     Its ________________________________


                                    LENDERS:
                                    --------

                                    FLEET RETAIL FINANCE INC.


                                    By _________________________________

                                    Its ________________________________

                                    FOOTHILL CAPITAL CORPORATION


                                    By _________________________________

                                    Its ________________________________


                                    BANK OF AMERICA, N.A.


                                    By _________________________________

                                    Its ________________________________


                                    LASALLE BANK NATIONAL ASSOCIATION


                                    By _________________________________

                                    Its ________________________________


                                    THE CIT GROUP/BUSINESS CREDIT, INC.


                                    By _________________________________

                                    Its ________________________________


                                    CONGRESS FINANCIAL CORPORATION (CENTRAL)


                                    By _________________________________

                                    Its ________________________________


                                    AMERICAN NATIONAL BANK AND
                                    TRUST COMPANY OF CHICAGO


                                    By _________________________________

                                    Its _________________________________

                                     ANNEX I
                                     -------
                         LENDERS AND COMMITMENT AMOUNTS
                         ------------------------------

Name and Address of Lender       Revolving Commitment       Term Loan Commitment
                                 --------------------       --------------------

FLEET RETAIL FINANCE INC.           $62,875,826.15              $16,237,682.10

Domestic Lending Office:

40 Broad Street
Boston, Massachusetts  02109

Eurodollar Lending Office:

100 Federal Street
Boston, Massachusetts  02110

Address for Notices:

Fleet Retail Finance Inc.
40 Broad Street
Boston, Massachusetts  02109
Attention: Timothy Tobin
Facsimile:  (617) 434-4386










FOOTHILL CAPITAL CORPORATION     Revolving Commitment       Term Loan Commitment
                                 --------------------       --------------------


                                    $23,842,638.59             $6,157,361.41
Domestic Lending Office:

11111 Santa Monica Boulevard
Suite 1500
Los Angeles, California  90025

Eurodollar Lending Office:

11111 Santa Monica Boulevard
Suite 1500
Los Angeles, California  90025

Address for Notices:

Foothill Capital Corporation
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention:  Eileen P. Quinn
Facsimile:  (310) 453-7447





BANK OF AMERICA, N.A. (formerly  Revolving Commitment       Term Loan Commitment
                                 --------------------       --------------------
Nationsbank, N.A.)                  $33,332,000.00             $8,607,989.00

Domestic Lending Office:

600 Peachtree Street
13th Floor
Atlanta, Georgia  30308

Eurodollar Lending Office:

600 Peachtree Street
13th Floor
Atlanta, Georgia  30308

Address for Notices:

Bank of America, N.A.
600 Peachtree Street
13th Floor
Atlanta, Georgia  30308
Attention:  Robert J. Walker
Facsimile:  (404) 607-6281





LASALLE BANK NATIONAL
ASSOCIATION                       Revolving Commitment      Term Loan Commitment
                                  --------------------      --------------------
(formerly LaSalle National Bank)    $19,206,834.89             $4,960,165.11

Domestic Lending Office:

135 South LaSalle Street
Chicago, Illinois  60603

Eurodollar Lending Office:

135 South LaSalle Street
Chicago, Illinois  60603

Address for Notices:

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Christopher G. Clifford
Facsimile:  (312) 904-6450





THE CIT GROUP/BUSINESS
CREDIT, INC.                     Revolving Commitment       Term Loan Commitment
                                 --------------------       --------------------
                                 $19,206,834.89                $4,960,165.11
Domestic Lending Office:

10 South LaSalle Street
22nd Floor
Chicago, Illinois  60603

Eurodollar Lending Office:

10 South LaSalle Street
22nd Floor
Chicago, Illinois  60603

Address for Notices:

The CIT Group/Business Credit, Inc.
10 South LaSalle Street
22nd Floor
Chicago, Illinois  60603
Attention:  Martha Gay
Facsimile:  (312) 443-0139





CONGRESS FINANCIAL
CORPORATION (CENTRAL)            Revolving Commitment       Term Loan Commitment
                                 --------------------       --------------------
                                    $21,667,000.00             $5,595,502.75

Domestic Lending Office:

150 South Wacker Drive
Suite 2200
Chicago, Illinois  60603

Eurodollar Lending Office:

150 South Wacker Drive
Suite 2200
Chicago, Illinois  60603

Address for Notices:

Congress Financial Corporation (Central)
150 South Wacker Drive
Suite 2200
Chicago, Illinois  60603
Attention:  Brett Mook
Facsimile:  (312) 332-0424





AMERICAN NATIONAL BANK AND
TRUST COMPANY OF CHICAGO         Revolving Commitment       Term Loan Commitment
                                 --------------------       --------------------
                                    $19,868,865.49             $5,131,134.51

Domestic Lending Office:

120 South LaSalle Street
Chicago, Illinois  60603

Eurodollar Lending Office:

120 South LaSalle Street
Chicago, Illinois  60603

Address for Notices:

American National Bank and Trust Company of Chicago
120 South LaSalle Street
Chicago, Illinois  60603
Attention:  Donna Evans
Facsimile:  (312) 661-6929

                                    Total Commitments:           $251,650,000.00


                                    EXHIBIT A
                                    ---------

                   FORM OF AMENDED AND RESTATED REVOLVING NOTE
                   -------------------------------------------


$___________

     FOR VALUE RECEIVED, the undersigned, WICKES INC., a Delaware corporation ("Borrower"), promises to pay to the order of [Payee Lender] (the "Lender") c/o FLEET RETAIL FINANCE INC, as Agent for the Lenders, 40 Broad Street, Boston, Massachusetts 02109, in lawful money of the United States of America and in immediately available funds, the principal amount of __________________ Dollars ($____________), or such lesser amount as may then constitute the unpaid aggregate principal amount of the Revolving Loans on the Expiration Date.

     Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rate specified in Article 5 of the Credit Agreement (as defined below).

     If any payment on this promissory note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     This promissory note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement, dated as of December 13, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the Lender, certain other financial institutions parties thereto, Fleet Retail Finance Inc. as agent ("Agent"), Fleet National Bank, as issuing bank, and Bank of America, N.A., as documentation agent, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides [after giving effect to the Assignment
                                           -------------------------------------
and Assumption  Agreement  executed by the Lender and [name of assigning Lender]
--------------------------------------------------------------------------------
as of date hereof]1 for the making of Revolving  Loans by the Lender to Borrower
-----------------
from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement which have not been waived in accordance with the terms of the Credit Agreement, the Agent shall, upon the written request of the Majority Lenders, and by delivery of written notice to Borrower from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this Note to enforce its claims against
Borrower: (a) declare all Obligations due hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 10.1(f) of the Credit Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender; (b) immediately terminate the Credit Agreement and the Commitments thereunder.

     This  promissory   note  is  secured  by  the  Collateral   Documents  [and
                                                                             ---
re-evidences the indebtedness outstanding on the date hereof with respect to the
--------------------------------------------------------------------------------
Revolving Loans which  indebtedness  has been assigned to the Lender pursuant to
--------------------------------------------------------------------------------
Section 11.6 of the Credit Agreement].2
------------------------------------

     Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                                   WICKES INC.


                                    By _________________________________

                                    Title ______________________________




603963.8

                                    EXHIBIT B
                                    ---------

                               FOR M OF TERM NOTE
                               ------------------


$____________

     FOR VALUE RECEIVED, the undersigned, WICKES INC., a Delaware corporation ("Borrower"), promises to pay to the order of______________ (the "Lender") c/o FLEET RETAIL FINANCE INC, as Agent for the Lenders, 40 Broad Street, Boston, Massachusetts 02109, in lawful money of the United States of America and in immediately available funds, the principal amount of __________________ Dollars ($____________), or such lesser amount as may then constitute the unpaid aggregate principal amount of the Term Loans on the Expiration Date.

         Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rate specified in Article 5 of the Credit Agreement (as defined below).

     If any payment on this promissory note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     This promissory note is one of the Term Notes referred to in the Amended and Restated Credit Agreement, dated as of December 13, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower, the Lender, certain other financial institutions parties thereto, Fleet Retail Finance Inc. as agent ("Agent"), Fleet National Bank, as issuing bank, and Bank of America, N.A., as documentation agent, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, provides for the making of Term Loans by the Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement which have not been waived in accordance with the terms of the Credit Agreement, the Agent shall, upon the written request of the Majority Lenders, and by delivery of written notice to Borrower from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, the Lender or any holder of this Note to enforce its claims against
Borrower: (a) declare all Obligations due hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 10.1(f) of the Credit Agreement, in which case all Obligations due hereunder shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender; (b) immediately terminate the Credit Agreement and the Commitments thereunder.

     This promissory note is secured by the Collateral Documents.

     Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                                   WICKES INC.


                                   By _________________________________

                                   Title ______________________________

                                    EXHIBIT C
                                    ---------

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

                            [Letterhead of Borrower]


                                                       -----------------, ------


Fleet Retail Finance Inc., as Agent
40 Broad Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

          I hereby certify to you as follows:

     (a) I am the duly elected [Title] of Wickes Inc., a Delaware corporation ("Borrower"). Capitalized but undefined terms used in this Certificate shall have the meanings assigned to them in the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 13, 2000 among the Borrower, the financial institutions parties thereto, Fleet Retail Finance Inc., as Agent, Fleet National Bank, as Issuing Bank, and Bank of America, N.A., as Documentation Agent.

     (b) I have reviewed the terms of the Credit Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower during the immediately preceding [year/quarter/month].

     (c) The review described in paragraph (b) above did not disclose the existence during or at the end of such [year/quarter/month], and I have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Attachment 1 to this Certificate.3

     (d) I certify that based on my review described in paragraph (b) above as of the end of such [year/quarter/month], (i) the Interest Coverage Ratio was _______ to _______, (ii) Consolidated Net Worth was $___________, and (iii) Capital Expenditures for the fiscal year to such date were $___________.

     (e) I further certify that, based on the review described in paragraph (b) above, neither the Borrower nor any of the Subsidiaries at any time during or at the end of such [year/quarter/month], except as specifically described in Attachment 2 to this Certificate4 did any of the following:

          (i) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Credit Agreement.

          (ii) Changed the location of its chief executive office, or changed the location of or disposed of any of its assets (other than as specifically permitted by the Credit Agreement to the sale of inventory in the ordinary course of its business), or established any new asset locations.

          (iii) Changed its capital structure.

          (iv) Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any material vendor or trade supplier to the Borrower during or at the end of such [year/quarter/month] decreased the terms upon which it supplies goods to the Borrower.

          (v) Permitted or suffered to exist any Liens or encumbrances on any of its properties, whether real or personal, other than as specifically permitted in the Credit Agreement.

          (vi) Received any notices of any kind from any federal, state or local agency, tribunal or other authority regulating or having responsibility for any environmental matters.

          (vii)Became aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of indebtedness for money borrowed by the Borrower or any of the Subsidiaries.

     THE FOREGOING CERTIFICATIONS are made and delivered this ____ day of ___________, ____.

                                   WICKES INC.


                                   By _________________________________

                                   Title ______________________________

                                    EXHIBIT D
                                    ---------

                       FORM OF BORROWING BASE CERTIFICATE
                       ----------------------------------

           OFFICER'S CERTIFICATE CERTIFYING BORROWING BASE CERTIFICATE
           -----------------------------------------------------------


     I, ______________________, in my capacity as ____________________ of WICKES
INC., a Delaware corporation (the "Borrower"), hereby certify in connection with the Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of December 13, 2000, among the Borrower, Fleet Retail Finance Inc.(the "Agent"), Bank of America, N.A., as documentation agent, the lenders party thereto and the Issuing Bank (as defined therein) that I am the duly elected _________________________ of the Borrower and that the information and each calculation set forth in the attached Borrowing Base Certificate are, to the best of my knowledge, true, correct and complete (subject to year-end audit adjustments) as of the date hereof and are calculated in accordance with the Credit Agreement. Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Credit Agreement.

Executed this ____ day of
________________, ____             WICKES INC.


                                   By _________________________________

                                   Title _______________________________

                                  WICKES, INC.
                           BORROWING BASE CERTIFICATE
                          AS OF _______________, _____



Accounts of the Borrower payable in Dollars, less the face amount of all returns, discounts, claims, credits, charges, or other allowances and less the aggregate amount of all reserves, limits and deductions provided elsewhere in the Credit Agreement
                                                                                $______________


Less:


(a)  Accounts  arising  out of  sales  made  by the  Borrower  to an  Affiliate;
                                                                                $_______________


(b)  Accounts  which are unpaid more than  thirty  (30) days after the  original payment  due date;  provided,  however,  that the  aggregate  amount of all
                         ---------  --------
     invoices  providing for payment in the second or third month  following the month of purchases  relating to such invoices that may constitute  Eligible
     Accounts Receivable shall not exceed twenty percent (20%) of total Eligible
     Accounts Receivable at any one time;  provided,  further,  that any Account
                                           ---------  --------
     that is unpaid more than one hundred  twenty (120) days  following the date of purchase shall in no event be an Eligible Accounts Receivable;

                                                                                $______________


(c)  Accounts  which are owing by an account  debtor (or any Affiliate  thereof)
     with respect to which twenty percent (20%) or more, in face amount,  of all
     Accounts  from such account  debtor (or any  Affiliate  thereof) are unpaid
     more  than  sixty   (60)  days  past  the   original   payment   due  date;
                                                                                $______________

(d)  Accounts for which the account  debtor is also a creditor of the  Borrower,
     (ii) the  account  debtor has  disputed  its  liability  on, or the account debtor  has made any claim  with  respect  to,  such  Account  or any other
     Account due from such account  debtor to the  Borrower,  which has not been resolved or (iii) Accounts which otherwise are or may become subject to any right of setoff by the account  debtor;  provided,  that any Account deemed
                                              --------
     ineligible  pursuant  to this  clause (d) shall only be  ineligible  to the extent of the amount owed by the Borrower to the account debtor, the amount of such dispute or claim, or the amount of such setoff, as applicable;

                                                                                $______________



(e)  Accounts for which the account  debtor has commenced a voluntary case under the federal  bankruptcy laws, as now constituted or hereafter  amended,  or made an assignment  for the benefit of creditors,  or a decree or order for relief has been  entered by a court  having  jurisdiction  over the account debtor in an  involuntary  case under the federal  bankruptcy  laws, as now
     constituted  or  hereafter   amended,   or  any  other  petition  or  other
     application for relief under the federal  bankruptcy laws has been filed by or against the account debtor, or Accounts for which the account debtor has filed a certificate of dissolution  under  applicable state law or shall be liquidated,  dissolved  or  wound-up,  or shall  authorize  or commence any action or proceeding for  dissolution,  winding-up or  liquidation,  or the account  debtor  has  failed,  suspended  business,  declared  itself to be insolvent,  is  generally  not paying  its debts as they  become due or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed  for it or for all or a  significant  portion  of its  assets  or affairs, unless the payment of Accounts from such account debtor is secured in a manner satisfactory to the Agent or, if the Accounts from such account debtor  arose  subsequent  to a decree or order for relief with  respect to such account debtor under the federal  bankruptcy laws, as now or hereafter in effect,  the Agent  shall have  determined  that the timely  payment and
     collection of such Accounts will not be impaired;                          $______________


(f)  Accounts  for  which  the  sale  is to an  account  debtor  outside  of the continental  United  States or Canada  (other than the Province of Quebec), unless the  account  debtor  thereon  has  supplied  the  Borrower  with an irrevocable  letter  of credit in form and  substance  satisfactory  to the
     Agent,  issued by a  financial  institution  satisfactory  to the Agent and which has been duly  transferred  to the Agent  (together  with  sufficient
     documentation to permit direct draws by the Agent);                        $______________


(g)  Accounts  for which the sale to the account  debtor is on a  bill-and-hold, guarantied sale, sale-and-return,  sale on approval or consignment basis or made pursuant to any other written  agreement  providing for  repurchase or
     return;                                                                    $______________


(h)  Accounts for which the Agent  determines in its Permitted  Discretion  that collection  of such  Accounts is uncertain or that such Accounts may not be paid  by  reason  of the  account  debtor's  financial  inability  to  pay;
                                                                                $______________


(i)  Accounts  for which the account  debtor is the United  States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Accounts to the Agent pursuant to the
     Assignment of Claims Act of 1940, as amended (31 U.S.C.  ss. 3727 et seq.);
                                                                                $______________


(j)  Accounts  for which the goods  giving rise to such  Accounts  have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such  Accounts  have not been  performed by the Borrower and accepted by the account debtor or the Account  otherwise does not represent
     a final sale;                                                              $______________


(k)  Accounts  that  do not  comply  with  any  applicable  legal  requirements, including,  where  applicable,  the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors
     of the Federal Reserve System, in each case as amended;                    $______________


(l)  Accounts  in which the  Agent  does not have a valid  and  perfected  first priority security interest or Accounts that do not otherwise conform to the representations  and  warranties  contained in the Credit  Agreement or the
     other Credit Documents;                                                    $_______________


(m)  Accounts subject to any security deposit, progress payment or other similar advance  made by or for  the  benefit  of the  applicable  account  debtor;
                                                                                $______________


(n)  the portion of any  Accounts  that are subject to any  retainage or similar amount that the account debtor may hold back or retain pending  approval of the  Borrower's  performance  or any other  contingency,  but solely to the
     extent of such portion;                                                    $_______________


(o)  the portion of any Accounts that consist of finance or delinquency charges,
     but solely to the extent of such portion;                                  $______________


(p)  Accounts subject to any reserve established by the Borrower,  but solely to
     the extent of such reserve                                                 $______________

Eligible Accounts Receivable                                                    $______________

                                                                                $===============




Inventory of the Borrower held for sale in the ordinary course (but not packing or shipping materials or maintenance supplies), valued at the lower of cost or market on a basis consistent with the Borrower's current and historical
accounting practice or as otherwise acceptable to the Agent                     $_______________

Less:

(a)  Inventory  not owned solely by the  Borrower or the Borrower  does not have
     good, valid and marketable title thereto;                                  $_______________

(b)  Inventory  not located on property  owned or leased by the Borrower or in a contract warehouse or other third party location, subject in each case to a
     Collateral   Access  Agreement   executed  by  the  lessor,   the  contract
     warehouseman  or the other third party,  as the case may be (together  with any related  filings or notices  required by the Agent),  and segregated or otherwise  separately  identifiable from goods of others, if any, stored on
     the premises;                                                              $_______________

(c)  Inventory  not subject to a perfected  first  priority Lien in favor of the
     Agent, except for Liens for unpaid rent or normal and customary warehousing and  common  carrier  charges  not more  than  thirty  (30)  days past due;
                                                                                $_______________

(d)  Inventory  not located in the  continental  United  States or Canada (other
     than Quebec);                                                              $_______________

(e)  Inventory  consisting  of goods  returned  or  rejected  by the  Borrower's customers  or goods in transit to third  parties  (other than to  warehouse
     sites covered by Collateral Access Agreements);                            $_______________

(f)  Inventory  consisting  of work in process  to the extent  that such work in
     process at any time exceeds $2,000,000;                                    $_______________

(g)  Inventory that is obsolete or slow moving, or does not otherwise conform to the  representations  and  warranties  contained  in the Credit  Documents;
                                                                                $_______________

(h)  Inventory held by the Borrower on consignment; or                          $_______________


(i)  Inventory  consisting  of tools or other  property held for rental to other
     Persons                                                                    $_______________

Eligible Inventory                                                              $===============



                                    EXHIBIT E
                                    ---------

                       FORM OF COLLATERAL ACCESS AGREEMENT
                       -----------------------------------

                            FLEET RETAIL FINANCE INC.
                                 40 Broad Street
                           Boston, Massachusetts 02109


To be delivered to the Landlord
signatory below

     Re: Financing of Wickes Inc.

Ladies and Gentlemen:

     We have been asked by Wickes Inc. (the "Company") to act as agent for a syndicate of lenders under certain revolving credit and term loan facilities provided to the Company. The revolving credit and term loan facilities are secured by certain assets of the Company, including the Company's Inventory (as defined below). We understand that the Company leases certain real property (the "Facility") from you pursuant to a lease agreement (the "Agreement"). The address of the Facility is:

                  ------------------------------------
                  ------------------------------------
                  ------------------------------------
                  ------------------------------------
                  ------------------------------------

     In connection with loans made or to be made to the Company, the lenders will be lending, in part, against the value of the Company's inventory (the "Company's Inventory"), including that portion of the Company's Inventory now or in the future located at the Facility. Therefore, we will be making customary Uniform Commercial Code filings on behalf of the lenders with respect to the Company's Inventory located at the Facility. In addition, we request your acknowledgment, and cooperation, for preserving and enforcing the lenders' security interests. In order to expedite the consummation of the proposed credit facilities, we would appreciate your signing and returning the enclosed copy of this letter to us, at the following address:

                  Fleet Retail Finance Inc.
                  40 Broad Street
                  Boston, Massachusetts 02109
                  Attention: Timothy Tobin
                  Telephone: (617) 434-4386

     By signing and returning the enclosed copy of this letter you confirm and acknowledge the following matters to us:

     1. You will allow us, or our auditors or our other designees, reasonable access to the Facility in order to inspect the Company's Inventory and verify the amount. In addition, if we elect to remove the Company's Inventory from the Facility ourselves, you will grant us access to the Facility at reasonable times to do so.

     2. In the event that the Company defaults in its obligations under the Agreement and/or you terminate the Agreement for any reason, including a default by the Company, you will notify us in writing of this fact prior to your retaking possession of the Facility and you will allow us to either (i) undertake to cure any and all defaults under the Agreement and assume the Company's obligations under the Agreement, or
          (ii) enter the facility in order to remove the Company's Inventory, provided that we pay you reasonable rent relating to the storage of the Company's Inventory at the Facility for the period from when we enter the Facility until we remove the Company's Inventory from the Facility. In any case, you confirm and acknowledge to us that you do not have any claim to or lien upon any of the Company's Inventory.

     We would appreciate your confirming to us your agreement to the foregoing provisions of this letter by signing and returning to us the enclosed additional copy of this letter to the address shown above.

                        [THIS SPACE INTENTIONALLY BLANK]

     Although the Company is not a party to this agreement, it has signed below to indicate its acknowledgment of and agreement to the provisions of this letter.

                                    Very truly yours,

                                    FLEET RETAIL FINANCE INC.
                                    as Agent


                                    By _________________________________

                                    Name _______________________________

                                    Title ______________________________


ACKNOWLEDGED AND AGREED:

[LANDLORD]


By _________________________________

Name _______________________________

Title ______________________________

Landlord Name: _____________________

Address: ___________________________


ACKNOWLEDGED AND AGREED:

WICKES INC.

By _________________________________

Name _______________________________

Title ______________________________

                                    EXHIBIT F
                                    ---------

                           FORM OF NOTICE OF BORROWING
                           ---------------------------


                                                        ------------------, ----


Fleet Retail Finance Inc., as Agent
40 Broad Street
Boston, Massachusetts 02109

Attention: Timothy Tobin

Ladies and Gentlemen:

     The undersigned, Wickes Inc., a Delaware corporation ("Borrower"), refers to the Amended and Restated Credit Agreement, dated as of December 13, 2000, among Borrower, certain financial institutions parties thereto, Fleet Retail Finance Inc. as agent, Fleet National Bank, as issuing bank, and Bank of America, N.A., as documentation agent (the "Credit Agreement"). Capitalized terms used herein shall have the meanings given in the Credit Agreement.

     The Borrower hereby gives you irrevocable notice of its request for a borrowing of a Revolving Loan under the Credit Agreement (the "Proposed Borrowing") as follows:

          (i) The requested date of the Proposed Borrowing is ___________, 200__.

          (ii) The Type of Loans comprising the Proposed Borrowing are:

                    Base Rate Loans in the amount of $______________; or

                    Eurodollar Rate Loans having an Interest Period of _______ months in the amount of $_____________.

          (iii) The account at which proceeds of the Proposed Borrowing are to be made available is as follows:

                           ------------------------------
                           ------------------------------
                           ------------------------------
                           ------------------------------
                           ------------------------------

     The undersigned hereby certifies that, except as described in Attachment I hereto in connection with a Proposed Borrowing of Agent Advances under Section 2.2(b)(ii), the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (A) the representations and warranties contained in the Credit Agreement and in each other document executed in connection therewith are true and correct in all material respects before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

     (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;

     (C) no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect;

     (D)  all of the other  conditions  to the Proposed  Borrowing  set forth in
          Article 5 of the Credit Agreement have been fulfilled; and

     (E) the Proposed Borrowing satisfies all limitations set forth in the Credit Agreement (including, without limitation, availability under the Borrowing Base).

     If notice of this Proposed Borrowing has been given previously by telephone, this notice should be considered a written confirmation.

                                   WICKES INC.


                                   By _________________________________

                                   Name _______________________________

                                   Title ______________________________

                                    EXHIBIT G
                                    ---------

                                     FORM OF
                                     -------
                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

     This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment and Assumption") is to be effectuated by the completion and execution of the Assignment Execution Form attached hereto. A copy of the terms of the Assignment and Assumption does not need to be physically attached to the Assignment Execution Form, but rather these terms are incorporated therein by reference. Terms defined in the Assignment Execution Form (or in the Credit Agreement described therein) are used herein as therein defined.

     The Assignor and the Assignee agree as follows:

     1.   Assignment; Effect of Certain Dates.
          ------------------------------------

     For value received, without recourse, representation or warranty (except as expressly set forth herein) the Assignor sells and assigns to the Assignee, and the Assignee purchases and assumes from the Assignor, all of the Assignor's right, title and interest in and to, and all of the Assignor's obligations with respect to, the Assigned Share under the Credit Agreement. On the date the Agent has confirmed by telecopy to the Assignor that the Agent has received a fully completed Assignment Execution Form signed by the Assignor and the Assignee (the "Contract Date"), the obligations of the Assignor and the Assignee hereunder shall be irrevocable as between themselves unless and until a party whose consent hereto is required by the Credit Agreement (a "Required Party") gives written notice (as provided in this paragraph) to the Assignor that such Required Party's consent will not be given. Upon its receipt of a fully completed Assignment Execution Form signed by the Assignor and the Assignee, the Agent will send a copy of such Assignment Execution Form to each Required Party, and will request each Required Party either (i) to execute the Assignment Execution Form and redeliver it to the Agent or (ii) to notify the Agent in writing that it will not execute the Assignment Execution Form, in either case prior to 12:00 noon (Boston time) on the Business Day which is two (2) Business Days prior to the Settlement Date (as defined in Section 9 hereof). Any Required Party which has not delivered to the Agent an executed Assignment Execution Form by such time will be deemed not to have consented to the Assignment Execution Form and this Assignment and Assumption will thereupon be null and void; in addition, the Agent will promptly notify the Assignor and the Assignee if it has received a notice from a Required Party that such Required Party's consent will not be given, and this Assignment and Assumption will thereafter be null and void. Once a Required Party has evidenced its consent by delivery to the Agent of its executed Assignment Execution Form, such consent may not be withdrawn, and upon execution and delivery by all Required Parties, it is irrevocably agreed that this Assignment and Assumption will become effective on the Settlement Date and the Agent will change its books and records to reflect this Assignment and Assumption. No (i) failure of any party to settle on the Settlement Date any amount owed hereunder, (ii) dispute respecting settlement, or (iii) bankruptcy, insolvency or other condition whatsoever respecting any person shall in any way impair, reduce or otherwise affect the transfer of the Assigned Share to the Assignee, and the release of the Assignor, as contemplated by this Assignment and Assumption.

     2.   Rights and Obligations of Assignee; Release of Assignor.
          --------------------------------------------------------


     From and after the Settlement Date, the Assignee shall be entitled to all rights, powers and privileges of, and shall perform all of the duties and obligations of, the Assignor under the Credit Agreement and all related documents, to the extent of the Assigned Share, including without limitation (i) the right to receive all payments in respect of the Assigned Share which are unpaid on the Settlement Date or become payable from and after the Settlement Date, whether on account of principal, interest, fees, indemnities, increased costs, additional amounts or otherwise, (ii) the right to vote and to instruct the Agent under the Credit Agreement to the extent of the Assigned Share, (iii) the right to set off and to appropriate and apply deposits of the Borrower (and any other obligor) as set forth in the Credit Agreement or any related document,
(iv) the right to receive notices, requests, demands and other communications from the Agent, the Borrower and/or any other party required to give notices, requests, demands or other communications, (v) the obligation to fund all payments required to be made by a lender holding the Assigned Share [and (vi)
                                                                        -------
the  obligation  to  provide  to the Agent any  withholding  tax forms and other
--------------------------------------------------------------------------------
information  prescribed  by the Internal  Revenue  Service of the United  States
--------------------------------------------------------------------------------
certifying as to the  Assignee's  status for purposes of  determining  exemption
--------------------------------------------------------------------------------
from United States  withholding taxes with respect to all payments to be made to
--------------------------------------------------------------------------------
the Assignee under the Credit Agreement or such other documents as are necessary
--------------------------------------------------------------------------------
to indicate  that all such  payments are subject to such rates at a rate reduced
--------------------------------------------------------------------------------
by an  applicable  tax  treaty.]5  The Assignor will deliver to the Assignee any
-------------------------------
notice of borrowing received by the Assignor on or after the Contract Date but before the Settlement Date if the borrowing date specified in such notice is on or after the Settlement Date. From and after the Settlement Date, the Assignor shall be released from all duties and obligations under the Credit Agreement and all related documents to the extent of the Assigned Share.

     3.   Representations and Warranties of Assignor.
          -------------------------------------------


     The Assignor (a) represents and warrants that it is the legal and beneficial owner of the Assigned Share, and that such Assigned Share is free and clear of any adverse claim; and (b) except for the representations and warranties in subclause (a) above and in Section 4 below, makes no representation or warranty and assumes no responsibility whatsoever regarding the assignment affected hereby, including, without limitation, with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, or the financial condition of the Borrower, any guarantor or any other person, or the performance or observance by the Borrower or any guarantor or any other party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     4.   Mutual Representations and Warranties.
          --------------------------------------



     Each of the Assignor and the Assignee represents and warrants to the other party as of the Contract Date and the Settlement Date as follows:

          (a) it is duly organized and validly existing and has full power and authority, and has taken or will take all action necessary, to execute and deliver the Assignment Execution Form and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Assumption;

          (b) the making and performance by it of this Assignment and Assumption do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it; provided that neither party makes any representation or warranty respecting the Securities Act of 1933, as amended;

          (c) the Assignment Execution Form has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and (ii) general equitable principles; and

          (d) all approvals, authorizations or other actions by, or filings with, any governmental authority, if any, necessary for the validity or enforceability of its obligations under this Assignment and Assumption have been obtained or taken, as the case may be.

     5.   Representations and Warranties of Assignee.
          -------------------------------------------


          (a) The Assignee (i) confirms that it has received a copy of the Credit Agreement, any amendments or waivers thereto and other instruments or documents furnished pursuant thereto, and any related documents, which have in each case been requested by it, together with copies of any financial statements requested by it, and that it has, independently and without reliance on the Assignor, the Agent or any other lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and any other instruments or documents furnished pursuant thereto, and any related documents; (iii) represents that it is eligible to become an assignee of the Assigned Share pursuant to the terms, if any, of the Credit Agreement which limit assignees to persons having specified characteristics or falling within certain classes; and (iv) appoints the Agent to act in the capacity set forth in the Credit Agreement.

          (b) If the Assignee is a person subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Assignee represents and warrants that the execution, delivery and performance of this Assignment and Assumption, and the purchase of the Assigned Share, will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), other than a prohibited transaction which is covered by a currently effective class exemption granted by the U.S. Department of Labor pursuant to Section 408(a) of ERISA and
               Section 4975(c)(2) of the Code.

     6.   Single Net Payment.
          -------------------

     Unless the Assignor and Assignee agree otherwise, on the Settlement Date a single, net, final payment shall be made, which shall be in an amount mutually agreed upon by the Assignor and the Assignee, taking into account the then outstanding principal amount, if any, of the Assigned Share, any fees payable to or by the Assignee, and all accrued fees, interest and other amounts payable under the Credit Agreement or any related documents.

     7.   Governing Law.
          --------------

     THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     8.   Counterparts; Amendments; Binding Effect.
          -----------------------------------------


     The Assignment Execution Form may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The terms hereof may not be amended or modified except in a writing executed by the Assignor, the Assignee and, in the case of any change other than a change in the Settlement Date, all Required Parties. Any change in the Settlement Date to an earlier date than that specified on the Assignment Execution Form shall require the consent of the Agent and any Required Party. The terms hereof shall bind and inure to the benefit of and be enforceable by the parties executing (or deemed to have consented to) the Assignment Execution Form and their respective successors and permitted assigns.

     9.   Schedule of Dates.
          -----------------

     Unless otherwise agreed to by the parties and specified on the Assignment Execution Form, the following schedule will apply, as appropriate:


                                            Consent of Borrower                         Consent of Agent
                                       and/or Other Parties Required                      Only Required
                                       -----------------------------                      -------------

Contract Date                   Date Agent acknowledges receipt (by facsimile   Date Agent acknowledges receipt (by
                                transmission) of executed  Assignment Form by   facsimile transmission) of executed
                                both Assignor and Assignee                      Assignment Execution Form by both
                                                                                Assignor and Assignee


Settlement Date                 5 Business Days after Contract Date             3 Business Days after Contract Date


     10.  Waiver of Jury Trial.
          ---------------------

     THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ASSUMPTION, OR THE ACTIONS OF EITHER OF THEM IN THE PERFORMANCE OR ENFORCEMENT THEREOF.

     11. Effectiveness of Notices.
         -------------------------

     Notices required to be given and other documents required to be delivered pursuant to the terms hereof shall be deemed given or delivered when actually received unless sent by facsimile transmission, in which case such notice or other document shall be deemed given or delivered when sent (as established by sender's facsimile transmission machine printout or similar mechanical record).

                       [ASSIGNMENT EXECUTION FORM FOLLOWS]

                            ASSIGNMENT EXECUTION FORM
                            -------------------------

     This Assignment Execution Form incorporates by reference all of the terms and conditions of the Assignment and Assumption Agreement which is attached as an Exhibit to the Credit Agreement described below. By executing this Assignment Execution Form, and pursuant to the terms of such Assignment and Assumption Agreement, the Assignor sells and assigns to the Assignee, and the Assignee purchases and assumes from the Assignor, in each case without recourse, representation or warranty (except as set forth in the Assignment and Assumption Agreement), all of the Assignor's right, title and interest in and to, and all of the Assignor's obligations with respect to, the Assigned Share (as calculated herein), and the Assignor is released from such obligations. The terms of the Assignment and Assumption Agreement do not need to be physically attached to this Assignment Execution Form.

          1.   Credit Agreement:

               Title:                    Amended and Restated Credit Agreement
               Date:                     December 13, 2000
               Name of Borrower:         Wickes Inc.
               Name of Agent:            Fleet Retail Finance Inc.

          2.   Name of Assignor:

          3.   Name and Notice Address/Facsimile of Assignee:

          4.   Contract Date:  ________________,  ____.  _______________ Agent's
               Confirmation of Receipt.

     (The Agent must enter the date of delivery to it of this Assignment Execution Form, executed by Assignor and Assignee, and MUST INITIAL AND RETURN A COPY OF THIS PAGE TO ASSIGNOR.)

          5.   Settlement Date: ________________, ____.

     (Select the date payment is to be made; unless a different date is written here, the Settlement Date will be 3 Business Days (5 Business Days if Borrower and/or other parties' consent is required) after the Contract Date.) The Settlement Date may not be earlier than the date specified in the preceding sentence unless the Required Parties and the Agent consent in writing to such earlier date.)

                                   Schedule I
                                   ----------
                             Attached to Assignment
                             ----------------------
                             Execution Form executed
                             -----------------------
                     by _______________________, as Assignor
                   and __________________________, as Assignee



Percentage of Total Commitment (including both Revolving Commitment and Term             _____%
Loan Commitment) to be assumed by Assignee (the "Assigned Share")

Principal Amount to be paid for Assigned Share                                      $______________

[Portion of Interest to be retained by Assignor                                               _____ of 1% per annum]

[Portion of _________________ Fee to be retained by Assignor                                  _____ of 1% per annum]

[Upfront Fee to be paid to Assignee                                                 $_______________]

Processing and Recordation Fee to be paid by Assignee                               $_______________

     Any portion of interest or fees retained by the Assignor will be payable by the Assignee to the Assignor on the day on which the applicable interest and fees are paid under the Credit Agreement. The Assignee shall not be relieved of its obligation to pay such amounts if the Assignee transfers the Assigned Share to another party unless the Assignor executes an agreement specifically releasing the Assignee from its obligations hereunder.

                                    ASSIGNOR:


                                   By _________________________________

                                   Name _______________________________

                                   Title ______________________________


                                    ASSIGNEE:


                                   By _________________________________

                                   Name _______________________________

                                   Title ______________________________

Consent of Borrower (if required)

WICKES INC.



By _________________________________

Name _______________________________

Title ________________________________

                                    EXHIBIT H
                                    ---------

                         FORM OF NOTICE OF CONTINUATION
                         ------------------------------


                                                        ------------------, ----


Fleet Retail Finance Inc., as Agent
40 Broad Street
Boston, Massachusetts 02109

Attention: Timothy Tobin

Ladies and Gentlemen:

     The undersigned, Wickes Inc., a Delaware corporation ("Borrower"), refers to the Amended and Restated Credit Agreement, dated as of December 13, 2000, among Borrower, certain financial institutions parties thereto, Fleet Retail Finance Inc., as agent, Fleet National Bank, as issuing bank, and Bank of America, N.A., as documentation agent (the "Credit Agreement"). Capitalized terms used herein shall have the meanings given in the Credit Agreement.

     The Borrower hereby gives you irrevocable notice that it requests a Continuation of Eurodollar Rate Loans under the Credit Agreement (the "Proposed Continuation") as follows:

          (i) The amount of Eurodollar Rate Loans, the last day of each current Interest Period and proposed new Interest Period for each Eurodollar Rate Loan covered by this request are as follows:

                                            Date of Proposed       Proposed New
Revolving or Term Loan     Amount of Loan     Continuation       Interest Period
----------------------     --------------     ------------       ---------------


          (ii) The aggregate amount of Eurodollar Rate Loans subject to such Continuation is $_______________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Continuation:

     (A) the representations and warranties contained in the Credit Agreement and in each other document executed in connection therewith are true and correct in all material respects before and after giving effect to the Proposed Continuation, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

     (B) no event has occurred and is continuing, or would result from such Proposed Continuation, which constitutes a Default or an Event of Default;

     (C) no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect; and

     (D)  the Proposed Continuation satisfies all conditions and limitations set
          forth  in  the  Credit  Agreement   (including,   without  limitation,
          availability under the Borrowing Base).

     If notice of this Proposed Continuation has been given previously by telephone, then this notice should be considered a written confirmation.

                                   WICKES INC.


                                   By _________________________________

                                   Name _______________________________

                                   Title ______________________________

                                    EXHIBIT I
                                    ---------

                          FORM OF NOTICE OF CONVERSION
                          ----------------------------


                                                       ------------------, ----


Fleet Retail Finance, Inc., as Agent
40 Broad Street
Boston, Massachusetts 02109

Attention: Timothy Tobin

Ladies and Gentlemen:

     The undersigned, Wickes Inc., a Delaware corporation ("Borrower"), refers to the Amended and Restated Credit Agreement, dated as of December 13, 2000, among Borrower, certain financial institutions parties thereto, Fleet Retail Finance Inc., as agent, Fleet National Bank, as issuing bank, and Bank of America, N.A., as documentation agent (the "Credit Agreement"). Capitalized terms used herein shall have the meanings given such terms in the Credit Agreement.

     The Borrower hereby gives you irrevocable notice that it requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement (a "Proposed Conversion") as follows:

     Conversion of Eurodollar Rate Loans to Base Rate Loans
     ------------------------------------------------------

     The amount of Loans and the last day of the current Interest Period for Eurodollar Rate Loans for which Borrower requests Conversion to Base Rate Loans are as follows:

     Revolving or Term Loan    Amount of Loan     End of Current Interest Period
     ----------------------    --------------     ------------------------------


     Conversion of Base Rate Loans to Eurodollar Rate Loans
     ------------------------------------------------------

     The amount of Loans, the date of the Proposed Conversion, and the proposed Interest Period for each Base Rate Loan for which the Borrower requests Conversion to a Eurodollar Rate Loan are as follows:

Revolving or Term Loan  Amount of Loan  Date of Proposed  Conversion  Proposed
----------------------  --------------  ----------------------------  ---------
New Interest Period
-------------------


     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (A) the representations and warranties contained in the Credit Agreement and in each other document executed in connection therewith are true and correct in all material respects before and after giving effect to the Proposed Conversion, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

     (B) no event has occurred and is continuing, or would result from such Proposed Conversion, which constitutes a Default or an Event of Default; and

     (C) no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect;

     (D) the Proposed Conversion satisfies all conditions and limitations set forth in the Credit Agreement.

     If notice of this Proposed Conversion has been given previously by telephone, then this notice should be considered a written confirmation.

                                   WICKES INC.


                                   By _________________________________

                                   Name _______________________________

                                   Title ______________________________

                                    EXHIBIT J
                                    ---------

                               AUTHORIZED OFFICERS
                               -------------------

     Reference is made to the Amended and Restated Credit Agreement dated as of December 13, 2000 among Wickes Inc., certain financial institutions parties thereto, Fleet Retail Finance Inc., as agent, Fleet National Bank, as issuing bank, and Bank of America, N.A., as documentation agent, (the "Credit Agreement").

     The following is a list of officers of Wickes Inc. that are authorized to request Revolving Loans under the Credit Agreement, together with a specimen signature of each such officer:

                  Name                   Signature                 Title
                  ----                   ---------                 -----

                  James A. Hopwood                          President - Finance
                  David T. Krawczyk                         President
                  Darold Weidman                            Assistant Secretary

                                                            Very truly yours,

                                   WICKES INC.


                                   By _________________________________

                                   Name _______________________________

                                   Title ______________________________

                                    EXHIBIT K
                                    ---------

                            BLOCKED ACCOUNT AGREEMENT
                            -------------------------


                                  See Attached

                                    EXHIBIT L
                                    ---------

                         CONCENTRATION ACCOUNT AGREEMENT
                         -------------------------------

                                  See Attached

                                   SCHEDULE A
                                   ----------

                             Closing Documents List
                             ----------------------


                                  See Attached

                                   SCHEDULE B
                                   ----------

                               Disclosure Schedule
                               -------------------


                                  See Attached







603963.8

--------
1 To be used for replacement Revolving Notes.
2 To be used for replacement Revolving Notes.
3 Attachment 1 must describe in detail the nature of the condition or event, the period during which it has existed and the action the Borrower proposes to take or has taken with respect thereto.
4 Attachment 2 must describe in detail theexceptions, if any, to the statements contained in paragraphs (e)(i) through (e)(vii) of the Certificate.
5 If the Assignee is organized under the laws of a jurisdiction outside the US